Exhibit 4.11

EXECUTION VERSION

Crucell N.V.
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission.
Confidential Portions denoted by [***]

COLLABORATION AGREEMENT

This Collaboration Agreement is made and entered into as of April 30,  2001 by and among Chiron Behring GmbH & Co, a company incorporated in Germany, with offices at Emil von Behring Strasse 76, 35041 Marburg, Germany (“Chiron Behring”), Chiron S.p.A., a company incorporated in Italy, with offices at Via Fiorentina 1, 53100 Siena, Italy (“Chiron S.p.A.”, and together with Chiron Behring GmbH & Co, “Chiron”), Rhein Biotech N.V., a company incorporated in the Netherlands, with offices at Gaetano Martinolaan 95, 6229 GS Maastricht, The Netherlands (“Rhein Biotech”), and GreenCross Vaccine Corporation, a company incorporated in the Republic of Korea, with offices at 303 Bojung-Ri, Koosung-Eup, Yongin 449-770, Republic of Korea (“GCVC”, and together with Rhein Biotech, “Rhein Biotech and GCVC”).

RECITALS

A.   WHEREAS, Chiron and Rhein Biotech each has developed expertise in the fields of vaccine research, development and manufacturing.

B.   WHEREAS, Chiron and Rhein Biotech entered into a Letter of Intent dated as of December 1, 2000 (the “Letter of Intent”) with respect to their intent to co-develop and manufacture one or more new pentavalent combination vaccines for pediatric use.

C.   WHEREAS, Chiron, Rhein Biotech and GCVC entered into a Materials Transfer Agreement effective as of December 11, 2000 (the “Materials Transfer Agreement”) with respect to their respective rights and obligations in connection with any materials transferred in connection with the project contemplated by the Letter of Intent.

D.   WHEREAS, Chiron, Rhein Biotech and GCVC wish to collaborate on the research, development, manufacturing and commercialization of one or more new pentavalent combination vaccines for pediatric use on the terms and conditions set forth herein with a view to reducing duplicative, unnecessary costs, exchanging ideas and developing resulting products and technologies more rapidly than would otherwise be the case.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, Chiron and Rhein Biotech and GCVC agree as follows.

ARTICLE I
DEFINITIONS

1.1         Definitions. For the purposes ofthis Collaboration Agreement, capitalized terms used herein but not defined herein shall have the meaning ascribed to them in Schedule A attached hereto.

1.2         Rules of Interpretation. For the purposes ofthis Collaboration Agreement the following rules of interpretation shall apply:

(a)          The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.

(b)          The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Collaboration Agreement to such person or persons or circumstances as the context otherwise permits.

(c)          Whenever a provision of this Collaboration Agreement requires an approval or consent by a Party to this Collaboration Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent.

(d)          Whenever any payment is to be made or action to be taken under this Collaboration Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day in the jurisdiction of the Party to make such payment or do such act.

(e)          In the event of any conflict between this Collaboration Agreement and any schedule hereto, this Collaboration Agreement shall prevail.

ARTICLE 2
COLLABORATION

2.1      Collaboration. Chiron, Rhein Biotech and GCVC shall establish a collaboration in the Field (the “Collaboration”) subject to the terms and conditions set forth in this Collaboration Agreement. The Parties shall collaborate on research, development and commercialization of the Whole Cell Product and, subject to the terms of Section 2.5, of the Acellular Product, all as more fully set forth in this Collaboration Agreement.

2.2      Annual Plan and Budget for 2001. Attached as Schedule I hereto is the Annual Plan and Budget for the year 2001, which shall be deemed to have been approved by the Parties.

2.3      Level of Effort. Each Party shall use commercially reasonable efforts to perform the duties and obligations assigned to it under this Collaboration Agreement and the Annual Plans and Budgets and shall employ at least the level of effort and care that such Party would use in performing similar activities in connection with its own internal projects with comparable risk/reward profiles.

2.4      Commitment to Annual Plan and Budget. Each Party shall use and shall cause its Affiliates to use all reasonable efforts to conduct its activities in accordance with and within the parameters set by the Annual Plan and Budget, including without limitation, making all investment in the Collaboration necessary and in accordance with the Investment Plan attached as Schedule L and the timelines for the Collaboration set forth in each Annual Plan and Budget and the Collaboration and Development Plan in order to meet the levels of production of the Product set forth in each Annual Plan and Budget.

2.5      Acellular Product. The Parties agree that they shall collaborate exclusively for a period of twelve months from the Effective Date to evaluate alternatives for implementation of the Collaboration with respect to the Acellular Product. The provisions in the Collaboration and Development Plan with respect to the Acellular Product shall be used as a basis for such evaluation. If either Party, in its sole discretion, determines during such twelve month evaluation that the Collaboration with respect to the Acelluar Product should not proceed, such Party shall notify the other Party in writing of such determination and the Collaboration with respect to the Acellular Product shall be terminated with immediate effect. For the avoidance of doubt, all R & D Expenses incurred by either Party prior to any such termination of the Collaboration with respect to the Acellular Product shall be shared by the Parties in accordance with the terms of Section 6.2.

ARTICLE 3
MANAGEMENT

3.1         Steering Committeem The Parties shall establish a Steering Committee. The Steering Committee will be comprised of four members, of which two members shall be appointed by Chiron and two members shall be appointed by Rhein Biotech and GCVC. Either Party, in its sole discretion, may from time to time remove one or more of its appointees from the Steering Committee and appoint new members with appropriate expertise in their place.

3.2         Functions. In addition to other functions which may be performed by the Steering Committee from time to time, the Steering Committee shall

(a)          direct the preparation of and approve annually no later than November 30 of each year an Annual Plan and Budget for the following calendar year. In approving the Annual Plan and Budget, the Steering Committee shall be presented information by the Parties in reasonable detail in the following areas: (i) the proposed schedule of commercial launch of the Product for the distribution channels of the Parties in their respective Territories; (ii) the anticipated sales targets for the Product for the distribution channels of the Parties in their respective Territories; (iii) the anticipated COGs, (iv) the proposed Schedule G to the Supply and Manufacturing Agreement and the Bulk Supply Agreement; (v) the anticipated capital expenditure of each Party; (vi) the R & D Expenses; and (vii) other pre-commercialization expenses for such year. The Annual Plan and Budget shall be submitted to the Steering Committee at least three months prior to the start of the calendar year to which it applies, provided, however, that in the event the Annual Plan and Budget shall not have been approved for any calendar year, (x) the provisions of the Collaboration and Development Plan for such year and (y) the expenditure levels in the Annual Plan and Budget for the previous year shall continue to apply until such Annual Plan and Budget has been approved. For the avoidance of doubt, the Parties agree that any failure by the Steering Committee to approve any Annual Plan and Budget shall not result in any interruption of or delay in the work of the Collaboration;

(b)          monitor and review the progress and results of the Collaboration and performance as against the Collaboration and Development Plan and the relevant Annual Plan and Budget;

(c)          from time to time, approve modifications or amendments to the Collaboration and Development Plan or the then-current year’s Annual Plan and Budget as appropriate in the light of the Collaboration’s progress and results, including, without limitation, any expenditure not included within the then-current year’s Annual Plan and Budget;

(d)          establish annually the amount allocable to each FTE for each Party, including all associated costs, such as salaries, benefits, lab materials and supplies, non-capitalized equipment, depreciation, repair and maintenance and other ordinary direct expenses related to research and development activities.

(e)          consider and determine whether and when to initiate clinical studies of the Product in humans;

(f)           consider and determine whether it is necessary or appropriate for the Parties to obtain access to intellectual property or technologies Controlled by Third Parties and, if so, review and approve the terms of any proposed license or similar agreement;

(g)          consider and determine whether it is appropriate to grant to Third Parties any licenses or other rights with respect to Collaboration Technology;

(h)          review and approve the publication of any Collaboration Technology;

(i)           consider and determine a patent strategy for Collaboration Technology;

(j)           ingeneral, to direct the research, development and commercialization of the Product in accordance with the terms and conditions of this Collaboration Agreement;

(k)          consider any decisions required to be taken pursuant to the terms of Schedule G to the Bulk Supply Agreement and the Supply and Manufacturing Agreement; and

(1)          review on a regular basis the overall pricing policy applied by both Parties.

3.3         Subcommittees. The Steering Committee may from time to time establish, and delegate certain of its responsibilities to, one or more subcommittees (including, without limitation, a development committee, a scientific subcommittee, a finance subcommittee, and a marketing subcomunittee). Each such subcommittee shall be comprised of an equal number of representatives from Chiron on the one hand and Rhein Biotech and GCVC on the other hand. Either Party, in its sole discretion, may from time to time remove one or more of its appointees from any such subcommittee and appoint new members with appropriate expertise in their place.

3.4         Meetings. The Steering Committee shall meet at least once every six months, and each standing subcommittee shall meet at least once each calendar quarter at alternatively Rhein Biotech and GCVC’s and Chiron’s facilities or another location mutually agreed upon by the members of such committee. These meetings may be waived or held by telephone or videoconference if agreed by all members of such committee. The Steering Committee and each subcommittee may take action only by the unanimous consent of the Parties (all the members of each committee appointed by one Party collectively representing one voting right). The Steering Committee shall be chaired by a representative from Chiron, on the one hand, and a representative from Rhein Biotech and GCVC, on the other hand, in alternating periods of six months. The chairman of the Steering Committee shall prepare the agenda and subsequently prepare and circulate minutes of the meetings within 30 days after each meeting, which shall be approved and signed by each Party. Chiron shall provide the initial chairman of the Steering Committee.

3.5         Failure to Reach Consensus. in the event a matter remains unresolved after consideration by a subcommittee, it shall be submitted for resolution by the Steering Committee. In the event a matter remains unresolved after consideration by the Steering Committee, it shall be submitted for resolution by the Chief Executive Officers of Chiron, on the one hand, and Rhein Biotech and GCVC, on the other hand. Each Party shall provide to the other Party a brief and concise statement of the its position and the Chief Executive Officers shall meet and confer to resolve the matter.

3.6         No Amendments or Waivers. For the avoidance ofdoubt: except as expressly set forth herein, neither the Steering Committee nor any subcommittee shall be authorized to amend or waive any provision of this Collaboration Agreement. Any such amendment or waiver shall be in writing as formal as this Collaboration Agreement and shall be signed by a duly authorized executive officer of each Party.

ARTICLE 4
RESEARCH AND DEVELOPMENT

4.1         Research and Development. The Parties jointly shall conduct all the development activities of the Collaboration, as more fully set forth in the-Collaboration and Development Plan and the applicable Annual Plan and Budget.

4.2         R & D Expenses. R & D Expenses shall be comprised of the following categories which shall be determined on a cost per FTE basis: (a) research services; (b) preclinical and clinical development; (c) costs and expenses associated with regulatory filings and approvals and the maintenance of such approvals for the initial registration of the Product in Korea; (d) and other fully burdened, fairly allocable costs in direct support of other functions related to such research and development services. R & D Expenses shall be calculated as follows: (i) for each FTE participating in research and development activities on behalf ofeach Party, the approved FTE amount shall be multiplied by the amount oftime of such FTE participation; (ii) to such FTE calculated amount shall be added the actual, direct expenses incurred by each Party supported by external invoices for items which are specifically required for research and development activities and which are in addition to the FTE amount, including, without limitation, payment for activities conducted by third parties, such as clinical trials. All manufacturing costs, such as the costs of producing clinical lots, incurred prior to commercialization shall be shared by the Parties in accordance with the terms of Section 6.2 and reimbursed on a period basis prior to commercialization; and (iii) all other costs (other than capital costs but including depreciation on such capital expenditures) shall be reimbursed on a period basis. Each Party shall use all reasonable efforts to include such costs in the Annual Plan and Budget. In no event shall the Allowable Expenses for research and development exceed by [***] the Annual Plan and Budget. Moreover, the Parties agree that the initial estimate of the expected lifetime development costs of the Collaboration will be in the range of [***] United States Dollars to [***] United States Dollars, generally in accordance with the terms of Schedule H. which amount shall not be exceeded by more than ten percent (10%) without prior approval of the Steering Committee.

4.3         Product Registrations. Subject to the terms of Section 3.2 (Functions), each Party shall prepare, file and control all IND’s and BLA’s in its respective sales and marketing Territory. Each Party shall consult with, and provide all reasonable assistance to the other with respect to such filings. Each Party shall be permitted to attend all meetings with the Regulatory Agencies relating to such filings. Each Party shall hold all Marketing Authorizations in its respective sales and marketing Territory in its name on behalf of the Collaboration, unless otherwise required by law.

4.4         Manufacture of R&D Supplies. Subject to the terms of Section 3.2 (Functions),the manufacture of all supplies of the Product required for research anddevelopment purposes shall be as provided for in the Collaboration andDevelopment Plan.

ARTICLE 5
COMMERCIALIZATION

5.1         Marketing and Sales. Subject to the terms of Section 6.4 (Commercialization), each Party shall have exclusive rights to market and sell the Product on behalf of the Parties in its respective sales and marketing Territory as follows:

(a)           the Rhein Biotech and GCVC territory shall be (i) with respect to the Whole Cell Product, supranational institutions, such as WHO, PAHO, GAVI and UNICEF, worldwide (the “Rhein Biotech and GCVC Whole Cell Product Territory”); and (ii) with respect to the Acellular Product, if any, North Korea and South Korea (the “Rhein Biotech and GCVC Acellular Product Territory”)(the Rhein Biotech and GCVC Whole Cell Product Territory and the Rhein Biotech and GCVC Acellular Product Territory herein jointly referred to as the “Rhein Biotech and GCVC Territory”); and

(b)           the Chiron territory shall be (i) with respect to the Whole Cell Product, the private market worldwide and public markets worldwide excluding the Rhein Biotech and GCVC Whole Cell Product Territory (the “Chiron Whole Cell Product Territory”); and (ii) with respect to the Acellular Product, if any, all markets worldwide excluding the Rhein Biotech and GCVC Acellular Product Territory (the “Chiron Acellular Product Teritory”)(the Chiron Whole Cell Product  Territory and the Chiron Acellular Product Territory herein jointly referred to as  the “Chiron Territory”);

provided, however, that (i) neither the Rhein Biotech and GCVC Territory nor the  Chiron Territory shall include India or Indonesia, (ii) the Territory shall include  only countries and markets in which it is in accordance with applicable law to sell  the Product, and (iii) subject to the prior written approval of the Steering Committee, either Rhein Biotech and GCVC or Chiron shall be permitted to sell  the Product in the other Party’s Territory in a market in which such other Party is  not selling the Product.

5.2         Manufacture. Rhein Biotech and GCVC shall manufacture, or subject to the approval of the Steering Committee, procure the manufacture of, all of the Parties’ requirements for the Product as follows:

(a)           in accordance with the terms of the Bulk Supply Agreement with respect to Product for sale in the Rhein Biotech and GCVC Territory; and

(b)           in accordance with the terms of the Supply and Manufacturing Agreement with respect to Product for sale in the Chiron Territory.

5.3         Transfer Price. The Transfer Price with respect to the Product shall be calculated in accordance with Schedule G to the Supply and Manufacturing Agreement and the Bulk Supply Agreement.

5.4         Inspection. From time to time, upon at least fifteen days’ prior written notice and during normal business hours, either Party and its representatives may inspect the other Party’s facilities used in connection with the Collaboration (including, without limitation, facilities used in connection with the manufacture and storage of the Product, Chiron Materials, Rhein Biotech and GCVC Materials or Collaboration Materials) for the sole purpose of making quality control inspections of such facilities. The inspection shall be limited to the activities related to the Collaboration and shall not exceed fourteen days. The inspecting Party shall comply with the visited Party’s security and other facility access procedures. The visited Party in its discretion may require that the inspecting Party’s representatives be accompanied at all times by one or more representatives of the visited Party. Access to areas not used in connection with the Collaboration shall not be required. All information provided to the visiting Party and its representatives during any such inspection, whether written or oral, shall be deemed Confidential Information and is subject to the confidentiality provisions of Article 10. For up to two such inspections by each Party per year, each Party shall bear its own costs, thereafter, the inspecting Party shall bear the costs of any such inspection.

5.5         Contract Requirements. Chiron and Rhein Biotech and GCVC each shall be obligated to provide the Chiron Materials and the Rhein Biotech and GCVC Materials, respectively, in sufficient quantities to fuilfill the Minimum Contract Requirements set forth in the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

ARTICLE 6
PAYMENTS

6.1      Upfront Payments. Neither Party shall be obligated to pay any upfront payments to the other Party.

6.2      R&D Cost-sharing Prior to Commercialization.

(a)      Rhein Biotech and GCVC and Chiron shall share all R&D Expenses incurred in connection their activities under this Collaboration Agreement as follows:

(i)        Rhein Biotech and GCVC shall pay [***] and Chiron shall pay [***] of the R&D Expenses incurred on or after December 1, 2000 for the Collaboration with respect to the Whole Cell Product; and

(ii)       Rhein Biotech and GCVC shall pay [***] and Chiron shall pay [***] of the R&D Expenses incurred for the Collaboration with respect to the Acellular Product, if any.

(b)      The agreed accounting methodologies for determining R&D Expenses are included in Schedule F to this Collaboration Agreement.

(c)       The agreed reporting requirements with respect to R&D Expenses are included in Schedule F to this Collaboration Agreement. Within 15 days of receipt of such reports, the Parties shall determine the sum of all R&D Expenses incurred by both Parties, and a single payment shall be made by one Party to the other Party such that total R&D Expenses are shared in accordance with paragraph (a).

6.3          Milestone Payments. Neither Party shall be obligated to pay any milestone payments to the other Party.

6.4          Commercialization.

(a)           The Supply and Manufacturing Agreement and the Bulk Supply Agreement shall contain the terms and conditions with respect to the commercialization of the Product.

(b)           The accounting methodologies that shall be applied by the Parties with respect to any financial determinations in connection with the Collaboration are attached as Schedule F to this Collaboration Agreement.

(c)           The reporting requirements that shall be fulfilled by the Parties with respect to the Collaboration are attached as Schedule F to this Collaboration Agreement.

6.5          Record Keeping. Each Party shall keep and maintain complete and accurate books of account and adequate records of all Net Sales, and each Party shall keep and maintain complete and accurate books of account and adequate records of all R&D Expenses, COGS and Third Party Royalties incurred by it and shall retain such books and records for a period of three years from the end of the quarter in which such sales were made or such costs were incurred.

6.6          Audit. At the request of either Party, the other Party shall make such books of account and records available for inspection during normal business hours for the sole purpose of determining whether appropriate accounting and payment have been made hereunder. Such audit shall be conducted by an certified public accountant or like person appointed by the inspecting Party and reasonably acceptable to the other Party. The inspecting Party shall bear the cost of any such audit, provided, that in the event the audit discloses that costs charged to the inspecting Party hereunder for any accounting period were excessive by more than five percent or profits paid to the inspecting Party were deficient by more than five percent, the other Party shall promptly reimburse the inspecting Party for the cost of such independent audit and shall pay to the inspecting Party the amount of such excess/deficiency. The inspecting party and its representatives shall be under confidentiality obligations to the other Party and such accountant's report shall only state the amount and accuracy of costs charged and payments made under this Collaboration Agreement.

ARTICLE 7
INTELLECTUAL PROPERTY

7.1      Ownership.

(a)      Contributed Chiron Technology. All Contributed Chiron Technology shall be owned solely and exclusively by Chiron. No licenses are granted except as expressly set forth in Article 8 (Licenses) or Article 14 (Termination).

(b)      Contributed Rhein Biotech and GCVC Technology. All Contributed Rhein Biotech and GCVC Technology shall be owned solely and exclusively by Rhein Biotech and GCVC. No licenses are granted except as expressly set forth in Article 8 (Licenses) or Article 14 (Termination).

(c)       Chiron/Rhein Biotech and GCVC Joint Background Technology. All Chiron/Rhein Biotech and GCVC Joint Background Technology shall continue to be owned jointly by Chiron and Rhein Biotech and GCVC. Except as otherwise expressly set forth in Article 14 (Termination), neither Party shall license its interest in Chiron/Rhein Biotech and GCVC Joint Background Technology without the prior written consent of the other Party.

7.2      Ownership of Collaboration Technology.

(a)      Ownership. All Collaboration Technology shall be jointly owned by Rhein Biotech and GCVC and Chiron.

(b)      Licenses. Except as otherwise expressly set forth in Article 14 (Termination), neither Party shall license its interest in Collaboration Technology without the prior written consent of the other Party.

7.3      Patent Filing, Prosecution, Maintenance and Defense. Chiron shall file, prosecute, maintain and defend the Collaboration Patents in accordance with the patent strategy established by the Steering Committee. Chiron shall keep Rhein Biotech and GCVC fully and promptly informed of the status of the prosecution of such Collaboration Patents, shall consult with Rhein Biotech and GCVC concerning each step of such prosecution, and shall afford Rhein Biotech and GCVC timely opportunity to review and comment on any submission to be made in connection therewith. Rhein Biotech and GCVC shall cooperate fully with Chiron in connection with such matters. All costs and expenses incurred by either Party in connection therewith shall be shared, with Chiron paying [***] of such costs and Rhein Biotech and GCVC paying [***] thereof.

7.4         Infringement Action By A Third Party. Each Party shall promptly notify the other Party in the event any legal proceedings are commenced or threatened against any Party on the ground that the manufacture, use or sale of any Product infringes an unaffiliated third party’s patents or misappropriates such third party’s know-how. For the avoidance of doubt, the Parties do not intend any such infringement. Chiron shall have the right (but not the obligation) to assume and control the defense of any such action or claim, in its own name or in the name of Rhein Biotech and GCVC, if necessary. If Chiron elects to exercise such right, Rhein Biotech and GCVC may participate in, but not control, such defense at its sole cost and expense. If Chiron does not exercise its right to assume and manage the defense ofany such action or claim, Rhein Biotech and GCVC shall have the rght to assume and manage such defense. Regardless of which Party controls such defense, the other Party shall take all appropriate or necessary actions to assist in the defense ofsuch action or claim and all costs and expenses incurred by either Party in connection therewith (including, without limitation, any damages required to be paid by the Parties) shall be shared, with Chiron paying [***] of such costs and Rhein Biotech and GCVC paying [***] thereof.

7.5         Infringement Action Against A Third Part. Each Party shall promptly notify the other Party in the event it becomes aware of any infringement of any Collaboration Patents, Chiron Background Patents, Rhein Biotech and GCVC Background Patents or Chiron/Rhein Biotech and GCVC Background Patents by any third party. Chiron shall have the sole right (but not the obligation) to file and maintain lawsuits for infringement of any such third party in the Field, in its own name or in the name of Rhein Biotech and GCVC, if necessary. If Chiron does not exercise its right to file and maintain any such claim within 90 days after the date of such notice, Rhein Biotech and GCVC shall have the right to file and maintain such claim. Regardless of which Party initiates and controls such claim, the other Party shall take all appropriate or necessary actions to assist in such proceedings (including the entry into additional agreements necessary to perfect the filing Party’s right to bring or maintain such lawsuits) and all costs and expenses incurred by either Party in connection therewith shall be shared, with Chiron paying [***] of such costs and Rhein Biotech and GCVC paying [***] thereof. Any monetary recovery in connection with any such infringement action shall-be shared, with Chiron receiving [***] of such recovery and Rhein Biotech and GCVC receiving [***] thereof.

7.6         Trademarks. The Parties shall have the right to use multiple trademarks for the Product their respective Territory, provided, however, that the marketing subcommittee appointed pursuant to the terms of Section 3.3 of this Collaboration Agreement shall approve the use of each such trademark. Each Party shall be solely responsible for registering and enforcing any and all trademarks ituses to identify the Product.

ARTICLE 8
LICENSES

8.1      License to Contributed Chiron Technology. Subject to the terms and conditions of this Collaboration Agreement, Chiron hereby grants to Rhein Biotech and GCVC a worldwide royalty-free license, without the right to sublicense, under the Contributed Chiron Technology, to make, use and sell the Product. Such license shall be co-exclusive with Chiron.

8.2      License to Contributed Rhein Biotech and GCVC Technology. Subject to the terms and conditions of this Collaboration Agreement, Rhein Biotech and GCVC hereby grants to Chiron a worldwide royalty-free license, without the right to sublicense, under the Contributed Rhein Biotech and GCVC Technology, to have made, use and sell the Product. Such license shall be co-exclusive with Rhein Biotech and GCVC.

ARTICLE 9

MATERIALS

9.1         Rhein Biotech and GCVC Materials. Rhein Biotech and GCVC is the sole and exclusive owner or licensee of the Rhein Biotech and GCVC Materials. Chiron shall be permitted to use the Rhein Biotech and GCVC Materials for purposes of the Collaboration and for no other purposes whatsoever. Chiron shall have no rights or licenses to the Rhein Biotech and GCVC Materials except as expressly set forth herein. Chiron shall not provide any Rhein Biotech and GCVC Materials to any unaffiliated third party without the prior written consent of Rhein Biotech and GCVC. Except as expressly set forth herein or otherwise required by applicable law or regulations, upon the termination of the Collaboration, Chiron shall cease to use the Rhein Biotech and GCVC Materials and shall, at Rhein Biotech and GCVC’s option and expense, either destroy the Rhein Biotech and GCVC Materials or return the Rhein Biotech and GCVC Materials to Rhein Biotech and GCVC.

9.2         Chiron Materials. Chiron is the sole and exclusive owner or licensee of the Chiron Materials. Rhein Biotech and GCVC shall be permitted to use the Chiron Materials for purposes of the Collaboration and for no other purposes whatsoever. Rhein Biotech and GCVC shall have no rights or licenses to the Chiron Materials except as expressly set forth herein. Rhein Biotech and GCVC shall not provide any Chiron Materials to any unaffiliated third party without the prior written consent of Chiron. Except as expressly set forth herein or otherwise required by applicable law or regulations, upon the termination of the Collaboration, Rhein Biotech and GCVC shall cease to use the Chiron Materials and shall, at Chiron’s option and expense, either destroy the Chiron Materials or return the Chiron Materials to Chiron.

9.3         No Warranties. The Chiron Materials and the Rhein Biotech and GCVCMaterials shall be supplied without any warranties, expressed or implied,including any warranty of merchantability or fitness for a particular purpose.

9.4         Collaboration Materials. Rhein Biotech and GCVC and Chiron shall jointly own all Collaboration Materials. Neither Party shall provide any Collaboration Materials to any third party without the prior written consent of the other Party. Except as expressly set forth herein, upon the termination of the Collaboration, each Party shall cease to use and shall destroy the Collaboration Materials.

ARTICLE 10
CONFIDENTIALITY

10.1      General. During the term of this Collaboration Agreement and for a period of five years following the expiration or early termination of this Collaboration Agreement, each Party (the “Receiving Party”) shall maintain in confidence any and all confidential information obtained from the other Party (the “Disclosing Party”) in connection with the activities of the Parties under this Collaboration Agreement, including, without limitation, any and all commercial, scientific, technical or other information, whether in oral or written form or physical object (“Confidential Information”).

The Receiving Party shall use such information of the Disclosing Party only as necessary to fulfill its rights and obligations under this Collaboration Agreement.

The Receiving Party shall deal with such information so as to protect it from disclosure with a degree ofcare not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall not disclose such information to anyone other than its employees, agents or consultants, and those of its Affiliates, (collectively, “Representatives’), as are necessary in connection with the Receiving Party’s activities as contemplated in this Collaboration Agreement. Each Party shall notify all of its Representatives who have access to Confidential Information of its confidentiality and the care therefor required, and shall obtain from any non-employee Representative an agreement of confidentiality incorporating the restrictions at least as restrictive as those contained herein.

The obligations set forth in this Article 10 shall extend to copies, ifany, of Confidential Information made by any Representatives referred to in Section 10.1 and to documents in whatever form prepared by such Parties which embody or contain Confidential Information.

10.2      Exceptions. The obligation of confidentiality contained in this Article 10 shall not apply to the extent that such information:

(a)      is or hereafter becomes generally available to the public other than by reason of any breach or default by the Receiving Party of its confidentiality obligation under this Collaboration Agreement;

(b)      was already known to the Receiving Party (as shown by its written records) prior to the date of receipt by the Receiving Party from the Disclosing Party hereunder or is independently developed by the Receiving Party (as shown by its written records) without access to the Disclosing Party’s information; or

(c)       is disclosed to the Receiving Party by a third-party not directly or indirectly under a duty of confidentiality to the Receiving Party;

(d)      to the extent such disclosure is reasonable necessary in connection with the following:

(i)        filing, prosecuting or maintaining Collaboration Patents;

(ii)       IND’s or BLAs;

(iii)      prosecuting or defending litigation;

(iv)      compliance with applicable laws or court orders.

Whenever the Receiving Party becomes aware of any state of facts which would or might result in disclosure of Confidential Information pursuant to subparagraph (d) above, it shall, if possible, promptly notify the Party making disclosure (the “Disclosing Party”) prior to any such disclosure so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Collaboration Agreement. In any event, if the Receiving Party is unable to promptly notify the Disclosing Party or if such protective order or other remedy is not obtained, or if the Disclosing Party waives compliance with the provisions of this Collaboration Agreement, the Receiving Party will furnish only that portion of the information which it is advised by counsel is legally required and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information.

Each party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, enjoining or restraining any other party from any violation or threatened violation of this Article 9.

10.3       Return of Confidential Information. Within thirty (30) days after expiration or earlier termination of this Collaboration Agreement, the Receiving Party shall (and shall cause its Affiliates and their respective Representatives to) return to the Disclosing Party or destroy all documents and tangible items (including electronic format) then in its possession which contain, relate to or refer to Confidential Information received from the Disclosing Party; provided, however, that the Receiving Party may retain one copy of each document in its legal files solely to permit the Receiving Party to comply with its obligations hereunder.

ARTICLE 11
PUBLICATION

11.1      General. Any and all proposed publications or communications relating in whole or in part to the Collaboration or Collaboration Technology (including, without limitation, posters) shall be reviewed and approved by both Parties. Any such proposed publication or communication shall not include any Confidential Information. A copy of any proposed publication or communication (including, in the case of any proposed oral communication, a transcript) shall be sent by the publishing Party to the other Party at least sixty (60) days before the projected publication or communication in order to allow the other Party to request deletion of any of its Confidential Information. In addition, Rhein Biotech and GCVC or Chiron, as the case may be, may require delay in publication or communication for a period not to exceed six months in order to have appropriate patent applications filed. In the event that additional results are necessary or appropriate to ensure patentability, Rhein Biotech and GCVC or Chiron, as the case may be, may require further delay of the publication or communication until the expected results have been obtained and, if appropriate, have been included in a filed patent application. In no event shall either Party publish, present or communicate Confidential Information of the other Party without prior written approval by the other Party.

11.2      Authorship. Any and all publications and communications relating to the Collaboration or Collaboration Technology shall mention all Rhein Biotech and GCVC and Chiron scientists that may be considered as co-author (as determined by the Scientific Committee) and shall refer to Rhein Biotech and GCVC and Chiron as participating in the Collaboration.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1      Representations and Warranties by Chiron. Each of Chiron Behring and Chiron S.p.A. represents and warrants with respect to itself to Rhein Biotech and GCVC, as of the Effective Date, that:

(a)          Each of Chiron Behring and Chiron S.p.A. is a corporation and is validly existing and in good standing under the laws of its jurisdiction of incorporation; each of Chiron Behring and Chiron S.p.A. has all necessary corporate power to execute, deliver and perform this Collaboration Agreement and to carry out its obligations hereunder this Collaboration Agreement; and the execution and delivery of this Collaboration Agreement by each of Chiron Behring and Chiron S.p.A. and the performance by each of Chiron Behring and Chiron S.p.A of its obligations hereunder have been duly authorized by all necessary corporate action on the part of each of Chiron Behring and Chiron S.p.A;

(b)          no consent, license, permit, approval, order or authorization of, or registration, declaration, qualification or filing with, any foreign, federal, state, provincial or local governmental authority is required to be obtained or made in connection with the execution and delivery of this Collaboration Agreement by Chiron Behring or Chiron S.p.A. or the performance of its obligations hereunder;

(c)          the execution and delivery by each of Chiron Behring and Chiron S.p.A. of this Collaboration Agreement and the performance by each of Chiron Behring and Chiron S.p.A. of its obligations hereunder do not conflict with or require the consent of any third party to any contract, agreement, commitment, covenant, understanding or arrangement to which Chiron Behring or Chiron S.p.A. is a party;

(e)          Chiron owns or controls the Contributed Chiron Technology free and clear of any liens, claims, encumbrances or charges, and has not previously licensed, assigned or otherwise encumbered its right, title or interest in the Contributed Chiron Technology in the Field.

EACH OF CHIRON BEHRING AND CHIRON S.P.A. DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITROUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF TIHE ANY AND ALL PRODUCTS OR CHIRON MATERIALS SUPPLIED HEREUNDER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

12.2      Representations and Warranties by Rhein Biotech and GCVC. Each of Rhein Biotech and GCVC represents and warrants with respect to itself to Chiron, as of the Effective Date, that:

(a)          Each of Rhein Biotech and GCVC is a corporation and is validly existing and in good standing under the laws of its jurisdiction of incorporation; each of Rhein Biotech and GCVC has all necessary corporate power to execute, deliver and perform this Collaboration Agreement and to carry out its obligations hereunder this Collaboration Agreement; and the execution and delivery of this Collaboration Agreement by each of Rhein Biotech and GCVC and the performance by each of Rhein Biotech and GCVC of its obligations hereunder have been duly authorized by all necessary corporate action on the part of each of Rhein Biotech and GCVC;

(b)          no consent, license, permit, approval, order or authorization of, or registration, declaration, qualification or filing with, any foreign, federal, state, provincial or local governmental authority is required to be obtained or made in connection with the execution and delivery of this Collaboration Agreement by Rhein Biotech or GCVC or the performance of its obligations hereunder;

(c)          the execution and delivery by each of Rhein Biotech and GCVC of this Collaboration Agreement and the performance by each of Rhein Biotech and GCVC of its obligations hereunder do not conflict with or require the consent of any third party to any contract, agreement, commitment, covenant, understanding or arrangement to which Rhein Biotech or GCVC is a party;

(d)          Rhein Biotech and GCVC owns or controls the Contributed Rhein Biotech and GCVC Technology free and clear of any liens, claims, encumbrances or charges, and has not previously licensed, assigned or otherwise encumbered its right, title or interest in the Contributed Rhein Biotech and GCVC Technology in the Field.

EACH OF RHEIN BIOTECH AND GCVC DISCLAIMS ALL WARRANTIES, EXPRESS OR IMIPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE ANY AND ALL PRODUCTS OR RHEIN BIOTECH AND GCVC MATERIALS SUPPLIED HEREUNDER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

ARTICLE 13
INDEMNIFICATION AND INSURANCE

13.1       Indemnification by Rhein Biotech and GCVC. Rhein Biotech and GCVC shall indemnify, defend and hold harmless Chiron and its affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as of the date when made of any ofRhein Biotech and GCVC’s representations and warranties hereunder, or (b) the breach by Rhein Biotech and GCVC of any of its obligations hereunder.

13.2       Indemnification by Chiron. Chiron shall indemnify, defend and hold harmless Rhein Biotech and GCVC and its Affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as ofthe date when made of any of Chiron’s representations and warranties hereunder, or (b) the breach by Chiron of any of its obligations hereunder.

13.3       Indemnification Procedures. Any person seeking indemnity pursuant to this section (the “Indemnified Party”) shall notify the Party from whom indemnification is sought (the “Indemnifying Party”) in writing promptly upon becoming aware of any claim, threatened claim, damage, loss, suit, proceeding or liability (“Claim”) to which such indemnification may apply. Failure to provide such notice shall constitute a waiver ofthe Indemnifying Party’s indemnity obligations hereunder if and to the extent the Indemnifying Party is materially damaged thereby. The Indemnifying Party shall have the right to assume and control the defense of the Claim at its own expense. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnify Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by the Indemnified Party after the assumption of the defense by the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Claim, the Indemnified Party may defend the Claim; provided, that the Indemnified Party will not settle or compromise the Claim without consent of Indemnifying Party, which consent will not be unreasonably withheld. The Indemnified Party shall cooperate with Indemnifying Party and will make available to Indemnifying Party all pertinent information under the control of the Indemnified Party.

13.4    Waiver of Consequential or Punitive Damages. Subject only to the terms of Section 14.6, no Party shall be liable to any other Party for any special, incidental or consequential damages, including lost profits, whether any claim for such recovery is based upon theories of contract, negligence, or tort (including strict liability). Each Party hereby waives for itself and its successors and assigns any and all claims for any special, incidental or consequential damages, including lost profits.

13.5    Insurance. Each Party shall obtain and maintain comprehensive general liability insurance, including product liability insurance, with a reputable and financially secure insurance carrier(s), to cover its activities under this Collaboration Agreement.

ARTICLE 14
TERM, TERMINATION AND REMEDY FOR BREACH

14.1    Term. This Collaboration Agreement is effective as of the date hereof and shall continue indefinitely unless terminated by either Party in accordance with the terms hereof.

14.2    Mutual Agreement. The Parties may terminate the Collaboration and the Collaboration Documents at any time by mutual written agreement.

14.3    Termination for Material Breach. Subject to the terms of this Section 14.3, either Party may terminate the Collaboration and the Collaboration Documents by notice with immediate effect in the event of the occurrence of a Material Breach by the other Party, provided that:

(a)                                  for the purposes of this Collaboration Agreement and the Collaboration Documents, the following are the only breaches which shall constitute Material Breaches:

(i)                                     failure of either Party to make the agreed investment in the Collaboration pursuant to Section 2.4 within sixty days of the planned date of such investment pursuant to Section 2.4; and

(ii)                                  failure of either Party to proceed in accordance with the timelines for the Collaboration pursuant to Section 2.4 within sixty days of the planned date of any activity pursuant to Section 2.4.

(b)                                 the non-breaching Party has notified the breaching Party and the Steering Committee in writing of the occurrence of such Material Breach and such Material Breach has not been cured by the breaching Party within 30 days of receipt of such notification (the “Cure Date”); and

(c)                                  in the event the non-breaching Party shall not have cured such Material Breach by the Cure Date, neither the Steering Committee nor the CEO’s of the Parties shall have been able to resolve the matter within one week of the Cure Date.

In the event of any such termination due to the occurrence of a Material Breach, the breaching Party shall grant the non-breaching Party a non-exclusive royalty bearing license to any of the breaching Party’s Contributed Technology, any Joint Background Technology and any Collaboration Technology requested by the non- breaching Party, which license shall be granted on commercially reasonable terms which shall be agreed at the time and subject to the condition that any such technology shall only be used in connection with the development, manufacture, distribution and sale of the Product.

14.4                   Immediate Termination. Either Party may terminate the Collaboration and the Collaboration Documents with immediate effect upon written notice to the other Party in the event:

(a)                                  the Korean Food and Drug Administration (i) refuses to authorize the manufacture of the Product in Korea or (ii) fails within 18 months of the filing of the submission thereto for regulatory approval and the Steering Committee shall not have extended such 18 month period to authorize the manufacture of the Product in Korea or (iii) withdraws the authorization for the manufacture of the Product in Korea;

(b)                                 either Glaxo SmithKline or Aventis Pasteur S.A. or any Affiliate thereof or any successor thereto shall acquire a Controlling interest in the other Party (the “Changed Party”), in which case the Party not the subject of such acquisition shall have the right to terminate the Collaboration and the Collaboration Documents subject to receipt by the Changed Party of written notice of the exercise of such right within ninety (90) days after the completion of such acquisition.

14.5    Effect of Termination In General. Upon termination of the Collaboration and the Collaboration Documents:

(a)       each Party shall be obligated to pay 50% of the Residual Expenses; and

(b)      neither Party shall be relieved of any obligation which accrued prior to the effective date of such termination; in particular, each Party shall remain obligated to pay its share of all R&D Expenses incurred by the Parties prior to termination in accordance with the provisions of Section 6.2 and both Parties shall fulfill all payment and other obligations incurred with respect to commercialization of the Product prior to the date of such termination in accordance with the provisions of Section 6.4.

(c)       except as provided in Section 14.3, Rhein Biotech and GCVC shall not have any continuing license to or any other right, title or interest in or to the Contributed Chiron Technology, and Chiron shall not have any continuing license to or any other right, title or interest in or to the Contributed Rhein Biotech and GCVC Technology;

(d)      the Parties shall continue to jointly own all Collaboration Technology developed prior to such termination; each Party shall have the right to freely license its interest in such Collaboration Technology without the consent of the other Party; and neither Party shall be obligated to pay any royalties to the other Party for the use of such Collaboration Technology by such Party or its licensees;

(e)       The following provisions shall survive any such termination. Article 6 (Payments), Article 7 (Intellectual Property), Article 8 (Licenses), Article 10 (Confidentiality), Article 12 (Representations and Warranties), Article 13 (Indemnification and Insurance) and Article 14 (Termination).

14.6    Remedies for Other Breaches. The Parties agree that the remedies set forth below shall be the exclusive remedies with respect to the following other breaches under the Collaboration Documents:

(a)       In the event (i) either Party shall breach Section 5.5 (Contract Requirements) or (ii) there is a delay in the supply of any Materials other than by reason of Force Majeure or by reason of any processing failure beyond the reasonable control of the relevant Party by more than thirty (30) days, the Party in breach or with respect to whose Materials such delay has occurred shall pay to the other Party one percent(l%) of the then minimum selling price of the Product per day as a penalty.

(b)      In the event either Party breaches Section 15.11 (Absence of Future Competition) or Section 7.2 (Licenses to Collaboration Technology), then such breaching Party shall pay to the other Party on an ongoing basis as a penalty an amount equal to fifty percent (50%) of any sales from any Product sold as a result of such breach.

(c)       Any late payment due under any Collaboration Document shall bear interest at the prime rate as specified in the Wall Street Journal.

ARTICLE 15
MISCELLANEOUS

15. 1       Notices.

Any consent, notice or report required or permitted to be given or made under this Collaboration Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Collaboration Agreement) shall be effective upon receipt by the addressee.

If to Chiron:

Chiron Behring GmbH & Co

Emil von Behring Strasse 76

35041 Marburg

Germany

Attention: Business Development

Facsimile: 49 6421 39 5187

with a copy to:

Chiron S.p.A.

Via Fiorentina 1

53100 Siena

Italy

Attention: Project Development

Facsimile: 39 0577 24 3085

If to Rhein Biotech and GCVC:

GreenCross Vaccine Corporation

303 Bojung-Ri, Koosung-Eup

Yongin 449-770

Republic of Korea

Attention: Representative Director

Facsimile: 82 31 260 9012

with a copy to:

Rhein Biotech N.Y.

Gaetano Martinolaan 95

6229 GS Maastricht

The Netherlands

Attention: CEO

Facsimile: 31 43 35 67 899

15.2        Entire Agreement. The Collaboration Documents constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede any prior agreement whether written or oral.

15.3        Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party (collectively, “Events of Force Majeure”); provided, however, that the affected Party (i) shall immediately notify the other Party of the occurrence of any such Event of Force Majeure and (ii) shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed; and provided, further, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or proceeding by any governmental authority or any litigation by any third-party. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of six (6) months, the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within four (4) months of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Collaboration Agreement to the extent reasonably possible, or (iv) to terminate this Collaboration Agreement.

15.4       Assignment. This Collaboration Agreement shall not be assignable in whole or in part by either Party without the prior written consent of the other Party. Each Party is, however, authorized to assign this Collaboration Agreement in whole or in part to any of its Affiliates provided that the assigning Party promptly informs the other Party of the transfer of rights and obligations.

15.5      Waiver or Modification. This Collaboration Agreement may not be amended, modified or supplemented except by a written instrument manually signed by all of the Parties hereto or thereto. No omission or delay on the part of either Party in requiring the due and punctual fulfillment by the other of any of the obligations hereunder shall constitute a waiver by the omitting or delaying Party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

15.6      Severability. In the event any one or more of the provisions of this Collaboration Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

15.7       Dispute Resolution. The Parties agree that in the event of a dispute between them arising out of or in any way relating to this Collaboration Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be referred to the Chief Executive Officer of Chiron and the Chief Executive Officer of Rhein Biotech and GCVC for further review and resolution.

15.8       Governing Law and Arbitration. This Collaboration Agreement is construed and shall be governed by, interpreted and enforced in accordance with thelawvs of England. In the event the Parties are unable to reach accord using the procedures specified in Section 15.7, such dispute shall be finally settled without recourse to the courts, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one arbitrator designated in conformity with those Rules. Arbitration shall be held in English in San Francisco, California if initiated by Rhein Biotech and GCVC and in Amsterdam, the Netherlands if initiated by Chiron. Either party may ask the competent tribunal to confirm an arbitration award or otherwise provide that it shall be enforceable.

15.9       Independent Contractors. The relationship between Chiron and Rhein Biotech and GCVC created by this Collaboration Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Collaboration Agreement.

15.10    Absence of Existing Competition. Each of Rhein Biotech and GCVC represents and warrants to Chiron that, to the best of its knowledge and belief, neither of Rhein Biotech or GCVC nor any Affiliate of either Rhein Biotech or GCVC is presently engaged in the business of manufacturing, marketing or distributing the Product. Chiron represents and warrants to Rhein Biotech and GCVC that, to the best of its knowledge and belief, neither Chiron nor any Affiliate of Chiron is presently engaged in the business of manufacturing, marketing or distributing the Product.

15.11    Absence of Future Competition. Except as otherwise provided in this Collaboration Agreement, each Party covenants and agrees that none of such Party or any Affiliate of such Party (whether or not such Affiliate has accepted a sublicense hereunder and agreed to be bound by the terms hereof) or any of their respective successors in interest shall engage in the business of developing, manufacturing, marketing or distributing any Product in the Field other than through Chiron and Rhein Biotech and GCVC, as contemplated by this Collaboration Agreement, provided, however, that in the event the Collaboration with respect to the Acellular Product is terminated pursuant to the terms of Section 2.5, then this Section 15.11 shall not apply to any acellular product in the Field.

15.12    Ethical Business Practices. Neither Party, nor any person employed by it or representing it, has ever made, offered, provided or authorized, and covenants that neither it, nor any person employed by it or representing it, will make offer provide or authorize, direct or indirectly, any payment or transfer of anything of value to any official, representative or employee of any government agency or instrumentality, any political party or officer thereof, or any candidate for public office for the purpose of influencing a decision by any of them in their official capacity, and no officer, director, partner, owner, principal, employee, or agent of either Party is an official or employee of a governmental agency or instrumentality or a government owned company in a position to influence action or a decision regarding the activities of such Party contemplated in this Collaboration Agreement. Each Party covenants that it will inform the other, if and as soon as any person assumes such a position as an official or employee of a governmental agency or instrumentality or government owned company, while at the same time remaining an officer, director, partner, owner, principal, employee, or agent of such Party.

15.13    Use of Name. No right, express or implied, is granted to either Party by this Collaboration Agreement to use in any manner any trademark or trade name of the other Party including the names “Rhein Biotech and GCVC” and “Chiron” without the prior written consent of the owning Party.

15.14    Joint and Several Liability.

(a)           Each of Chiron Behring and Chiron S.p.A. shall (i) be jointly and severally liable for the obligations of Chiron arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

(b)           Each of Rhein Biotech and GCVC shall (i) be jointly and severally liable for the obligations of Rhein Biotech and GCVC arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

15.15   Press Release. Within seven days of the execution ofthis Collaboration Agreement by all Parties hereto, the Parties agree to each issue a press release on the same date which shall have received the prior written approval of each Party, which approval shall not be unreasonably withheld.

15.16   Successors. Without prejudice to the provisions of Section 14.4(b) (Immediate Termination), this Collaboration Agreement binds each of the Parties hereto and their respective successors.

15.17   Counterparts. This Collaboration Agreement has been executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Collaboration Agreement as of the date set forth above.

CHIRON BEHRING GMBH & CO		RHEIN BIOTECH N.V.

By:	/s/ John Lambert	By:	/s/ Jan Thio
Name:	John Lambert	Name:	Jan Thio
Title:	President, Chiron Vaccines	Title:	Business Director

		By:	/s/ Kees Moonen
CHIRON S.P.A.		Name:	Kees Moonen
		Title:	Legal Counsel

By:	/s/ John Lambert	GREENCROSS VACCINE
Name:	John Lambert	CORPORATION
Title:	President, Chiron Vaccines

		By:	/s/ Ton Kuiper
		Name:	Ton Kuiper
		Title:	Representative Director

List of Schedules

Schedule A:	Definitions

Schedule B:	Contributed Chiron Patents

Schedule C:	Contributed Rhein Biotech and GCVC Patents

Schedule D:	Chiron Material

Schedule E:	Rhein Biotech and GCVC Material

Schedule F:	Accounting Methodologies

Schedule G:	Existing Royalty Agreements

Schedule H:	Collaboration and Development Plan

Schedule I:	2001 Annual Plan and Budget

Schedule J:	Form of Bulk Supply Agreement

Schedule K.	Form of Supply and Manufacturing Agreement

Schedule L:	Investment Plan

SCHEDULE A

DEFINITIONS

For the purposes of the Collaboration Documents the following words and phrases shall have the following meanings:

1.1	[***]

1.2

“Affiliate”, with respect to any person, means any company, entity, joint venture or similar business arrangement which is controlled by, controlling or under common control with such person, and shall include without limitation any company fifty percent or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such person, and any company which owns or controls, directly or indirectly, fifty percent or more of such person.

1.3

“Allowable Expenses” means the fully burdened, fairly allocated direct and indirect costs and expenses incurred by either Party in connection with its activities under the Collaboration Documents, which shall include a reasonable depreciation of employed assets, as determined in accordance with the accounting methodologies set forth in Schedule F to the Collaboration Agreement; provided that such costs and expenses are contemplated by an Annual Plan and Budget approved in accordance with the provisions of Article 3 of the Collaboration Agreement; provided, however, that any depreciation and amortization associated with any capital expenditure prior to commercialization of the Product shall be treated as an Allowable Expense only to the extent that such expenses combined with the other R & D Expenses do not exceed [***] of the amount set forth in the Annual Plan and Budget for R & D Expenses. Allowable Expenses shall not include any (a) Excluded Expenses or (b) any allocation of general and administration expenses or any G&A Markup or (c) any Sales & Marketing Expenses.

1.4

“Annual Plan and Budget” means, with respect to any year, a plan for such year which shall include at least the following: planned research and development activities, including timeline and targeted milestones; planned manufacturing activities; and planned sales and marketing activities and which shall be prepared and approved in accordance with the terms of Section 3.2(a) to the Collaboration Agreement,

1.5

“Batch” shall mean a specific quantity of the Product comprising a number of units mutually agreed upon between Chiron and Rhein Biotech and GCVC, and that (a) is intended to have uniform character and quality within specified limits, and (b) is produced according to a single Manufacturing order during the same cycle of Manufacture.

1.6	“BLA” stands for biologic license application and means, with respect to any Product, any application filed with a Regulatory Agency for approval to market such Product in any jurisdiction.

1.7	“Bulk Chiron Material” means the bulk form of the Chiron Materials used as raw material in the Manufacture of the Product.

1.8

“Bulk Loss Allowance” means the allowances for losses of Bulk Chiron Material and Bulk Rhein Biotech and GCVC Material as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.9	“Bulk Rhein Biotech and GCVC Material” means the bulk form of the Rhein Biotech and GCVC Materials used as raw material in the Manufacture of the Product.

1.10

“Bulk Supply Agreement” means the bulk supply agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements thereto, a form of which is attached as Schedule J to the Collaboration Agreement.

1.11	“Certificate of Analysis” means the certificate of analysis confirming that the accompanying Product complies with the Product Specifications and cGMP.

1.12	“Chiron Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Chiron in accordance with the terms of the Collaboration Agreement.

1.13

“Chiron Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Chiron or persons obligated to assign their inventions to Chiron.

1.14

“Chiron Materials” means the materials described in Schedule D to the Collaboration Agreement and the additional biological materials, if any, which Chiron provides to Rhein Biotech and/or GCVC in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other substances (other than Rhein Biotech and GCVC Materials, which combination shall be deemed Collaboration Materials).

1.15

“Chiron Purchase Order” means written orders from Chiron to Rhein Biotech and GCVC which shall specify (a) the quantity of the Product ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.16	“Chiron Purchase Price” means the price to be paid by Chiron to Rhein Biotech and GCVC for the Product in accordance with the terms of Section 5.2 of the Supply and Manufacturing Agreement.

1.17	“Chironl Rhein Biotech and GCVC Joint Background Technology” means

(a)

all inventions, discoveries, procedures, processes, methods, data, information, results, trade secrets and know-how, whether patentable or otherwise, arising out of the Materials Transfer Agreement prior to the Effective Date; and

(b)

all patents and patent applications claiming such inventions and other technology; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications.

1.17	“Chiron Territory” shall have the meaning ascribed to it in Section 5.I(b) of the Collaboration Agreement.

1.18	“COGS” stands for cost of goods sold and shall have the meaning ascribed to it in Schedule F to the Collaboration Agreement.

1.19	“Collaboration” shall have the meaning ascribed to it in Section 2.1 of the Collaboration Agreement.

1.20	“Collaboration Agreement” means the collaboration agreement dated as of April 30, 2001 between Chiron and Rhein Biotech and GCVC and all schedules, amendments and supplements thereto.

1.21	“Collaboration and Development Plan” means the collaboration and development plan attached as Schedule H to the Collaboration Agreement.

1.22	“Collaboration Documents” means the Collaboration Agreement, the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.23	“Collaboration Inventions” shall have the meaning ascribed to it in the definition of Collaboration Technology.

1.24	“Collaboration Know-How” shall have the meaning ascribed to it in the definition of Collaboration Technology.

1.23

“Collaboration Materials” means the biological materials, if any, created in connection with the Collaboration, including, without limitation, any combination of the Chiron Materials and the Rhein Biotech and GCVC Materials, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression product thereof.

1.24	“Collaboration Technology” means:

(a)

all inventions arising from the activities of the parties under the Collaboration Agreement, including all Chiron Inventions, all Rhein Biotech and GCVC Inventions and all Joint Inventions (collectively, “Collaboration Inventions”);

(b)

all patents and patent applications relating to Collaboration Inventions; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications (collectively, “Collaboration Patents”); and

(c)

all scientific, engineering, economic, commercial or other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how arising from the activities of the Parties under the Collaboration Agreement, whether or not patentable (collectively, “Collaboration Know-How”).

1.25	“Confidential Information” shall have the meaning ascribed to it in Article 10 of the Collaboration Agreement.

1.26	“Contributed Chiron Technology” means:

(a)

all patents and patent applications Controlled by Chiron as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule B to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or sale of the Product by Rhein Biotech and GCVC would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

(b)

all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Chiron as of the Effective Date.

1.27	“Contributed Rhein Biotech and GCVC Technology” means:

(a)

all patents and patent applications Controlled by Rhein Biotech and GCVC as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule C to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or sale of the Product by Chiron would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

(b)

all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Rhein Biotech and GCVC as of the Effective Date.

1.28	“Controls” or “Controlled” means possession of the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.29

“Current Good Manufacturing Practices” or “cGMP” means the good manufacturing practices required by each applicable regulatory authority at any time during the term of this Agreement for the manufacture and testing of pharmaceutical materials as applied solely to the Product.

1.30	“Effective Date” means the date of the Collaboration Agreement.

1.31

“Excluded Expenses” means any and all costs and expenses incurred in defending, settling or otherwise discharging any liability to a third party, including, without limitation, any employee of either Party or their Affiliates, based upon tortious acts.

1.32

“Extraordinary Items” means (i) any and all Losses incurred by either Party in connection with Third Party claims arising out of or relating to the manufacture, use, or sale of the Product, including, without limitation, product liability claims and claims based on the alleged infringement or misappropriation of intellectual property rights held by Third Parties; and (ii) any other extraordinary items which the Steering Committee determines are an appropriate deduction from Operating Profits.

1.33	“Field” means the field of pentavalent combination vaccines for pediatric use.

1.34	“Finance Committee” means the finance subcommittee established pursuant to the terms of Section 3.3 of the Collaboration Agreement.

1.35

“FTE” means the full time equivalent effort of one person who participates directly in the research and development activities of the Collaboration other than Third Party contractors determined in accordance with the terms of Section 3.2(d) of the Collaboration Agreement.

1.36	“G&A Markup” means any allocation of the Parties’ respective general and administration costs.

1.37

“IND” stands for investigational new drug, and means, with respect to any Product, the application filed with a Regulatory Agency in any jurisdiction for approval to conduct clinical studies of such Product in humans.

1.38	“Investment Plan” means the investment plan agreed by the Parties and attached to the Collaboration Agreement as Schedule L to the Collaboration Agreement.

1.39

“Joint Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented jointly by employees of Chiron (including persons obligated to assign inventions to Chiron) and employees of Rhein Biotech and GCVC (including persons obligated to assign inventions to Rhein Biotech and GCVC).

1.40

“Loss” means any loss, damage, liability, cost, deficiency, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses.

1.41	“Manufacture” or “Manufacturing” shall mean the formulation, filling, packaging, inspecting, labeling, and testing of the Product by Rhein Biotech and GCVC.

1.42	“Marketing Authorization”, with respect to any Product, means any approval granted by any Regulatory Agency to market such Product in any jurisdiction.

1.43	“Master Batch Record” means, with respect to each Product to be Manufactured hereunder, a formal set of instructions for the Manufacture of such Product.

1.44	“Material Breach” shall have the meaning ascribed to it in Section 14.3 of the Collaboration Agreement.

1.45	“Minimum Contract Requirements” means the quantity of the Product set forth in Schedule B to the Bulk Supply Agreement and Schedule B to the Manufacturing and Supply Agreement.

1.46

“Net Sales” means, with respect to either Party, the total gross sales or consideration for the Product charged to unaffiliated third parties, including without limitation, amounts invoiced for sales of the Product, less the Sales and Return Allowances, provided, however, that the selling Party may, at its option, allocate the Sales and Return Allowances based upon accruals estimated reasonably and consistent with such Party’s standard business practices; and provided fuirther, however, that if the selling Party elects to utilize such accruals, actual deductions will be calculated and, if applicable, a “true-up” made, on an annual basis and to the extent the aggregate amount of such deductions is required under the terms of this Agreement to be allocated between countries, such allocation will be in the same proportion as gross sales of the Product realized in each country in the applicable period.

1.47

“Other Revenues” means any revenues arising out of Collaboration Technology other than Net Sales, including, without limitation, royalties or other amounts paid by Third Parties for licenses to Collaboration Technology.

1.48	“Parties” means Chiron and Rhein Biotech and GCVC and “Party” shall mean one of them.

1.49	“Product” means (a) the Whole Cell Product; and (b) to the extent of the Collaboration proceeding in accordance with the terms of Section 2.5 of the -Collaboration Agreement, the Acellular Product.

1.50

“Product Addendum” means the addendum attached as Schedule C to the Bulk Supply Agreement and as Schedule C to the Manufacturing and Supply Agreement setting forth the Product Requirements, terms and presentations for each Product Manufactured under the Bulk Supply Agreement and the Manufacturing and Supply Agreement.

1.51	“Product Loss Allowance” means the allowances for losses of the finished Product as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.52	“Product Requirements” means the Product Specifications, the Master Batch Record and Rhein Biotech and GCVC’s SOPs.

1.53

“Product Specifications” means, with respect to the Product, the specifications and testing to be performed for the Bulk Chiron Material, the Bulk Rhein Biotech and GCVC Material, the Product and/or the stability program that are set forth in the Rhein Biotech and GCVC SOPs and the Master Batch Records. The Product Specifications include all tests that Rhein Biotech and GCVC are required to conduct or cause to be conducted as specified in the Collaboration and Development Plan. The Product Specifications my be modified from time to time only in accordance with the terms of the Collaboration Agreement.

1.54

“R&D Expenses” means Allowable Expenses incurred in connection with research and development of the Product, including, without limitation, manufacture of research and clinical supplies of the Product, determined in accordance with the terms of Section 4.2 of the Collaboration Agreement and with the accounting methodologies set forth in Schedule F to the Collaboration Agreement.

1.55	“Regulatory Agency” means the United States Food and Drug Administration or EMEA or the Korean Food and Drug Administration or any equivalent regulatory agency in any other jurisdiction.

1.56	“Released Executed Batch Record” means the completed batch record and associated deviation reports, investigation reports, and certificates of analysis created for each Batch of the Product.

1.57

“Residual Expenses” means, with respect to either Party, any Allowable Expenses which such Party incurs following any termination of the Collaboration Agreement and which such Party cannot reasonably eliminate.

1.58

“Rhein Biotech and GCVC Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Rhein Biotech and GCVC in accordance with the terms of the Collaboration Agreement.

1.59

“Rhein Biotech and GCVC Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Rhein Biotech and/or GCVC or persons obligated to assign their inventions to Rhein Biotech and/or GCVC.

1.60

“Rhein Biotech and GCVC Materials” means the materials described in Schedule E to the Collaboration Agreement and the additional biological materials, if any, which Rhein Biotech and GCVC provide to Chiron in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other substances (other than Chiron Materials, which combination shall be deemed Collaboration Materials).

1.61

“Rhein Biotech and GCVC Purchase Order” means written orders from Rhein Biotech and GCVC to Chiron which shall specify (a) the quantity of the Bulk Chiron Material ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.62

“Rhein Biotech and GCVC Purchase Price” means the price to be paid by Rhein Biotech and GCVC to Chiron for the Bulk Chiron Material in accordance with the terms of Section 5.2 of the Bulk Supply Agreement.

1.63	“Rhein Biotech and GCVC Territory” shall have the meaning ascribed to it in Section 5.1 of the Collaboration Agreement.

1.64	“Sales & Marketing Expenses” means the following sales and marketing expenses for the Product including:

(i) Costs associated with sales representatives such as compensation, benefits, travel, supervision and training of sales representatives, sales meetings and other sales expenses.

(ii)

Direct costs of marketing, promotion, advertising, professional education, product related to public relations, relationships with opinion leaders and professional societies, market research and other similar activities.

1.65	“Sales and Return Allowances” means the following sales and return allowances as determined under US GAAP:

(a) normal and customary trade and/or quantity discounts;

(b) returns, rebates, credit for product defects actually;

(c) to the extent separately stated on purchase orders and invoices or other documents of sale and actually taken:

(i) imported and export duties;

(ii) excise, sales or use taxes;

(iii) value added taxes, and other governmental charges; and

(d) transportation, transit and insurance for transportation, each to the extent separately invoiced and paid by the selling Party.

1.66	“SOPs” mean standard operating procedures for the Manufacture of the Product which shall be reviewed by both Parties.

1.67	“Steering Committee” shall have the meaning ascribed to it in Article 3 of the Collaboration Agreement.

1.68

“Supply and Manufacturing Agreement” means the supply and manufacturing agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements thereto, a form of which is attached as Schedule K to the Collaboration Agreement.

1.69

“Termination Products” means the Whole Cell Product and the Acellular Product, if any, included within the Collaboration in accordance with the provisions of Section 2.1 to the Collaboration Agreement prior to the termination, if any, of the Collaboration Agreement.

1.70	“Territory” means the Chiron Territory and/or the Rhein Biotech and GCVC Territory, as the case may be.

1.71

“Testing Standards and Procedures” means, with respect to each Product Manufactured hereunder, the written standards and procedures for evaluating compliance with the applicable Product Specifications, as mutually agreed upon in writing by Chiron and Rhein Biotech and GCVC.

1.72	“Third Party” means any person or entity other than the Parties and their respective Affiliates.

1.73

“Third Party Royalties” means all royalties either Party is obligated to pay based on the manufacture, use or sale of any Product under (a) agreements in effect as of the Effective Date, all of which agreements are identified in Schedule G to the Collaboration Agreement, or (b) agreements contemplated at the Effective Date and referred to in Schedule G to the Collaboration Agreement, or (c) agreements entered into after the date hereof and not referred to in Schedule G to the Collaboration Agreement, provided that such agreements are approved by the Steering Committee in accordance with Article 3 of the Collaboration Agreement.

1.74

“Transfer Price” means the transfer price set in accordance with the terms of the Collaboration Agreement and calculated in accordance with the formula indicated in Schedule G to the Bulk Supply Agreement and Schedule G to the Supply and Manufacturing Agreement.

1.75

“Unit” shall mean one individually packaged unit of the final Product, including, without limitation, one or more doses of the Product in a vial or uniject, all as specified in the applicable Product Addendum.

1.76

“Whole Cell Product” means the whole cell pentavalent liquid combination vaccine for pediatric use DTwP-Hib-HBV for protection against Diptheria, Tetanus, Pertussis, Haemophilus Influenza type b and Hepatitis B.

SCHEDULE B

Contributed Chiron Patents

Title	No.
Detoxified PT mutants	Country	Status	issue/serial number
	United States	pending	08/261668
	United States	pending	08/261692
	United States	issued	5925546
	United States	issued	5889172
	Italy	issued	1223334
	Canada	pending	581889
	Japan	issued	2728275, 2857105
	Europe (Austria, Belgium, Switzerland, Germany, Spain, France, UK, Greece, Luxembourg, The Netherlands, Sweden)	issued	322533
	Singapore	issued	9591848-8
	Hong Kong	issued	1929/1995

Detoxified PT mutants (double mutants)	Country	Status	issue/serial number
	United States	pending	08/261691
	United States	pending	08/431673
	Europe (Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, UK, Greece, Italy, Luxembourg, The Netherlands, Sweden)	issued	396964
	Canada	pending	2015677
	Japan	issued	2655583, 2852025
	Mexico	issued	177114
	Hong Kong	issued	170/1996
	Singapore	issued	9592061-7

SCHEDULE C

Contributed Rhein Biotech and GCVC Patents

Title	No.
Process for preparing a Polypeptide by culturing a transformed Microorganism suitable	EP 173 378
Therefore and DNA sequences suitable for preparing such microorganism
US 5, 240, 838
US 5, 741 672
(“MOX”-patent)	JP 2 592444
JP 2 675 202
JP 2 575284

Filed in DK, CA

DNA-molecules coding for FMDH control regions and structured gene for a protein having FMDH-activity and their uses	EP 299 108

(“FMD”-patent)	US 5, 389, 525

CA 1,339,012

Filed in DK (pending)
JP 307 299 3

BR Pl 1100065-1
Filed in CL (pipeline appl.)

SCHEDULE D

Chiron Material

1.                                                               DIPHTHERIA TOXOID

Diphtheria toxoid is manufactured according to WHO Requirements (TRS 800, 1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

1.1                              SPECIFICATIONS AND ROUTINE TESTS

1.1.1 Specifications

The specifications for the Diphtheria Toxoid Concentrate (without preservative) are indicated in the following table.

Specifications for the Diphtheria Toxoid Concentrate (without preservative)

[***]

1.1.2 Test methods

pH

The pH is determined by the potentiometric method, according to Eur. Ph.

Nitrogen

[***]

Toxoid content

[***]

Sulphate

[***]

Formaldehyde

[***]

Sodium chloride

[***]

Sterility

[***]

Absence of diphtheria toxin

[***]

Reversion to toxicity

[***]

2.                                                               TETANUS TOXOID

Tetanus toxoid is manufactured according to WHO Requirements (TRS 800, 1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

2.1                              SPECIFICATIONS AND ROUTINE TESTS

2.1.1 Specifications

The specifications for the Tetanus Toxoid Concentrate (without preservative) are indicated in the following table.

Specifications for the Tetanus Toxoid Concentrate (without preservative)

[***]

2.1.2 Test methods

pH

The pH is determined by the potentiometric method, according to Eur. Ph.

Nitrogen

[***]

[***]

Toxoid content

[***]

Sulphate

[***]

Formaldehyde

[***]

Sodium chloride

[***]

Sterility

[***]

Absence of tetanus toxin

[***]

Reversion to toxicity

[***]

3.                                                               PERTUSSIS CONCENTRATE

Pertussis concentrate is manufactured according to WHO Requirements (TRS 800, 1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

3.1                                SPECIFICATIONS AND ROUTINE TESTS

3.1.1 Specifications

The specifications for the Pertussis Concentrate are indicated in the following table.

Specifications for the Pertussis Toxoid Concentrate

[***]

3.1.2 Test methods

Agglutinogens

[***]

pH

[***]

Thiomersal

[***]

EDTA

[***]

Sterility

[***]

Turbidity

[***]

4.                                                                CRM-HIB GLYCOCONJUGATE

[***]

4.1                               SPECIFICATIONS AND ROUTINE TESTS

4.1.1 Specifications

The specifications for the CRM-Hib Glycoconjugate are indicated in the following tables.

[***]

4.1.2 Test methods

Hib Identity

[***]

CRM Identity

[***]

Protein content - micro BCA method

[***]

Free Saccharide (by Ribitol)

[***]

[***]

Sterility

The test is performed by membrane filtration according to Ph. Eur. and KFDA methods.

Endotoxin content (LAL chromogenic kinetics method)

[***]

Endotoxin/Saccharide

[***]

Degree of glycosilation (saccharide/protein)

[***]

kD

[***]

Total Saccharide (Ribose content)

[***]

SCHEDULE E

Rhein Biotech and GCVC Material

Formaline treated Hepatitis B surface antigen solution

Hepatitis B vaccine is manufactured according to Minimum Requirement for Biologics of KFDA and WHO Requirements (TRS No. 760, 1987)

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

1.                                     SPECIFICATION AND ROUTINE TESTS

1.1                  Specifications

The specifications for the Hepatitis B vaccine derived from Hansenula polymorpha are indicated in the following tables.

Specifications for the HBV Bulk concentrate.

[***]

1.2                  Test methods

Polysaccharide content

[***]

Lipid content

[***]

Formaldehyde content

[***]

DNA content

[***]

Agents for purification process

Tween 20

[***]

CsC/

[***]

Protein content

[***]

Antigenic identity

SDS PAGE

[***]

Western blot

[***]

HPLC

[***]

Sterility

[***]

HBsAg content

[***]

Pyrogenicity

[***]

SCHEDULE F

Accounting Principles and Methodologies

1.                                      Introduction

(a)                                  Accounting Principles and Methodologies. This Schedule F sets forth the accounting principles and methodologies to be followed in connection with the Collaboration, including, without limitation, in connection with determining the Transfer Price, Additional Payments and the sharing of expenses by the Parties. For such purposes, this Schedule F sets out the principles for reporting actual and projected results, the frequency of reporting and the use of a single functional currency for the reporting method of determining payments and results to the Parties.

(b)                                  Definitions. This Schedule F also provides certain agreed upon definitions of financial terms applicable to the Parties for purposes of the Collaboration. Capitalized terms used in this Schedule F but not defined herein shall have the meanings ascribed to them in Schedule A to the Collaboration Agreement and Schedule G to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

2.                                      Generally Accepted Accounting Principles

Chiron and Rhein Biotech and GCVC acknowledge that any issues which may emerge that are not specifically addressed in the Collaboration Documents or this Schedule F shall be resolved using U.S. Generally Accepted Accounting Principles (“GAAP”). Where acceptable alternatives exist under GAAP, the Parties will document the approach used (or agreed to be used) and if no conflict exists the documentation will be added to this Schedule F. If a conflict exists, the issue will be addressed by each of the Parties’ Finance Departments. If agreement cannot be reached, the issue will be resolved by the Steering Committee.

3.                                      Accounting Periods

Chiron and Rhein Biotech and GCVC agree that all payment calculations and reporting shall be performed on a January 1 to December 31 calendar year.

4.                                      Principles of Reporting

To the extent necessary, each Party shall make the appropriate adjustments to all relevant financial information it supplies pursuant to the Collaboration Documents in order that such information shall conform to the format of reporting the information as set forth below.

(a)                                  R&D Expense Report Each party will provide a presentation of R&D Expenses based on the following reporting format:

(i)                                     Head count related expenses

Ouarter
# of FTEs	A
Average $ Rate per FTE	B

Head count total US$                             AxB

Average $ Rate per FTE will be determined based on the Cost per FTE as described in Section 4.2 of the Collaboration Agreement.

(ii)                                  Non-head count related expenses

Process Development
Clinical Trials
Animal costs
Other
Non Head count total US$	$

Total R&D Expenses	$

(b)                                  Gross Margin Report

For the purposes of setting the Transfer Price, each Party shall provide a presentation for each of their respective distribution channels and countries based on Annex A attached to this Schedule F detailing:

•                  actual results for the first three (3) months and forecasted results for the next three (3) months

•                  projected results used during the reporting 6 month period

•                  proposed results to be used during the next 6 month period

(c)                                  Cost of Goods Sold Report

For purposes of setting the Transfer Price, each Party shall provide a presentation based on Annex B attached to this Schedule F detailing:

•                  actual results for the first three (3) months and forecasted results for the next three (3) months

•                  projected results used during the reporting 6 month period

•                  proposed results to be used during the next 6 month period

(d)                                  Additional Payment Report

Each Party will provide a presentation of results for each of their respective distribution channels and countries, as relevant, based on Annex C attached to this Schedule F.

5.                                      Frequency of Reporting

The fiscal year of the Collaboration will be a calendar year. Reporting by each Party of the above reporting requirements will be performed as follows:

Reporting Event	Frequency	Timing of Submission

R&D Expenses	Quarterly	QI-Q4 +45days

Cost of Sales	Semi Annually	June 1 and December 1

Gross Margin	Semi Annually	June 1 and December 1

Additional Payment	Quarterly	Q1-Q4 +60 days

Management Reporting	Semi Annually	September 1 and March 1

Annual Forecast (Rest of year – by month)	Semi Annually	June 1 and December 1

Annual Plan and Budget (one year – by month)	Annually	November 30

Long Range Plan	Annually	November 30

The Gross Margin Report will be presented to each Party on May 15 and November 15 of each year of the Agreement.

The Cost of Goods Sold will be presented to each Party May 1 and November 1 of each year of the Agreement.

Management Reports of actual results compared to budget will be made to the Steering Committee on a semi-annual basis. Line item variances from budgets judged to be significant by the Steering Committee will only be allocable for R&D Expense.

Each Party shall be responsible for the preparation of each of the above reports for their respective distribution channels and countries and for R&D Expenses. The Finance Committee shall consolidate the reported information from the Parties and prepare all final submissions to the Steering Committee.

Chiron and Rhein Biotech and GCVC shall submit the reports required above in local currency and the U S. dollar using the average foreign exchange rate as quoted by the New York Branch of the United States Federal Reserve’s daily afternoon rate for the reporting period.

6.                                      Foreign Exchange

The functional currency for accounting for the Transfer Price, Additional Payments and R&D Expenses will be in U.S. Dollars.

Chiron will bill shipments of Chiron Bulk Materials to Rhein Biotech and GCVC in U.S. Dollars. Rhein Biotech and GCVC will bill shipments of Product to Chiron in U.S. Dollars.

Definitions

“Allocable Overhead” means costs incurred by a Party or for its account which are attributable to a Party’s supervisory, services, occupancy costs and its payroll, information systems, human relations or purchasing functions and which are allocated to the company departments based on space occupied or head count or other activity-based method and shall not include any idle capacity. “Allocable Overhead” shall not include any general and administrative costs such as executive management, investor relations, business development, legal affairs and finance.

“Allowable Expenses” means the fully burdened, fairly allocated direct and indirect costs and expenses incurred by either Party in connection with its activities under the Collaboration Documents, which shall include a reasonable depreciation of employed assets, as determined in accordance with the accounting methodologies set forth in Schedule F to the Collaboration Agreement; provided that such costs and expenses are contemplated by an Annual Plan and Budget approved in accordance with the provisions of Article 3 of the Collaboration Agreement; provided, however, that any depreciation and amortization associated with any capital expenditure prior to commercialization of the Product shall be treated as an Allowable Expense only to the extent that such expenses combined with the other R & D Expenses do not exceed 120 % of the amount set forth in the Annual Plan and Budget for R & D Expenses. Allowable Expenses shall not include any (a) Excluded Expenses or (b) any allocation of general and administration expenses or any G&A Markup or (c) any Sales & Marketing Expenses.

“Bulk Loss Allowance” means the allowances for losses of Bulk Chiron Material and Bulk Rhein Biotech and GCVC Material as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

“Cost of Goods Sold” means the Cost of Sales of an Antigen or the Product in finished product form, as determined by the Parties performing or contracting each stage of the manufacturing process in accordance with GAAP consistently applied by such Parties.

“Cost of Sales” means the Party’s consolidated fully burdened Manufacturing Costs (as defined in the Party’s GAAP of the Product (in bulk, vials or finished product form, as the case may be), which shall comprise the sum of:

a)         Manufacturing Costs included in the definition of Manufacturing Costs (Annex D)

b)        All of the Party’s allocable intellectual property acquisition and licensing costs paid to third parties as it relates to the Product

c)         Any other costs borne by either Party for transport, customs clearance and storage of product (if necessary) at the request of another Party (i.e. freight, duty, insurance and warehousing).

d)        Bulk Loss Allowance and Product Loss Allowance.

“Excluded Expenses” means any and all costs and expenses incurred in defending, settling or otherwise discharging any liability to a third party, including, without limitation, any employee of either Party or their Affiliates, based upon tortious acts.

“G&A Markup” means any allocation of the Parties respective general and administration costs.

“Manufacturing Costs” means the manufacturing costs set forth in the Annex D to this Schedule F.

“Net Sales” means, with respect to either Party, the total gross sales or consideration for the Product charged to unaffiliated third parties, including without limitation, amounts invoiced for sales of the Product, less the Sales and Return Allowances, provided, however, that the selling Party may, at its option, allocate the Sales and Return Allowances based upon accruals estimated reasonably and consistent with such Party’s standard business practices; and provided further, however, that if the selling Party elects to utilize such accruals, actual deductions will be calculated and, if applicable, a “true-up” made, on an annual basis and to the extent the aggregate amount of such deductions is required under the terms of this Agreement to be allocated between countries, such allocation will be in the same proportion as gross sales of the Product realized in each country in the applicable period.

“Other Revenues” means any revenues arising out of the Collaboration Technology other than Net Sales, including without limitation, royalties or other amounts paid by Third Parties for licenses to Collaboration Technology.

“Product Loss Allowance” means the allowances for losses of the finished Product as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

“R&D Expenses” means Allowable Expenses incurred in connection with research and development of the Product, including, without limitation, manufacture of research and clinical supplies of the Product, determined in accordance with the termns of Section 4.2 of the Collaboration Agreement and with the accounting methodologies set forth in Schedule F to the Collaboration Agreement.

“Sales and Marketing Expenses” means the following sales and marketing expenses for the Product including:

(a)               Costs associated with sales representatives such as compensation, benefits, travel, supervision and training of sales representatives, sales meetings and other sales expenses.

(b)              Direct costs of marketing, promotion, advertising, professional education, product related to public relations, relationships with opinion leaders and professional societies, market research and other similar activities.

“Sales and Return Allowances” means the following sales and return allowances as determined under US GAAP:

(a)          normal and customary trade and/or quantity discounts actually allowed and taken;

(b)         returns, rebates, credit for product defects actually taken or paid;

(c)          to the extent separately stated on purchase orders and invoices or other documents of sale and actually taken:

(i)                       imported and export duties;

(ii)                    excise, sales or use taxes;

(iii)                 value added taxes, and other governmental charges; and

(d)         transportation, transit and insurance for transportation, each to the extent separately invoiced and paid by the selling Party;

“Third Party Royalties” means all royalties either Party is obligated to pay based on the manufacture, use or sale of any Product under (a) agreements in effect as of the Effective Date, all of which agreements are identified in Schedule G to the Collaboration Agreement, or (b) agreements contemplated at the Effective Date and referred to in Schedule G to the Collaboration Agreement, or (c) agreements entered into after the date hereof and not referred to in Schedule G to the Collaboration Agreement, provided that such agreements are approved by the Steering Committee in accordance with Article 3 of the Collaboration Agreement.

ANNEX A

Chiron/Rhoin Biotech& GCVC Reporting
Gross Margin Reporting - Whole Cell Product

Frequency of Reporting: Every 6 months

Period Covered: 3 months of actuals and 3 months of forecasted results
Due date: 4th Month of the 6 month period

Month:

Average Net Sales Price
Cost of Goods Sold	RB
Chiron
Total Cost of Goods Sold per Unit

Gross Margin per Unit

Profit Share	RB - [***]
Chiron - [***]

Transfer Price	RB
Chiron

Foreign Exchange Rate
  # of doses shipped
  # of Units/Antigens produced

GAAVI Price		$
Projected incremental		$
Capital Expenditures		$
Related Depreciation		$
Impact on Cost per Unit	Per Antigen	$
	Blend	$
	Fill	$
	Finish	$

Definitions:

Actual	Actual results for the month
Forecasted	Forecasted results for the month
Projected	Projected value as agreed for the 6 month period
Proposed	Suggested value for the next 6 month period

Distribution Channel 1			Distribution Channel 2			Distribution Channel 3
Actual or Forecasted	Projected	Proposed	Actual or Forecasted	Projected	Proposed	Actual or Forecasted	Projected	Proposed

$	$	$	$	$	$	$	$	$

ANNEX B

Chiron/Rhein Biotech& GCVC Reporting

Cost of Goods Sold Reporting - Whole Cell Product

Frequency of Reporting: Every 6 months

Period Covered: 3 months of actual and 3 months of forecasted results
Due date: 15 days after the 3rd Month of the 6 month period

Per Unit Basis
Cost of Goods Sold	HIB
DTP
Third Party Royalties

Total Chiron Cost of Goods Sold

Cost of Goods Sold	HBV
Blend
Fill
Finish
Third Party Royalties

Total RB/GCVC Cost of Goods Sold

Incremental	Capital expenditure
Depreciation

Actual	Actual results for the month
Forecasted	Forecasted results for the month
Projected	Projected value as agreed for the 6 month period
Proposed	Suggested value for the next 6 month period

Mth Actual	Mth Actual	Mth Actual	Mth Forecast	Mth Forecast	Mth Forecast	Projected	Projected

ANNEX C

Chiron/Rhein Biotech& GCVC Reporting

Additional Payment Reporting - Whole Cell Product

Frequency of Reporting: Every 3 months
Period Covered: 3 months of actual results

Due date: 30 days after the 3rd Month of the 6 month period

Actual Average Net Sales Price
Projected Average Net Sales Price
Difference

Units Sold during the period (FIFO basis)

Total $ Difference
Parties share	Chiron [***]
RB [***]

Additional Payment

Local Currency
Foreign Currency Rate

Distribution Channel 1			Distribution Channel 2			Distribution Channel 3
Month 1	Month 2	Month 3	Month 1	Month 2	Month 3	Month 1	Month 2	Month 3	Total

0	0	0	0	0	0	0	0	0	0
0	0	0	0	0	0	0	0	0	0

Annex D

DEFINITION OF MANUFACTURING COST (“MC”)

I.      MC includes the direct, indirect and overhead cost incurred in the manufacture of the Product.

•      Direct Expenses are those expenses captured in time sheets, invoices, etc. specifically for the Product

Direct material costs include:

The cost of raw materials, filters, manufacturing supplies, solvents, containers, container components, packaging, labels and other printed materials used in production.

Direct labor costs include:

Salaries and fringe benefits for personnel directly involved in manufacturing Product in accordance with cGMP requirements. This includes Production, QC, QA, Microbiology, and other departments as needed who participate directly in the production of a lot of PRODUCT.

Direct Service costs include:

Costs of services provided by third parties for which the manufacturer does not have the capability to provide (e.g., sterilization and specialized testing).

•      Indirect Expense:

Production overhead cost include:

A reasonable allocation of expenses associated with personnel supporting the direct manufacturing of Product in accordance with cGMP requirements. This include labor and overhead for Quality Control, Quality Assurance, raw material acquisition and acceptance, Microbiology, Document Control, Calibration/Validation, expenses for Process Development and Analytical Methods Development.

•      Overhead Expense:

Manufacturing overhead cost include:

Direct and indirect manufacturing costs that cannot be identified in a practical manner with specific units of production and, therefore, cannot be included in MC as direct material or direct labor. Such overhead costs include:

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1.          Specific manufacturing overhead allocations, including, but not limited to, utilities (e.g., oil, electric, steam, water), indirect materials and supplies, consumables (e.g., maintenance and repair materials, tools, spare parts), plant management, engineering and development support, maintenance and repair of the production plant and production equipment, property taxes (excluding income taxes), materials management, inventory storage, Information Services and insurance.

2.          Depreciation, which reflects on a pro rata basis, the use of assets used for manufacturing the Product.

II.    Total MC can be divided into two categories: Dedicated Facility Cost and Production Cost.

“Dedicated Facility Cost” means that portion of MC that are related to the facility and equipment in the Dedicated Facility rather than to the product. These costs include:

•      Labor and fringe for departments such as facilities, validation / calibration, and the portion of QC and Microbiology associated with the facility rather than the product.

•      Equipment maintenance and repairs

•      Equipment and facility depreciation

•    A reasonable allocation of general site costs such as IT, materials management, and general facilities support.

“Production Cost” means the non-Dedicated Facility Cost portion of MC that are specifically product related rather than related to the facility and equipment. This means the Direct Expenses included in I above including Direct material costs, Direct labor, and Direct Services.

III.   MC does not include:

A. Interest.

B. General and administrative expenses.

IV.   Production Capacity:

•      The parties agree that they will spend per the agreed to Capital Expenditures Plan so as to produce the quantities included in this Plan, approximately [***] of the Product.

•      “Practical Capacity” is defined as the capacity dedicated by the Parties to the Collaboration to produce [***] using the agreed to shift operations(l, 2, or 3 shifts) and based on the agreed to product manufacturing yields.

•      “Theoretical Capacity” is the maximum capacity (# of doses) possible based on using the maximum capacity of the then existing machinery and equipment in each Party’s dedicated facilities.

•      No costs of back up or second source capacity will be charged as part of Manufacturing Costs unless and until Chiron and Rhein Biotech/Korea Green Cross mutually agree that such additional capacity is necessary in order to meet the Collaboration requirements.

V.         Idle Capacity:

•      Any significant shortfall in market demand for the Product versus the Practical Capacity results in Idle Capacity.

•      Each Party can charge each other for the reasonable costs of Idle Capacity. However, the Party charging for Idle Capacity will use “best efforts” to find alternative uses for the idle capacity as soon as possible so as to significantly reduce or eliminate the Idle Capacity.

•      Reasonable costs means the Dedicated Facility cost for a maximum of two (2) years.

•      The cost of any shortfall between Theoretical Capacity and Practical Capacity cannot be charged by either Party.

IV.   MC will be calculated in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis as agreed upon by the parties. The supplying plant should have well-organized procedures for performing the allocation of expenses to products, and the procedures should be applied on a consistent basis. The procedures should ensure that products are allocated a fair and reasonable portion of costs on a basis that is consistent with all products produced at the manufacturing facility.

SCHEDULE G

EXISTING ROYALTY AGREEMENTS

Chiron Royalty Obligations and Estimated Financial Impact

Listed below are the royalty obligations which reasonably could affect the Parties collaboration given the countries the Product will be sold in based on the agreed to Marketing Plan.

[***]

[***]

5- Hib- No known royalty obligations to third parties.

Rhein Biotech and GCVC Rovalty Obligations and Estimated Financial Impact

None.

SCHEDULE H

PROJECT DEVELOPMENT PLAN

Pentavalent Vaccines

[***]

SCHEDULE I

Schedule I
Collaboration and Development Plan

[***]

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SCHEDULE J

EXECUTION VERSION

BULK SUPPLY AGREEMENT

This Supply Agreement is made and entered into as of April 30, 2001 by and among Chiron Behring GmbH & Co, a company incorporated in Germany, with offices at Emil von Behring Strasse 76, 35041 Marburg, Germany (“Chiron Behring”), Chiron S.p.A., a company incorporated in Italy, with offices at Via Fiorentina 1, 53100 Siena, Italy (“Chiron S.p.A.”, and together with Chiron Behring GmbH & Co, “Chiron”), Rhein Biotech N.V., a company incorporated in the Netherlands, with offices at Gaetano Martinolaan 95, 6229 GS Maastricht, The Netherlands (“Rhein Biotech”), and GreenCross Vaccine Corporation, a company incorporated in the Republic of Korea, with offices at 303 Bojung-Ri, Koosung-Eup, Yongin 449-770, Republic of Korea (“GCVC”, and together with Rhein Biotech, “Rhein Biotech and GCVC”).

RECITALS

A.                WHEREAS, Chiron, Rhein Biotech and GCVC have entered into a Collaboration Agreement dated the date hereof the (“Collaboration Agreement”) pursuant to which they will collaborate on the research, development and manufacturing of one or more new pentavalent combination vaccines for pediatric use (as more specifically defined herein, the “Product”).

B.                WHEREAS, Chiron, Rhein Biotech and GCVC agreed pursuant to the terms of the Collaboration Agreement to enter into a supply agreement pursuant to which Chiron shall supply certain materials to Rhein Biotech and GCVC for use in the manufacture of the Product for sale of the Product by Rhein Biotech and GCVC, all as more specifically set forth herein.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, Chiron and Rhein Biotech and GCVC agree as follows.

ARTICLE 1

DEFINITIONS

1.1                   Definitions. For the purposes of this Agreement, (a) capitalized terms used herein but not defined herein shall have the meanings ascribed to them in Schedule A attached hereto, and (b) “Agreement” means this agreement, all amendments and supplements to this agreement and all schedules to this agreement.

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1.2                   Rules of Interpretation. For the purposes of this Agreement the following rules of interpretation shall apply:

(a)                     The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.

(b)                    The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

(c)                     Whenever a provision of this Agreement requires an approval or consent  by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent.

(d)                    Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day in the jurisdiction of the Party to make such payment or do such act.

(e)                     In the event of any conflict between this Agreement and the Schedules, this Agreement shall prevail.

ARTICLE 2

COLLABORATION AND DEVELOPMENT PLAN

2.1                   Collaboration and Development Plan. Chiron, Rhein Biotech and GCVC have agreed a Collaboration and Development Plan for collaboration on the research, development and commercialization of the Product. The Collaboration and Development Plan shall be deemed to be incorporated herein and by reference made a part of this Agreement.

2.2                   No Amendment of Collaboration and Development Plan. The terms of the Collaboration and Development Plan may be varied or amended only in accordance with the terms of the Collaboration Agreement. In the event that the terms of the Collaboration and Development Plan are inconsistent with the terms of this Agreement, the Collaboration and Development Plan shall control, unless otherwise explicitly agreed to in writing by the Parties.

2.3                   Product Addendum. For each Product to be Manufactured by Rhein Biotech and GCVC hereunder, the Parties shall agree in writing upon a Product

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Addendum. A Product Addendum for the Whole Cell Product shall be approved by the Steering Committee and attached hereto as Schedule C. The terms of a Product Addendum may be varied or amended only in accordance with the terms of the Collaboration Agreement applicable to variations or amendments to the Collaboration and Development Plan.

ARTICLE 3

PURCHASE AND SUPPLY OF PRODUCT

3.1                   Agreement to Purchase and Supply. Pursuant to the terms and conditions of this Agreement, Rhein Biotech and GCVC shall purchase from Chiron the Bulk Chiron Material required for the Rhein Biotech and GCVC Contract Requirements of the Product, and Rhein Biotech and GCVC shall use good faith efforts to Manufacture the Minimum Contract Requirements of the Product in accordance with Article 4 of this Agreement.

3.2                   Remanufacturing, Rework or Reprocessing. If during the Manufacture of any Batch of Product, any reprocessing, rework, or remanufacture is required in order to meet the Product Specifications and the Product Requirements, Rhein Biotech and GCVC shall conduct such reprocessing, rework, or remanufacture in compliance with cGMPs and the BLA. Any reprocessing, rework, remanufacture, or change not referred to in the Product Requirements must be agreed with Chiron in writing prior to implementation in accordance with the Collaboration and Development Plan.

3.3                   Bulk Chiron Material Delivery. Chiron shall deliver or cause to be delivered to Rhein Biotech and GCVC the amount of Bulk Chiron Material referred to in Schedule B and the applicable Certificate of Analysis therefore by facsimile or by e-mail at least seven (7) days in advance of the date set forth in the applicable Product Addendum for Manufacture of the relevant Product. On receipt of the Bulk Chiron Material as set forth above, Rhein Biotech and GCVC’s sole obligation subject to any applicable regulatory requirements with respect to evaluation of the Bulk Chiron Material shall be to review the accompanying Certificate of Analysis to confirm that the Bulk Chiron Material conforms with the Product Specifications. Each Batch of Bulk Chiron Material shall be accompanied by a reference sample thereof.

3.4                   Bulk Rhein Biotech and GCVC Material Availability. Rhein Biotech and GCVC shall make available the amount of Bulk Rhein Biotech and GCVC Material referred to in Schedule B and the applicable Certificate of Analysis therefore by facsimile or by e-mail at least seven (7) days in advance of the date set forth in the applicable Product Addendum for Manufacture of the relevant Product.

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3.5                   Delay in Availability of Bulk Chiron Material or Bulk Rhein Biotech and GCVC Material. The terms of Section 14.6(a) of the Collaboration Agreement shall apply in the event of the delay in availability of Bulk Chiron Material or Bulk Rhein Biotech and GCVC Material and shall hereby be incorporated by reference herein.

3.6                   Use of Bulk Chiron Material. Any Bulk Chiron Material delivered to Rhein Biotech and GCVC pursuant to the terms of this Agreement shall be used only for the manufacture of the Product for sale by Rhein Biotech and GCVC and not for the manufacture of any other product or Product.

ARTICLE 4

FORECASTS AND ORDERS

4.1                   Initial Forecasts. As of the date of receipt by Rhein Biotech and GCVC of notice of the first regulatory approval for the Product, Rhein Biotech and GCVC shall provide non-binding estimates for deliveries of the Bulk Chiron Material for a twelve (12) month period divided on a quarterly basis and for one subsequent twelve (12) month period to meet the Parties’ estimated Contract Requirements for each Product, in accordance with the terms of the Collaboration Agreement and the Collaboration and Development Plan.

4.2                   Subsequent Forecasts. For all forecasts subsequent to the initial forecasts set forth in Section 4.1, at least nine (9) months before the beginning of each calendar quarter, Rhein Biotech and GCVC shall place a binding order (“Firm Order”) with Chiron for the quantities of the Bulk Chiron Material required for such calendar quarter. At the same time, Rhein Biotech and GCVC shall provide an additional, non-binding estimate for the subsequent twenty-four (24) months, the estimates for the first six (6) months of the twenty-four (24) months being provided by month. Each Firm Order for Bulk Chiron Material shall be not less than 75% nor more than 125% of the latest non-binding estimate for such Bulk Chiron Material for the applicable calendar quarter during the first two (2) years of sale of such Product, and thereafter no less than 90% nor more than 110% of the latest non-binding estimate for such Bulk Chiron Material for the applicable calendar quarter. A Firm Order may not be cancelled. Notwithstanding the foregoing, Chiron shall make every reasonable effort to comply with unplanned changes in Firm Orders, but shall not be held liable for its inability to do so. In each Firm Order for any calendar quarter, Chiron shall state, after consultation with Rhein Biotech and GCVC, a reasonable delivery schedule for Bulk Chiron Material to be delivered in that calendar quarter.

4.3                   Purchase Orders. The Parties shall agree a form of Rhein Biotech and GCVC Purchase Order for Rhein Biotech and GCVC to submit to Chiron covering Rhein Biotech and GCVC’s purchase of Bulk Chiron Material pursuant to this Agreement.

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ARTICLE 5

COMMERCIAL TERMS

5.1                   Purchase of Bulk Chiron Material. Title and risk of loss with respect to each shipment of Bulk Chiron Material shall pass to Rhein Biotech and GCVC upon delivery of the Bulk Chiron Material to a common carrier at Chiron’s manufacturing facility pursuant to the terms of Section 6.1.

5.2                   Purchase Price. The Rhein Biotech and GCVC Purchase Price to be paid by Rhein Biotech and GCVC to Chiron for the Bulk Chiron Material shall be the Transfer Price calculated in accordance with Schedule G attached hereto.

5.3                   Additional Payment. No later than sixty (60) days after the end of each calendar quarter, Rhein Biotech and GCVC shall make an additional payment to Chiron in accordance with the terms and provisions of Schedule G attached hereto.

ARTICLE 6

SHIPMENT AND INVOICING

6.1                   Delivery Terms. The Bulk Chiron Material supplied pursuant hereto shall be delivered FCA (Incoterms, 2000). Chiron shall ship in accordance with Rhein Biotech and GCVC’s shipping instructions at Rhein Biotech and GCVC’s expense. Such shipping instructions shall be in accordance with the storage conditions for Bulk Chiron Material, as specified to Rhein Biotech and GCVC by Chiron. Rhein Biotech and GCVC shall have an authorized person certify in writing the condition of such materials immediately upon receipt. Rhein Biotech and GCVC shall store all received materials immediately upon receipt in accordance with the storage conditions indicated on the containers.

6.2                   Payment Terms. (a) The Rhein Biotech and GCVC Purchase Price shall be paid by Rhein Biotech and GCVC to Chiron within sixty (60) days of the later of (i) delivery of the Bulk Chiron Material to Rhein Biotech and GCVC in accordance with the terms of this Agreement and the relevant Purchase Order or (ii) receipt by Rhein Biotech and GCVC of an invoice from Chiron. Payments not received within the specified time shall bear interest in accordance with the terms of Section 14.6(c) of the Collaboration Agreement; (b) All payments due to Chiron under any Collaboration Document shall be remitted by telegraphic transfer in immediately available funds to a bank account to be designated from time to time by Chiron. (c) Unless otherwise agreed between the Parties, the invoiced currency shall be US Dollars.

6.3                   Taxes. All payments made under this Agreement shall be made without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges now or hereafter imposed by any taxing authority or government.

5

ARTICLE 7

ACCEPTANCE OF BULK CHIRON MATERIAL

7.1                   Bulk Chiron Material Conformity. Within thirty (30) calendar days from the date of receipt of both the Bulk Chiron Material and the Certificate of Analysis to Rhein Biotech and GCVC, Rhein Biotech and GCVC shall determine whether any shipment of the Bulk Chiron Material conforms to the Product Specifications. If any shipment of the Bulk Chiron Material conforms to the Product Specifications, Rhein Biotech and GCVC shall be deemed to have accepted the Bulk Chiron Material and waived its right to revoke acceptance. If Rhein Biotech and GCVC fail to notify Chiron within the thirty (30) calendar day period that any shipment of the Bulk Chiron Material does not conform to the Certificate of Analysis, then Rhein Biotech and GCVC shall be deemed to have accepted the Bulk Chiron Material and waived its right to revoke acceptance. If Rhein Biotech and GCVC believe any shipment of the Bulk Chiron Material does not conform to the Certificate of Analysis, Rhein Biotech and GCVC shall notify Chiron including a detailed explanation of the non-conformity. Upon receipt of such notice, Chiron will investigate such alleged non-conformity and (i) if Chiron agrees such Bulk Chiron Material is non-conforming, deliver to Rhein Biotech and GCVC a corrective action plan within thirty (30) calendar days after receipt of Rhein Biotech and GCVC’s written notice of non-conformity, or (ii) if Chiron disagrees with Rhein Biotech and GCVC’s determination that the shipment of the Bulk Chiron Material is non-conforming, Chiron shall so notify Rhein Biotech and GCVC by telephone within the thirty (30) calendar day period and confirm such notice in writing by overnight delivery. If the Parties dispute whether a shipment of the Bulk Chiron Material is conforming or non-conforming, the shipment of the Bulk Chiron Material will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity shall be binding upon the Parties. The incorrect Party shall bear the costs of such laboratory or consultant. In the event that Chiron agrees that the shipment of the Bulk Chiron Material is non-conforming or the laboratory determines that the shipment of the Bulk Chiron Material is non-conforming, Chiron shall replace such non-conforming Bulk Chiron Material within sixty (60) calendar days from receipt of the written notice of non-conformity from Rhein Biotech and GCVC or the laboratory determination, as the case may be. Such replacement of the Bulk Chiron Material by Chiron shall be made at Chiron’s expense, provided, however, that in the event a shipment of the Bulk Chiron Material is determined to be non-conforming solely as a result of the acts or omissions of Rhein Biotech and GCVC, then such replacement of the Bulk Chiron Material by Chiron shall be at Rhein Biotech and GCVC’s expense.

7.2                   Non-conforming Product. For the avoidance of doubt, if the Product fails to meet the Product Requirements, and such failure is the result of non-conforming Bulk Chiron Material, then Chiron shall supply Rhein Biotech and GCVC with the Bulk Chiron Material for replacement Product, and Rhein Biotech and GCVC shall Manufacture a replacement Batch of such Product as promptly as reasonably

6

possible and at Rhein Biotech and GCVC’s expense. Such replacement of the Bulk Chiron Material by Chiron shall be made at Chiron’s expense. Rhein Biotech and GCVC’s Manufacture of such replacement Batch of Product shall be Rhein Biotech and GCVC’s sole and exclusive remedy for Rhein Biotech and GCVC’s failure to identify such non-conforming Bulk Chiron Material and its subsequent Manufacture of such non-conforming Product hereunder.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1                   Intellectual Property. The provisions of Article 7 (Intellectual Property) and Article 8 (Licenses) of the Collaboration Agreement shall apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

ARTICLE 9

MANUFACTURE OF THE PRODUCT

9.1                   Manufacture. Rhein Biotech and GCVC shall Manufacture the Product in accordance with cGMP and any applicable laws or regulations as set forth in the Collaboration and Development Plan.

9.2                   Inspections. Each Party shall have the right to inspect the other Party’s facilities to determine compliance with the terms and provisions of the Collaboration and Development Plan, the Product Requirements and this Agreement.

9.3                   Changes to Master Batch Records and Product Specifications. Any regulatory development or change to any SOP that affects the Manufacture of the Product shall be discussed by the Parties, and any resulting changes to Master Batch Records or Product Specifications shall be agreed in writing by the Parties prior to such change in accordance with the terms of the Collaboration and Development Plan and the terms of the Collaboration Agreement as applicable to changes to the Collaboration and Development Plan.

9.4                   Testing. Rhein Biotech and GCVC shall test, or cause to be tested, in accordance with the Product Specifications, each Batch of Product Manufactured pursuant to this Agreement before delivery to Chiron. A Certificate of Analysis for each Batch of Product delivered to Chiron shall set forth the items tested by Rhein Biotech and GCVC, specifications, and test results. Rhein Biotech and GCVC shall send, or cause to be sent, such certificates along with one (1) copy of the Released Executed Batch Record to Chiron prior to or at the same time as shipment of the Product to Chiron and (a) within six (6) weeks from the date of fill if such Batch requires no investigations and/or additional testing or (b) within 44 days from the date of fill if such Batch requires investigations and/or additional testing.

7

9.5                   Stability Testing. Rhein Biotech and GCVC shall perform all stability testing required to be performed on clinical, development, and/or production Batches of the Product. Such testing shall be performed in accordance with the procedures set out in the Product-specific Rhein Biotech and GCVC SOPs for the stability protocol and the Product Specifications.

9.6                   Material Safety Data Sheet. Rhein Biotech and GCVC shall maintain a material safety data sheet for the Product. Rhein Biotech and GCVC shall immediately notify Chiron of any unusual health or environmental occurrence relating to the Product, including, but not limited to any claim or complaint by any Rhein Biotech and GCVC employee or third party that the operations of Rhein Biotech and GCVC pursuant to this Agreement have resulted in any adverse health or safety effect on an employee or third party. Rhein Biotech and GCVC shall advise Chiron immediately of any safety or toxicity problem of which it becomes aware in connection with the Product.

9.7                   Intentionally Omitted.

9.8                   Permits and Licenses. With the exception of the initial registration of the Product in Korea which shall be subject to the terms of Section 4.2 of the Collaboration Agreement Rhein Biotech and GCVC shall have sole responsibility, at its expense, for obtaining all permits and licenses necessary or required for the sale, marketing and commercialization of the Product Manufactured by Rhein Biotech and GCVC hereunder. Rhein Biotech and GCVC shall be responsible, at its expense, to make all necessary filings and to obtain and maintain all permits and licenses required for the carrying out of its Manufacturing obligations hereunder.

9.9                   Regulatory Requirements. Each Party shall notify the other of new regulatory requirements of which it becomes aware which are relevant to the Manufacture of the Product under this Agreement and which are required by any applicable regulatory authority or applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements in accordance with the terms of the Collaboration Agreement and the Collaboration and Development Plan.

(a)                     Changes in Manufacturing. If facility, equipment, process or system changes are required of Rhein Biotech and GCVC as a result of requirements set forth by any relevant regulatory authority such costs shall be borne by Rhein Biotech and GCVC.

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ARTICLE 10

CONFIDENTIALITY

10.1            The provisions of Article 10 (Confidentiality) of the Collaboration Agreement shall apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

ARTICLE 11

RECALL OF PRODUCT

11.1            In the event Rhein Biotech and GCVC shall be required to recall any Product because such Product may violate any relevant laws or regulations or the Product Specifications, Rhein Biotech and GCVC shall be responsible for coordinating such recall. Rhein Biotech and GCVC shall promptly notify Chiron if any Product is the subject of a recall. Chiron shall cooperate with Rhein Biotech and GCVC in connection with any recall. Rhein Biotech and GCVC shall be responsible for all of the costs and expenses of such recall unless (a) such recall is caused solely by Chiron’s breach of this Agreement, in which case, Chiron shall be responsible for the costs and expenses of such recall or (b) such recall is the result of an adverse event the cause of which cannot be attributed solely to any act or omission of Rhein Biotech and GCVC or any third party, in which case, the Parties shall share the costs and expenses of such recall.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1            Mutual Representations. Each Party hereby represents and warrants to the other that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2            Rhein Biotech and GCVC Warranty. Each of Rhein Biotech and GCVC represents and warrants with respect to itself to Chiron, that (a) at the time of Manufacture, the Product shall conform to the Master Batch Record, Rhein Biotech and GCVC’s SOPs, and the Collaboration and Development Plan and shall be Manufactured in accordance with cGMP; (b) it has obtained (or will obtain prior to Manufacturing the Product) and will remain in compliance with during the term of this Agreement, all permits, licenses and other authorizations which are required under all laws, rules and regulations applicable to the Manufacture of the Product as specified in the Collaboration and Development Plan; and (c) the Bulk Rhein Biotech and GCVC Material

9

provided hereunder will conform to the Bulk Rhein Biotech and GCVC Material specifications.

12.3            Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1 and 12.2 of this Agreement, Rhein Biotech and GCVC make no other warranties, written, oral, express or implied, with respect to the Bulk Rhein Biotech and GCVC Material, the Product or the Manufacture of the Product. ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; INCLUDING; WITHOUT LIMITATION; THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY RHEIN BIOTECH AND GCVC.

12.4            Chiron Warranties. Chiron warrants that (a) it has the right to give Rhein Biotech and GCVC any information provided by Chiron hereunder, and that Rhein Biotech and GCVC have the right to use such information for the Manufacture of the Product, and (b) Chiron has no knowledge of any (i) patents or other intellectual rights that would be infringed by Rhein Biotech and GCVC’s Manufacture of the Product under this Agreement, or (ii) proprietary rights of third parties which would be violated by Rhein Biotech and GCVC’s performance hereunder. Chiron further warrants that the Bulk Chiron Material provided to Rhein Biotech and GCVC hereunder will conform to the Bulk Chiron Material specifications.

12.5            Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1 and 12.4 of this Agreement, Chiron makes no other warranties, written, oral, express or implied, with respect to the Bulk Chiron Material or the Product. ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; INCLUDING; WITHOUT LIMITATION; THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY CHIRON.

ARTICLE 13

INDEMNIFICATION AND INSURANCE

13.1            Indemnification by Rhein Biotech and GCVC. Rhein Biotech and GCVC shall indemnify, defend and hold harmless Chiron and its affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as of the date when made of any of Rhein Biotech and GCVC’s representations and warranties hereunder, or (b) the breach by Rhein Biotech and GCVC of any of its obligations hereunder.

13.2            Indemnification by Chiron. Chiron shall indemnify, defend and hold harmless Rhein Biotech and GCVC and its Affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as of the date when made of any of Chiron’s representations and warranties hereunder, or (b) the breach by Chiron of

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any of its obligations hereunder

13.3            Indemnification Procedures. Any person seeking indemnity pursuant to this section (the “Indemnified Party”) shall notify the Party from whom indemnification is sought (the “Indemnifying Party”) in writing promptly upon becoming aware of any claim, threatened claim, damage, loss, suit, proceeding or liability (“Claim”) to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of the Indemnifying Party’s indemnity obligations hereunder if and to the extent the Indemnifying Party is materially damaged thereby. The Indemnifying Party shall have the right to assume and control the defense of the Claim at its own expense. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnify Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by the Indemnified Party after the assumption of the defense by the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Claim, the Indemnified Party may defend the Claim; provided, that the Indemnified Party will not settle or compromise the Claim without consent of Indemnifying Party, which consent will not be unreasonably withheld. The Indemnified Party shall cooperate with Indemnifying Party and will make available to Indemnifying Party all pertinent information under the control of the Indemnified Party.

13.4            Waiver of Consequential or Punitive Damages. Notwithstanding anything to the contrary contained herein, in no event shall either party be liable to the other party for any special, incidental, consequential or punitive damages, including lost profits, whether any claim for such recovery is based upon theories of contract, negligence, or tort (including strict liability). Each party hereby waives for itself and its successors and assigns any and all claims for any special, incidental, consequential or punitive damages, including lost profits.

13.5            Insurance. Each Party shall obtain and maintain comprehensive general liability insurance, including product liability insurance, with a reputable and financially secure insurance carrier(s), to cover its activities under this Agreement.

ARTICLE 14

TERM, TERMINATION AND REMEDY FOR BREACH

14.1            Term. This Agreement is effective as of the date hereof and shall continue indefinitely unless terminated by either Party in accordance with the terms hereof.

14.2            Termination. The Parties agree that any termination of this Agreement shall be only in accordance with the termination provisions set forth in Section 14 of the  Collaboration Agreement which is hereby incorporated by reference herein.

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14.3            Effect of Termination. The Parties agree that the effect of any termination of this Agreement shall be in accordance with the termination provisions set forth in Section 14 in the Collaboration Agreement.

14.4            Survivals. Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Sections 8 (Intellectual Property), 10 (Confidentiality), 11 (Recall of Product), 12 (Representations and Warranties) and 13 (Indemnification and Insurance).

14.5            Remedy for Breach. The Parties agree that the sole remedies for breach under this Agreement shall be as set forth in Section 14 of the Collaboration Agreement which is hereby incorporated by reference herein.

ARTICLE 15

MISCELLANEOUS

15.1            Notices.

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Chiron:

Chiron Behring GmbH & Co

Emil von Behring Strasse 76

35041 Marburg

Germany

Attention: Business Development

Facsimile: 49 6421 39 5187

with a copy to:

Chiron S.p.A.

Via Fiorentina 1

53100 Siena

Italy

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Attention:   Project Development

Facsimile:  39 0577 24 3085

If to Rhein Biotech and GCVC:

GreenCross Vaccine Corporation

303 Bojung-Ri, Koosung-Eup

Yongin 449-770

Republic of Korea

Attention:  Representative Director

Facsimile: 82 31 260 9012

with a copy to:

Rhein Biotech N.V.

Gaetano Martinolaan 95

6229 GS Maastricht

The Netherlands

Attention:  CEO

Facsimile: 31 43 35 67 899

15.2            Entire Agreement. This Agreement and the Collaboration Agreement constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede any prior agreement whether written or oral.

15.3            Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party (collectively, “Events of Force Majeure”); provided, however, that the affected Party (i) shall immediately notify the other Party of the occurrence of any such Event of Force Majeure and (ii) shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed; and provided, further, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or proceeding by any governmental authority or any litigation by any third-party. Notwithstanding the foregoing, to

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the extent that an Event of Force Majeure continues for a period in excess of six (6) months, the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within four (4) months of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably possible, or (iv) to terminate this Agreement.

15.4            Assignment. This Agreement shall not be assignable in whole or in part by either Party without the prior written consent of the other Party. Each Party is, however, authorized to assign this Agreement in whole or in part to any of its Affiliates provided that the assigning Party promptly informs the other Party of the transfer of rights and obligations.

15.5            Waiver or Modification. This Agreement may not be amended, modified or supplemented except by a written instrument manually signed by all of the Parties hereto or thereto. No omission or delay on the part of either Party in requiring the due and punctual fulfillment by the other of any of the obligations hereunder shall constitute a waiver by the omitting or delaying Party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

15.6            Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

15.7            Dispute Resolution. The Parties agree that in the event of a dispute between them arising out of or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be referred to the Chief Executive Officer of Chiron and the Chief Executive Officer of Rhein Biotech and GCVC for further review and resolution.

15.8            Governing Law and Arbitration. This Agreement is construed and shall be governed by, interpreted and enforced in accordance with the laws of England. In the event the Parties are unable to reach accord using the procedures specified in Section 15.7, such dispute shall be finally settled without recourse to the courts, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one arbitrator designated in conformity with those Rules. Arbitration shall be held in English in San Francisco, California if initiated by Rhein Biotech and GCVC and in Amsterdam, the Netherlands if initiated by Chiron. Either party may ask the competent tribunal to confirm an arbitration award or otherwise provide that it shall be enforceable.

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15.9                        Independent Contractors. The relationship between Chiron and Rhein Biotech and GCVC created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

15.10                 Absence of Existing Competition. Each of Rhein Biotech and GCVC represents and warrants to Chiron that, to the best of its knowledge and belief, neither of Rhein Biotech or GCVC nor any Affiliate of either Rhein Biotech or GCVC is presently engaged in the business of manufacturing, marketing or distributing the Product except as follows. Chiron represents and warrants to Rhein Biotech and GCVC that, to the best of its knowledge and belief, neither Chiron nor any Affiliate of Chiron is presently engaged in the business of manufacturing, marketing or distributing the Product.

15.11                 Absence of Future Competition. Except as otherwise provided in this Agreement, each Party covenants and agrees that neither such Party nor any Affiliate of such Party (whether or not such Affiliate has accepted a sublicense hereunder and agreed to be bound by the terms hereof) nor shall any of their respective successors in interest engage in the business of developing, manufacturing, marketing or distributing any Product in the Field other than through Chiron and Rhein Biotech and GCVC, as contemplated by this Agreement, provided, however, that in the event the collaboration with respect to the Acellular Product is terminated pursuant to the terms of Section 2.5 of the Collaboration Agreement, then this Section 15.11 shall not apply to any acellular product in the Field.

15.12                 Ethical Business Practices. Neither Party, nor any person employed by it or representing it, has ever made, offered, provided or authorized, and covenants that neither it, nor any person employed by it or representing it, will make offer provide or authorize, direct or indirectly, any payment or transfer of anything of value to any official, representative or employee of any government agency or instrumentality, any political party or officer thereof, or any candidate for public office for the purpose of influencing a decision by any of them in their official capacity, and no officer, director, partner, owner, principal, employee, or agent of either Party is an official or employee of a governmental agency or instrumentality or a government owned company in a position to influence action or a decision regarding the activities of such Party contemplated in this Agreement. Each Party covenants that it will inform the other, if and as soon as any person assumes such a position as an official or employee of a governmental agency or instrumentality or government owned company, while at the same time remaining an officer, director, partner, owner, principal, employee, or agent of such Party.

15.13                 Change of Control. The Parties agree that the terms of Section 14.4(b) of the Collaboration Agreement apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

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15.14                 Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party including the names “Rhein Biotech and GCVC” and “Chiron” without the prior written consent of the owning Party.

15.15                 Joint and Several Liability.

(a)                     Each of Chiron Behring and Chiron S.p.A. shall (i) be jointly and severally liable for the obligations of Chiron arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

(b)                    Each of Rhein Biotech and GCVC shall (i) be jointly and severally liable for the obligations of Rhein Biotech and GCVC arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

15.16                 Successors. Without prejudice to the provisions of Section 14.4(b) (Immediate Termination) of the Collaboration Agreement, this Bulk Supply Agreement binds each of the Parties hereto and their respective successors.

15.16                 Counterparts. This Agreement has been executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

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CHIRON BEHRING GMBH & CO		RHEIN BIOTECH N.V.

By:	/s/ John A Lambert	By:	/s/ Jan Thio
Name: John Lambert		Name: Jan Thio
Title: President, Chiron Vaccines		Title: Business Director

	By:	/s/ Kees Moonen
CHIRON S.P.A.	Name: Kees Moonen
Title: Legal Counsel

By:	/s/ John A Lambert	GREENCROSS VACCINE
Name: John Lambert		CORPORATION
Title: President, Chiron Vaccines

		By:	/s/ Ton Kuiper
Name: Ton Kuiper
Title: Representative Director

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List of Schedules

Schedule A:	Definitions

Schedule B:	Minimum Contract Requirements

Schedule C:	Product Addendum

Schedule D:	Chiron Materials

Schedule E:	Rhein Biotech and GCVC Materials

Schedule F:	Loss Allowances

Schedule G:	Price Calculations

SCHEDULE A

DEFINITIONS

SCHEDULE A

DEFINITIONS

For the purposes of the Collaboration Documents the following words and phrases shall have the following meanings:

1.1                   [***]

1.2                   “Affiliate”, with respect to any person, means any company, entity, joint venture or similar business arrangement which is controlled by, controlling or under common control with such person, and shall include without limitation any company fifty percent or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such person, and any company which owns or controls, directly or indirectly, fifty percent or more of such person.

1.3                   “Allowable Expenses” means the fully burdened, fairly allocated direct and indirect costs and expenses incurred by either Party in connection with its activities under the Collaboration Documents, which shall include a reasonable depreciation of employed assets, as determined in accordance with the accounting methodologies set forth in Schedule F to the Collaboration Agreement; provided that such costs and expenses are contemplated by an Annual Plan and Budget approved in accordance with the provisions of Article 3 of the Collaboration Agreement; provided, however, that any depreciation and amortization associated with any capital expenditure prior to commercialization of the Product shall be treated as an Allowable Expense only to the extent that such expenses combined with the other R & D Expenses do not exceed [***] of the amount set forth in the Annual Plan and Budget for R & D Expenses. Allowable Expenses shall not include any (a) Excluded Expenses or (b) any allocation of general and administration expenses or any G&A Markup or (c) any Sales & Marketing Expenses.

1.4                   “Annual Plan and Budget” means, with respect to any year, a plan for such year which shall include at least the following: planned research and development activities, including timeline and targeted milestones; planned manufacturing activities; and planned sales and marketing activities and which shall be prepared and approved in accordance with the terms of Section 3.2(a) to the Collaboration Agreement.

1.5                   “Batch” shall mean a specific quantity of the Product comprising a number of units mutually agreed upon between Chiron and Rhein Biotech and GCVC, and that (a) is intended to have uniform character and quality within specified limits,

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and (b) is produced according to a single Manufacturing order during the same cycle of Manufacture.

1.6                   “BLA” stands for biologic license application and means, with respect to any Product, any application filed with a Regulatory Agency for approval to market such Product in any jurisdiction.

1.7                   “Bulk Chiron Material” means the bulk form of the Chiron Materials used as raw material in the Manufacture of the Product.

1.8                   “Bulk Loss Allowance” means the allowances for losses of Bulk Chiron Material and Bulk Rhein Biotech and GCVC Material as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.9                   “Bulk Rhein Biotech and GCVC Material” means the bulk form of the Rhein Biotech and GCVC Materials used as raw material in the Manufacture of the Product.

1.10            “Bulk Supply Agreement” means the bulk supply agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements thereto, a form of which is attached as Schedule J to the Collaboration Agreement.

1.11            “Certificate of Analysis” means the certificate of analysis confirming that the accompanying Product complies with the Product Specifications and cGMP.

1.12            “Chiron Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Chiron in accordance with the terms of the Collaboration Agreement.

1.13            “Chiron Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Chiron or persons obligated to assign their inventions to Chiron.

1.14            “Chiron Materials” means the materials described in Schedule D to the Collaboration Agreement and the additional biological materials, if any, which Chiron provides to Rhein Biotech and/or GCVC in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other substances (other than Rhein Biotech and GCVC Materials, which combination shall be deemed Collaboration Materials).

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1.15            “Chiron Purchase Order” means written orders from Chiron to Rhein Biotech and GCVC which shall specify (a) the quantity of the Product ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.16            “Chiron Purchase Price” means the price to be paid by Chiron to Rhein Biotech and GCVC for the Product in accordance with the terms of Section 5.2 of the Supply and Manufacturing Agreement.

1.17            “Chiron/Rhein Biotech and GCVC Joint Background Technology” means

(a)                     all inventions, discoveries, procedures, processes, methods, data, information, results, trade secrets and know-how, whether patentable or otherwise, arising out of the Materials Transfer Agreement prior to the Effective Date; and

(b)                    all patents and patent applications claiming such inventions and other technology; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications.

1.17            “Chiron Territory” shall have the meaning ascribed to it in Section 5.l(b) of the Collaboration Agreement.

1.18            “COGS” stands for cost of goods sold and shall have the meaning ascribed to it in Schedule F to the Collaboration Agreement.

1.19            “Collaboration” shall have the meaning ascribed to it in Section 2.1 of the Collaboration Agreement.

1.20            “Collaboration Agreement” means the collaboration agreement dated as of April 30, 2001 between Chiron and Rhein Biotech and GCVC and all schedules, amendments and supplements thereto.

1.21            “Collaboration and Development Plan” means the collaboration and development plan attached as Schedule H to the Collaboration Agreement.

1.22            “Collaboration Documents” means the Collaboration Agreement, the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.23            “Collaboration Inventions” shall have the meaning ascribed to it in the definition of Collaboration Technology.

1.24            “Collaboration Know-How” shall have the meaning ascribed to it in the definition of Collaboration Technology.

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1.23            “Collaboration Materials” means the biological materials, if any, created in connection with the Collaboration, including, without limitation, any combination of the Chiron Materials and the Rhein Biotech and GCVC Materials, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression product thereof.

1.24            “Collaboration Technology” means:

(a)                     all inventions arising from the activities of the parties under the  Collaboration Agreement, including all Chiron Inventions, all Rhein Biotech and GCVC Inventions and all Joint Inventions (collectively, “Collaboration Inventions”);

(b)                    all patents and patent applications relating to Collaboration Inventions; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications (collectively, “Collaboration Patents”); and

(c)                     all scientific, engineering, economic, commercial or other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how arising from the activities of the Parties under the Collaboration Agreement, whether or not patentable (collectively, “Collaboration Know-How”).

1.25            “Confidential Information” shall have the meaning ascribed to it in Article 10 of the Collaboration Agreement.

1.26            “Contributed Chiron Technology” means:

(a)                     all patents and patent applications Controlled by Chiron as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule B to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or sale of the Product by Rhein Biotech and GCVC would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

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(b)                    all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Chiron as of the Effective Date.

1.27            “Contributed Rhein Biotech and GCVC Technology” means:

(a)                     all patents and patent applications Controlled by Rhein Biotech and GCVC as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule C to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or safe of the Product by Chiron would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

(b)                    all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Rhein Biotech and GCVC as of the Effective Date.

1.28            “Controls” or “Controlled” means possession of the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.29            “Current Good Manufacturing Practices” or “cGMP” means the good manufacturing practices required by each applicable regulatory authority at any time during the term of this Agreement for the manufacture and testing of pharmaceutical materials as applied solely to the Product.

1.30            “Effective Date” means the date of the Collaboration Agreement.

1.31            “Excluded Expenses” means any and all costs and expenses incurred in defending, settling or otherwise discharging any liability to a third party, including, without limitation, any employee of either Party or their Affiliates, based upon tortious acts.

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1.32            “Extraordinary Items” means (i) any and all Losses incurred by either Party in connection with Third Party claims arising out of or relating to the manufacture, use, or sale of the Product, including, without limitation, product liability claims and claims based on the alleged infringement or misappropriation of intellectual property rights held by Third Parties; and (ii) any other extraordinary items which the Steering Committee determines are an appropriate deduction from Operating Profits.

1.33            “Field” means the field of pentavalent combination vaccines for pediatric use.

1.34            “Finance Committee” means the finance subcommittee established pursuant to the terms of Section 3.3 of the Collaboration Agreement.

1.35            “FTE” means the full time equivalent effort of one person who participates directly in the research and development activities of the Collaboration other than Third Party contractors determined in accordance with the terms of Section 3.2(d) of the Collaboration Agreement.

1.36            “G&A Markup” means any allocation of the Parties’ respective general and administration costs.

1.37            “IND” stands for investigational new drug, and means, with respect to any Product, the application filed with a Regulatory Agency in any jurisdiction for approval to conduct clinical studies of such Product in humans.

1.38            “Investment Plan” means the investment plan agreed by the Parties and attached to the Collaboration Agreement as Schedule L to the Collaboration Agreement.

1.39            “Joint Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented jointly by employees of Chiron (including persons obligated to assign inventions to Chiron) and employees of Rhein Biotech and GCVC (including persons obligated to assign inventions to Rhein Biotech and GCVC).

1.40            “Loss” means any loss, damage, liability, cost, deficiency, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses.

1.41            “Manufacture” or “Manufacturing” shall mean the formulation, filling, packaging, inspecting, labeling, and testing of the Product by Rhein Biotech and GCVC.

1.42            “Marketing Authorization”, with respect to any Product, means any approval granted by any Regulatory Agency to market such Product in any jurisdiction.

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1.43            “Master Batch Record” means, with respect to each Product to be Manufactured hereunder, a formal set of instructions for the Manufacture of such Product.

1.44            “Material Breach” shall have the meaning ascribed to it in Section 14.3 of the Collaboration Agreement.

1.45            “Minimum Contract Requirements” means the quantity of the Product set forth in Schedule B to the Bulk Supply Agreement and Schedule B to the Manufacturing and Supply Agreement.

1.46            “Net Sales” means, with respect to either Party, the total gross sales or consideration for the Product charged to unaffiliated third parties, including without limitation, amounts invoiced for sales of the Product, less the Sales and Return Allowances, provided, however, that the selling Party may, at its option, allocate the Sales and Return Allowances based upon accruals estimated reasonably and consistent with such Party’s standard business practices; and provided further, however, that if the selling Party elects to utilize such accruals, actual deductions will be calculated and, if applicable, a “true-up” made, on an annual basis and to the extent the aggregate amount of such deductions is required under the terms of this Agreement to be allocated between countries, such allocation will be in the same proportion as gross sales of the Product realized in each country in the applicable period.

1.47            “Other Revenues” means any revenues arising out of Collaboration Technology other than Net Sales, including, without limitation, royalties or other amounts paid by Third Parties for licenses to Collaboration Technology.

1.48            “Parties” means Chiron and Rhein Biotech and GCVC and “Party” shall mean one of them.

1.49            “Product” means (a) the Whole Cell Product; and (b) to the extent of the Collaboration proceeding in accordance with the terms of Section 2.5 of the Collaboration Agreement, the Acellular Product.

1.50            “Product Addendum” means the addendum attached as Schedule C to the Bulk Supply Agreement and as Schedule C to the Manufacturing and Supply Agreement setting forth the Product Requirements, terms and presentations for each Product Manufactured under the Bulk Supply Agreement and the Manufacturing and Supply Agreement.

1.51            “Product Loss Allowance” means the allowances for losses of the finished Product as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.52            “Product Requirements” means the Product Specifications, the Master Batch Record and Rhein Biotech and GCVC’s SOPs.

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1.53            “Product Specifications” means, with respect to the Product, the specifications and testing to be performed for the Bulk Chiron Material, the Bulk Rhein Biotech and GCVC Material, the Product and/or the stability program that are set forth in the Rhein Biotech and GCVC SOPs and the Master Batch Records. The Product Specifications include all tests that Rhein Biotech and GCVC are required to conduct or cause to be conducted as specified in the Collaboration and Development Plan. The Product Specifications my be modified from time to time only in accordance with the terms of the Collaboration Agreement.

1.54            “R&D Expenses” means Allowable Expenses incurred in connection with  research and development of the Product, including, without limitation, manufacture of research and clinical supplies of the Product, determined in accordance with the terms of Section 4.2 of the Collaboration Agreement and with the accounting methodologies set forth in Schedule F to the Collaboration Agreement.

1.55            “Regulatory Agency” means the United States Food and Drug Administration or EMEA or the Korean Food and Drug Administration or any equivalent regulatory agency in any other jurisdiction.

1.56            “Released Executed Batch Record” means the completed batch record and associated deviation reports, investigation reports, and certificates of analysis created for each Batch of the Product.

1.57            “Residual Expenses” means, with respect to either Party, any Allowable Expenses which such Party incurs following any termination of the Collaboration Agreement and which such Party cannot reasonably eliminate.

1.58            “Rhein Biotech and GCVC Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Rhein Biotech and GCVC in accordance with the terms of the Collaboration Agreement.

1.59            “Rhein Biotech and GCVC Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Rhein Biotech and/or GCVC or persons obligated to assign their inventions to Rhein Biotech and/or GCVC.

1.60            “Rhein Biotech and GCVC Materials” means the materials described in Schedule E to the Collaboration Agreement and the additional biological materials, if any, which Rhein Biotech and GCVC provide to Chiron in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other

8

substances (other than Chiron Materials, which combination shall be deemed Collaboration Materials).

1.61            “Rhein Biotech and GCVC Purchase Order” means written orders from Rhein Biotech and GCVC to Chiron which shall specify (a) the quantity of the Bulk Chiron Material ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.62            “Rhein Biotech and GCVC Purchase Price” means the price to be paid by Rhein Biotech and GCVC to Chiron for the Bulk Chiron Material in accordance with the terms of Section 5.2 of the Bulk Supply Agreement.

1.63            “Rhein Biotech and GCVC Territory” shall have the meaning ascribed to it in Section 5.1 of the Collaboration Agreement.

1.64            “Sales & Marketing Expenses” means the following sales and marketing expenses for the Product including:

(i)                        Costs associated with sales representatives such as compensation, benefits, travel, supervision and training of sales representatives, sales meetings and other sales expenses.

(ii)                     Direct costs of marketing, promotion, advertising, professional education, product related to public relations, relationships with opinion leaders and professional societies, market research and other similar activities.

1.65            “Sales and Return Allowances” means the following sales and return allowances as determined under US GAAP:

(a)                      normal and customary trade and/or quantity discounts;

(b)                     returns, rebates, credit for product defects actually;

(c)                      to the extent separately stated on purchase orders and invoices or other documents of sale and actually taken:

(i)	imported and export duties;
(ii)	excise, sales or usetaxes;
(iii)	value added taxes, and other governmental charges; and

(d)                     transportation, transit and insurance for transportation, each to the extent separately invoiced and paid by the selling Party.

1.66            “SOPs” mean standard operating procedures for the Manufacture of the Product which shall be reviewed by both Parties.

1.67            “Steering Committee” shall have the meaning ascribed to it in Article 3 of the Collaboration Agreement.

1.68            “Supply and Manufacturing Agreement” means the supply and manufacturing  agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements

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thereto, a form of which is attached as Schedule K to the Collaboration Agreement.

1.69            “Termination Products” means the Whole Cell Product and the Acellular Product, if any, included within the Collaboration in accordance with the provisions of Section 2.1 to the Collaboration Agreement prior to the termination, if any, of the Collaboration Agreement.

1.70            “Territory” means the Chiron Territory and/or the Rhein Biotech and GCVC Territory, as the case may be.

1.71            “Testing Standards and Procedures” means, with respect to each Product Manufactured hereunder, the written standards and procedures for evaluating compliance with the applicable Product Specifications, as mutually agreed upon in writing by Chiron and Rhein Biotech and GCVC.

1.72            “Third Party” means any person or entity other than the Parties and their respective Affiliates.

1.73            “Third Parry Royalties” means all royalties either Party is obligated to pay based on the manufacture, use or sale of any Product under (a) agreements in effect as of the Effective Date, all of which agreements are identified in Schedule G to the Collaboration Agreement, or (b) agreements contemplated at the Effective Date and referred to in Schedule G to the Collaboration Agreement, or (c) agreements entered into after the date hereof and not referred to in Schedule G to the Collaboration Agreement, provided that such agreements are approved by the Steering Committee in accordance with Article 3 of the Collaboration Agreement

1.74            “Transfer Price” means the transfer price set in accordance with the terms of the Collaboration Agreement and calculated in accordance with the formula indicated in Schedule G to the Bulk Supply Agreement and Schedule G to the Supply and Manufacturing Agreement

1.75            “Unit” shall mean one individually packaged unit of the final Product, including, without limitation, one or more doses of the Product in a vial or uniject, all as specified in the applicable Product Addendum.

1.76            “Whole Cell Product” means the whole cell pentavalent liquid combination vaccine for pediatric use DTwP-Hib-HBV for protection against Diptheria, Tetanus, Pertussis, Haemophilus Influenza type b and Hepatitis B.

10

SCHEDULE B

MINIMUM CONTRACT REQUIREMENTS

[***]

SCHEDULE C

PRODUCT ADDENDUM

[TO BE AGREED PURSUANT TO SECTION 2.3 OF THIS AGREEMENT]

SCHEDULE D

CHIRON MATERIALS

[IDENTICAL TO SCHEDULE D OF THE COLLABORATION AGREEMENT. NOT REPEATED AT THIS POINT IN THE FILING.]

SCHEDULE E

RHERN BIOTECH AND GCVC MATERIALS

[IDENTICAL TO SCHEDULE E OF THE COLLABORATION AGREEMENT. NOT REPEATED AT THIS POINT IN THE FILING.]

SCHEDULE F

LOSS ALLOWANCES

[IDENTICAL TO SCHEDULE F OF THE COLLABORATION AGREEMENT. NOT REPEATED AT THIS POINT OF THE FILING.]

SCHEDULE G

TO BULK SUPPLY

AGREEMENT

Transfer Pricing

1.                          Definitions

Capitalized terms used in this Schedule but not defined herein shall have the meanings ascribed to them in Schedules A and F to the Collaboration Agreement. The following  words and phrases shall have the following meanings:

“Actual Average Foreign Exchange Rate” means the average of the monthly exchange rates quoted by the New York branch of the United States Federal Reserve Bank.

“Actual Average Net Sales Price” means the actual weighted average Net Sales price per Unit for the Product invoiced to all unaffiliated third parties in the Territory.

“Actual Chiron Cost of Goods Sold” means the actual Cost of Goods Sold of the Chiron Antigen costs per Unit of the Product.

“Actual Cost of Goods Sold” means the actual Cost of Goods Sold per Unit.

“Actual Gross Margin” means the Actual Average Net Sales Price minus the Actual Cost of Goods Sold.

“Actual Rhein Biotech and GCVC Cost of Goods Sold” means the actual Cost of Goods Sold of the Rhein Biotech and GCVC Antigen and the blending, filling, and packaging costs per Unit of the Product.

“Additional Payment Report” means the written report provided by Rhein Biotech and GCVC to Chiron detailing the additional payment, if any, required to be made to Chiron for differences between the Actual Average Net Sales Price and the Projected Average Net Sales Price. This report shall be prepared by Rhein Biotech and GCVC and delivered to Chiron in the format and within the timing described in the Accounting Methodologies Schedule F to the Collaboration Agreement.

“Antigen” means a Chiron Antigen and/or a Rhein Biotech and GCVC Antigen as the context may require.

“Chiron Antigen” means each antigen referred to in Schedule D to the Collaboration Agreement.

“Cost of Goods Sold” shall have the meaning ascribed to it in Schedule F (Accounting Methodologies) to the Collaboration Agreement.

“Cost of Goods Sold Report” means the written report detailing the Actual Chiron Cost of Goods Sold and the Projected Chiron Cost of Goods Sold and the Actual Rhein Biotech and GCVC Cost of Goods Sold and the Projected Rhein Biotech and GCVC Cost of Goods Sold. These reports shall be prepared in the format and within the timing described in and in accordance with the Accounting Methodologies Schedule F to the Collaboration Agreement.

“GAVI Actual Average Net Sales Price” means the Actual Average Net Sales Price per Unit of the Product invoiced to the Global Alliance for Vaccines and Immunization (“ GAVI)”.

“GAVI Projected Average Net Sales Price” means the best estimate of the weighted average Net Sales price per Unit of the Product invoiced to the Global Alliance for Vaccines and Immunization (“GAVI”).

“Gross Margin Report” means the written report provided to Chiron by Rhein Biotech and GCVC which shall include in reasonable detail the Actual Gross Margin, the Projected Gross Margin, Actual Average Net Sales Price, applicable Projected Average Net Selling Price, Projected Cost of Goods Sold, Actual Cost of Goods Sold, Actual Foreign Exchange Rate, Projected Foreign Exchange Rate, and actual number of doses sold by month. This report shall be prepared by Rhein Biotech and GCVC and delivered to Chiron in the format and within the timing described in the Accounting Methodologies Schedule F of the Collaboration Agreement.

“Indicative Tender” means the last major tender or request won or lost in the Supranational Market that the Parties agree may be reasonably expected to establish the price per dose for subsequent tenders or requests.

“Initial Period” means the period from the date of the first sale of the Product in the Territory to December 31 of such calendar year.

“Initial Period Transfer Price” means the transfer price for the Initial Period as calculated in accordance with the terms of Section 2(a) of this Schedule G.

“Initial Shipment Transfer Price” means the Projected Chiron Cost of Goods Sold per Unit for the initial shipment of the Bulk Chiron Material.

“Market Condition Change” means an unexpected change in market conditions beyond Rhein Biotech and GCVC’s control where an Indicative Tender has occurred.

“Maximum COGS” means the Cost of Goods Sold estimate agreed to by the Steering Committee pursuant to Section 2(b) or Section 3(b) hereof plus [***].

“Maximum Projected Average Net Sales Price” is [***] of the Projected Average Net Sales Price to be used in the calculation of the Projected Gross Margin and corresponding Transfer Price.

“Minimum Projected Average Net Sales Price” means the GAVI Projected Average Net Sales Price which is equal to U.S. Dollars[***].

“Net Sales” shall have the meaning ascribed to in Schedule F (Accounting Methodologies) to the Collaboration Agreement.

“Projected Average Net Sales Price” means the best estimate of the weighted average Net Sales price per Unit of the Product invoiced to unaffiliated third parties in the Supranational Market in the Territory as agreed by the Parties in good faith.

“Projected Chiron Cost of Goods Sold” is defined as the estimated Cost of Goods Sold of all of the Chiron Antigens.

“Projected Cost of Goods Sold” means the estimated Cost of Goods Sold of the Product.

“Projected Forward Foreign Exchange Rate” means the projected forward foreign exchange rate used to convert the local currency used into US Dollars. This rate is the best estimate of the average foreign exchange rate for the relevant period as agreed by the Parties in good faith.

“Projected Gross Margin” means the Projected Average Net Sales Price minus the Projected Cost of Goods Sold.

“Public Market” shall mean the market for the Product directly derived from any tender or requests funded by any provincial and/or federal authority in the Territory excluding the Supranational Market.

“Rhein Biotech and GCVC Antigen” means each antigen referred to in Schedule E to the Collaboration Agreement.

“Subsequent Period” means each twelve month period following the Initial Period.

“Subsequent Period Transfer Price” means the transfer price for the Subsequent Period as calculated in accordance with the terms of Section 3(a) of this Schedule G.

“Substantially Different” means a [***] increase or decrease.

“Supranational Market” shall mean the market for sales of the Product to institutions such as the Global Alliance for Vaccines and Immunization (“GAVI”), the World Health Organization (“WHO”), the Pan American Health Organization (“PAHO”), the United Nations Children’s Fund (“UNICEF”) and any similar organization operating on a worldwide basis.

“Transfer Price” means the Initial Period Transfer Price and each Subsequent Period Transfer Price.

2.                          Initial Period Transfer Price Calculation

(a)          Calculation of the Initial Period Transfer Price. The Transfer Price for the Bulk Chiron Material will be fixed and remain in force for a six month period prospectively. The Transfer Price for this Bulk Chiron Material for the Initial Period shall be calculated on per Unit basis by (i) Multiplying the Projected Gross Margin for the new Initial Period by [***] and (ii) adding to such amount the Projected Chiron Cost of Goods Sold for the Initial Period provided, however, that the Transfer Price for the initial shipment of the Bulk Chiron Material shall be set forth in 2 (d) below.

(b)         Setting of the Initial Period Transfer Price. The Steering Committee shall agree on the Initial Period Transfer Price and all components thereof except as set forth in Section 2 (d) below (i) with respect to the Initial Period Transfer Price for the first six month portion of the Initial Period, to the extent applicable, no later than two months before the beginning of Initial Period, and (ii) with respect to the Initial Period Transfer Price for any subsequent portion of the Initial Period, no later than the end of the fourth month of the first six month portion of the Initial Period, provided, however, that if the Parties fail to agree to a Transfer Price pursuant to Section 2 (b) (ii) above such Transfer Price will be determined by applying the prior actual results as follows:

The Actual Average Net Sales Price will be the tender price for the last Indicative Tender. The Actual Chiron Cost of Goods Sold, Actual Rhein Biotech Cost of Goods Sold, and the Actual Average Foreign Exchange Rate will be based on the average of last two months of the preceding six month period of the Initial Period.

With respect to the setting of the Cost of Goods Sold per Unit, each Party will update the initial Cost of Goods Sold per Unit estimate exchanged between the Parties. This updated estimate will include Cost of Goods per Unit details (see Annex B to Schedule F (Accounting Methodologies) to the Collaboration Agreement) including the cost per dose of each antigen, the blending, filling, finishing, and Third Party Royalty amounts. The previously listed details will be reported for the then current capacity of each Party’s manufacturing facilities and for each step of increased capacity up to the agreed capacity necessary to complete [***] units of the Product.

Each Party initially shall have the right to audit the other prior to the Steering Committee agreeing the Initial Period Transfer Price. If the results of such audit would result in a change of [***] then the Cost of Good Sold per Unit as determined by the audit, will be the resulting Cost of Goods Sold per Unit used in determining the Transfer Price. Each such Initial Period Transfer Price shall be fixed and subject to change only in accordance with the provisions of Section 2(c) below.

(c)          Market Condition Change. In the event of the occurrence of a Market Condition Change, then Chiron and Rhein Biotech and GCVC shall confer regarding a possible adjustment to the Projected Average Net Sales Price for the relevant period and the resulting adjustment to the Initial Period Transfer Price. Any such adjusted Projected Average Net Sales Price and Initial Period Transfer Price shall apply prospectively with respect to all calculations in connection with all Product shipped by Rhein Biotech and GCVC during remainder of the relevant portion of the Initial Period. Only two such adjustments to the Initial Period Transfer Price may be made during the Initial Period, and only one may be made during the first six months, to the extent applicable, of the Initial Period and only one during the second six months, if any, of the Initial Period.

(d)         Initial Shipment of Bulk Chiron Material Transfer Price The initial shipment of Bulk Chiron Material from Chiron to Rhein Biotech and GCVC will be at the Initial Shipment Transfer Price. The maximum number of Units that may be included in the initial shipment at the Initial Shipment Transfer Price shall be calculated by taking the amount of U.S. Dollars [***] divided by the per Unit fully burdened Initial Transfer Price determined in Section 2 (a) above. Only the Initial Shipment of Bulk Chiron Material will be at the Initial Shipment Transfer Price. All subsequent shipments during the Initial Period will be at the full Transfer Price detailed in Section 2 (a).

Notwithstanding the use of the initial Shipment Transfer Price, it is understood by the Parties that while the Transfer Price for initial shipment of Bulk Chiron Material is set at the Initial Shipment Transfer Price that Chiron will recover its full Transfer Price including the profit element as determined in Section 2(a)(i) above through the Initial Period Additional Payment mechanism set forth in Section 7.

On or before the date of the initial shipment of Bulk Chiron Material to Rhein Biotech and GCVC, Rhein Biotech and GCVC shall provide to Chiron an “On Demand” bank guarantee from ABN AMRO Bank N.V. or other such internationally recognized bank in the United States in the amount of the additional payment calculated in accordance with Section 7 (a). Chiron shall have the right to demand payment of the guarantee on the date which is nine months from the date of the initial shipment of Bulk Chiron Material to Rhein Biotech and GCVC.

Payment for the additional payment for the initial shipment of Bulk Chiron Material to Rhein Biotech and GCVC by Chiron set forth in Section 7 (a) will be due on the earlier of:

(a)          60 days after the end of the calendar quarter where sales of the relevant Product were made or

(b)         nine (9) months from shipment of the Bulk Chiron Material from Chiron to Rhein Biotech and GCVC.

3.                          Subsequent Period Transfer Price Calculation

(a)          Calculation of the Subsequent Period Transfer Price. The Transfer Price for the Bulk Chiron Material t wilt be fixed and remain in force for a six month period prospectively. The Transfer Price for this Bulk Chiron Material each Subsequent Period shall be calculated on a per Unit basis by (i) multiplying the Projected Gross Margin for the relevant Subsequent Period as agreed upon in Section 3(b) below by [***] and (ii) adding to this amount the Projected Chiron Cost of Goods Sold for such period.

(b)         Setting of the Subsequent Period Transfer Price. Rhein Biotech and GCVC shall provide Chiron with a Gross Margin Report within the timelines and in the format described in the Schedule F (Accounting Methodologies) to the Collaboration Agreement. Based on the information in such Gross Margin Report and on the information in the Cost of Goods Sold Report, the Steering committee shall agree on a Projected Gross Margin, the Projected Chiron Costs of Good sold and the Projected Forward Foreign Exchange Rates for the Subsequent Period to be applied in calculating the relevant Subsequent Period Transfer Price. The Steering Committee shall set the Subsequent Period Transfer Price for the first six months of the first Subsequent Period at the beginning of the final month of the Initial Period. Thereafter, the Subsequent Period Transfer Price shall be set by the Steering Committee once every six months using the same methodology. Each Subsequent Period Transfer Price shall be fixed for the relevant six month period and shall be subject to change only in accordance with the provisions of Section 3(c) below provided, however if the parties fail to agree to a Transfer Price pursuant to this section 2 (b)

that the Transfer Price will be determined by applying the prior actual results as follows: The Actual Average Net Sales Price will be the tender price for the last Indicative Tender. The Actual Chiron Cost of Goods Sold, Actual Rhein Biotech Cost of Goods Sold, and the Actual Average Foreign Exchange Rate will be based on the average of last two months of the preceding six month period of the Subsequent Period.

(b)         Market Condition Change. In the event of the occurrence of a Market Condition Change, then Chiron and Rhein Biotech and GCVC shall confer regarding a possible adjustment to the Projected Average Net Sales Price for the relevant period and the resulting adjustment to the Subsequent Period Transfer Price. Any such adjusted Projected Average Net Sales Price and Subsequent Period Transfer Price shall apply prospectively with respect to all calculations in connection with all Product shipped by Rhein Biotech and GCVC during the remainder of the relevant portion of such Subsequent Period. Only two such adjustments to the Subsequent Period Transfer Price may be made during each Subsequent Period, and only one may be made during the first six months of each Subsequent Period and only one during the second six months of each Subsequent Period.

4.              Maximum Projected Average Net Sales Price

The Projected Average Net Sales Price used in calculating the Projected Gross [Illegible]

Average Net Sales Price which shall be [***] of the Projected Average Net Sales Price. It is understood that the Maximum Projected Average Net Sales Price is intended in part to ensure a fair and reasonable return to Rhein Biotech and GCVC for having assumed the risks and borne the costs associated with distributing the Product in the Rhein Biotech and GCVC Territory and accordingly shall apply regardless of the Projected Average Net Sales Price for any period.

5.              Minimum Projected Average Net Sales Price.

Notwithstanding anything to the contrary contained in this Agreement, the Projected Average Net Sales Price for the Product shall not be less than the Minimum Projected Average Net Sales Price unless the Parties meet, confer and agree on a different Projected Average Net Sales Price. Notwithstanding the above stated Minimum Projected Average Net Sales Price the Parties agree in the event the Actual Average Net Sales Price for three consecutive months is less than the Minimum Projected Average Net Sales Price, the Parties shall meet and agree in good faith a revised Minimum Projected Average Net Sales.

6.              Currency Translation

The Transfer Price shall be expressed in U.S. Dollars. The Projected Average Net Sales Price, Projected Cost of Goods Sold and Projected Gross Margin shall be converted in each case to U.S. Dollars based on the relevant Projected Forward Foreign Exchange Rate. The Actual Average Net Sales Price, Actual Cost of Goods Sold and Actual Gross Margin on the basis of which any Transfer Price is calculated, shall be converted to U.S. Dollars at the average foreign exchange rate quoted by the New York Branch of the Federal Reserve Bank’s daily afternoon rate for the relevant quarter for which such Transfer Price is calculated.

7.              Initial Period Additional Payments

The Actual Average Selling Price shall be the basis for establishing the final Transfer Price. If the Actual Average Net Sales Price is less than the Initial Shipment Transfer Price or the Projected Average Net Sales Price, as applicable, no adjustment shall be made.

For the Initial Period, the additional payment, if any, each calendar quarter for all sales in such quarter shall be calculated for the relevant quarter for the initial shipment of Bulk Chiron Material ,

by (i) taking the Actual Average Net Sales Price less the Initial Shipment Transfer COGS Chiron Price (ii) multiplying that figure by the number of Units shipped during the initial shipment and (iii) multiplying the previous result by [***]. The applicable Initial Shipment Transfer Price to be used in this calculation will be based on the price used when the Bulk Chiron Material was shipped to Rhein Biotech and GCVC from Chiron on a first-in, first-out (“FIFO”) basis.

(a)          (b) for all other shipments of Bulk Chiron Material other than the initial shipment of Bulk Chiron Material by (i) taking the Actual Average Net Sales Price less the Projected Average Net Sales Price and (ii) multiplying the previous result by the number of Units shipped during the relevant quarter and (iii) multiplying that figure by [***]. The applicable Projected Average Net Sales Price to be used in this calculation will be based on the price used when the Bulk Chiron Material was shipped to Rhein Biotech and GCVC from Chiron.

8.              Subsequent Period Additional Payments

The Actual Average Selling Price shall be the basis for establishing the final Transfer Price. If the Actual Average Net Sales Price is less than the Projected Average Net Sales Price, no adjustment shall be made.

For the Subsequent Periods, the additional payment, if any, each calendar quarter for all sales in such quarter shall be calculated for the relevant quarter

(a) by (i) taking the Actual Average Net Sales less the Projected Average Net Sales Price and (ii) multiplying the previous result by the number of Units shipped during the relevant quarter and (iii) multiplying that figure by [***]. The applicable Projected Average Net Sales Price to be used in this calculation will be based on the price used when the Bulk Chiron Material was shipped to Rhein Biotech and GCVC from Chiron.

9.              Reports

(a)          Gross Margin Report

The first Gross Margin Report shall cover the first three (3) months of actual results and the following three (3) months of forecasted results of the Initial Period and each subsequent report shall cover the subsequent six (6) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Gross Margin Report is to report actual results for the reporting period and also to assist in determining the Transfer Price for the next six (6) month period.

(b)          Cost of Goods Sold Report

The first Cost of Goods Sold Report shall cover the first three (3) months of actual results and the following three (3) months of forecasted results of the Initial Period and each subsequent report shall cover the subsequent six (6) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Cost of Goods Sold Report is to report actual results and to assist in preparing the Gross Margin Report.

(c)          Additional Payment Report

The first Additional Payment Report shall cover the first three (3) months of actual results of the Initial Period and each subsequent report shall cover the subsequent three (3) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Additional Payment Report is to determine the additional payment, if any, required to be made to Rhein Biotech and GCVC for the three (3) month period

10.  [***]

SCHEDULE K

EXECUTION VERSION

SUPPLY AND MANUFACTURING AGREEMENT

This Supply and Manufacturing Agreement is made and entered into as of April 30, 2001 by and among Chiron Behring GmbH & Co, a company incorporated in Germany, with offices at Emil von Behring Strasse 76, 35041 Marburg, Germany (“Chiron Behring”), Chiron S.p.A., a company incorporated in Italy, with offices at Via Fiorentina 1, 53100 Siena, Italy (“Chiron S.p.A.”, and together with Chiron Behring GmbH & Co, “Chiron”), Rhein Biotech N.V., a company incorporated in the Netherlands, with offices at Gaetano Martinolaan 95,6229 GS Maastricht, The Netherlands (“Rhein Biotech”), and GreenCross Vaccines Corporation, a company incorporated in the Republic of Korea, with offices at 303 Bojung-Ri, Koosung-Eup, Yongin 449-770, Republic of Korea (“GCVC”, and together with Rhein Biotech, “Rhein Biotech and GCVC”).

RECITALS

A.            WHEREAS, Chiron, Rhein Biotech and GCVC have entered into a Collaboration Agreement dated the date hereof the (“Collaboration Agreement”) pursuant to which they will collaborate on the research, development and manufacturing of one or more new pentavalent combination vaccines for pediatric use (as more specifically defined herein, the “Product”).

B.             WHEREAS, Chiron, Rhein Biotech and GCVC agreed pursuant to the terms of the Collaboration Agreement to enter into a supply and manufacturing agreement pursuant to which Chiron shall supply certain materials to Rhein Biotech and GCVC for use in the manufacture of the Product for sale of the Product by Chiron, all as more specifically set forth herein.

NOW THEREFORE in consideration of the premises and other good and valuable consideration, Chiron and Rhein Biotech and GCVC agree as follows.

ARTICLE 1
DEFINITIONS

1.1          Definitions. For the purposes of this Agreement, (a) capitalized terms used herein but not defined herein shall have the meanings ascribed to them in Schedule A attached hereto, and (b) “Agreement” means this agreement, all amendments and supplements to this agreement and all schedules to this agreement.

1.2          Rules of Interpretation. For the purposes of this Agreement the following rules

1

of interpretation shall apply:

(a)          The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.

(b)          The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.

(c)          Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent.

(d)          Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day in the jurisdiction of the Party to make such payment or do such act.

(e)          In the event of any conflict between this Agreement and the Schedules, this Agreement shall prevail.

ARTICLE 2
COLLABORATION AND DEVELOPMENT PLAN

2.1          Collaboration and Development Plan. Chiron, Rhein Biotech and GCVC have agreed a Collaboration and Development Plan for collaboration on the research, development and commercialization of the Product. The Collaboration and Development Plan shall be deemed to be incorporated herein and by reference made a part of this Agreement.

2.2          No Amendment of Collaboration and Development Plan. The terms of the Collaboration and Development Plan may be varied or amended only in accordance with the terms of the Collaboration Agreement. In the event that the terms of the Collaboration and Development Plan are inconsistent with the terms of this Agreement, the Collaboration and Development Plan shall control, unless otherwise explicitly agreed to in writing by the Parties.

2.3          Product Addendum. For each Product to be Manufactured by Rhein Biotech and GCVC hereunder, the Parties shall agree in writing upon a Product Addendum. A Product Addendum for the Whole Cell Product shall be approved

2

by the Steering Committee and attached hereto as Schedule C. The terms of a Product Addendum may be varied or amended only in accordance with the terms of the Collaboration Agreement applicable to variations or amendments to the Collaboration and Development Plan.

ARTICLE 3
PURCHASE AND SUPPLY OF PRODUCT

3.1          Agreement to Purchase and Supply. Pursuant to the terms and conditions of this Agreement, Chiron shall purchase from Rhein Biotech and GCVC the Chiron Contract Requirements of the Product, and Rhein Biotech and GCVC shall use good faith efforts to Manufacture and deliver to Chiron the Minimum Contract Requirements of the Product in accordance with Article 4 of this Agreement.

3.2          Remanufacturing, Rework or Reprocessing. If during the Manufacture of any Batch of Product, any reprocessing, rework, or remanufacture is required in order to meet the Product Specifications and the Product Requirements, Rhein Biotech and GCVC shall conduct such reprocessing, rework, or remanufacture in compliance with cGMPs and the BLA. Any reprocessing, rework, remanufacture, or change not referred to in the Product Requirements must be agreed with Chiron in writing prior to implementation in accordance with the Collaboration and Development Plan.

3.3          Bulk Chiron Material Delivery. Chiron shall deliver or cause to be delivered to Rhein Biotech and GCVC the amount of Bulk Chiron Material referred to in Schedule A and the applicable Certificate of Analysis therefore by facsimile or by e-mail at least seven (7) days in advance of the date set forth in the applicable Product Addendum for Manufacture of the relevant Product. On receipt of the Bulk Chiron Material as set forth above, Rhein Biotech and GCVC’s sole obligation subject to any applicable regulatory requirements with respect to evaluation of the Bulk Chiron Material shall be to review the accompanying Certificate of Analysis to confirm that the Bulk Chiron Material conforms with the Product Specifications. Rhein Biotech and GCVC shall use reasonable care with respect to storing the Bulk Chiron Material. Each Batch of Bulk Chiron Material shall be accompanied by a reference sample thereof.

3.4          Bulk Rhein Biotech and GCVC Material Availability. Rhein Biotech and GCVC shall make available the amount of Bulk Rhein Biotech and GCVC Material referred to in Schedule B and the applicable Certificate of Analysis therefore by facsimile or by e-mail at least seven (7) days in advance of the date set forth in the applicable Product Addendum for Manufacture of the relevant Product.

3

3.5          Delay in Availability of Bulk Chiron Material or Bulk Rhein Biotech and GCVC Material. The terms of Section 14.6(a) of the Collaboration Agreement shall apply in the event of the delay in availability of Bulk Chiron Material or Bulk Rhein Biotech and GCVC Material and shall hereby be incorporated by reference herein.

3.6          Use of Bulk Chiron Material. Any Bulk Chiron Material delivered to Rhein Biotech and GCVC pursuant to the terms of this Agreement shall be used only for the manufacture of the Product for sale by Chiron and not for the manufacture of any other product or Product.

ARTICLE 4
FORECASTS AND ORDERS

4.1          Initial Forecasts. As of the date of receipt by Chiron of notice of the first regulatory approval for the Product, Chiron shall provide non-binding estimates for deliveries of the Product for a twelve (12) month period divided on a quarterly basis and for one subsequent twelve (12) month period to meet the estimated Chiron Contract Requirements for each Product, in accordance with the terms of the Collaboration Agreement and the Collaboration and Development Plan.

4.2          Subsequent Forecasts. For all forecasts subsequent to the initial forecasts set forth in Section 4.1, at least nine (9) months before the beginning of each calendar quarter, Chiron shall place a binding order (“Firm Order”) with Rhein Biotech and GCVC for the quantities of the Product required for such calendar quarter. At the same time, Chiron shall provide an additional, non-binding estimate for the subsequent twenty-four (24) months, the estimates for the first six (6) months of the twenty-four (24) months being provided by month. Each Firm Order for the Product shall be not less than 75% nor more than 125% of the latest non-binding estimate for such Product for the applicable calendar quarter during the first two (2) years of sale of such Product, and thereafter no less than 90% nor more than 110% of the latest non-binding estimate for such Product for the applicable calendar quarter. A Firm Order may not be cancelled. Notwithstanding the foregoing, Rhein Biotech and GCVC shall make every reasonable effort to comply with unplanned changes in Firm Orders, but shall not be held liable for its inability to do so. In each Firm Order for any calendar quarter, Rhein Biotech and GCVC shall state, after consultation with Chiron, a reasonable delivery schedule for the Product to be delivered in that calendar quarter.

4.3          Purchase Orders. The Parties shall agree a form of Chiron Purchase Order for Chiron to submit to Rhein Biotech and GCVC covering Chiron’s purchase of Product pursuant to this Agreement.

ARTICLE 5
COMMERCIAL TERMS

5.1          Bulk Chiron Material on Consignment. All Bulk Chiron Material delivered by Chiron to Rhein Biotech and GCVC pursuant to the terms of this Agreement shall

4

be held by Rhein Biotech and GCVC on consignment and segregated to the satisfaction of Chiron from all other inventory held by Rhein Biotech and GCVC. Title and risk of loss with respect to such Bulk Chiron Material shall remain at all times with Chiron.

5.2          Purchase Price. The Chiron Purchase Price to be paid by Chiron to Rhein Biotech and GCVC for the Product shall be an amount equal to the number of Units received multiplied by the Transfer Price calculated in accordance with Schedule G attached hereto.

5.3          Additional Payment. No later than sixty (60) days after the end of each calendar quarter, Chiron shall make an additional payment to Rhein Biotech and GCVC in accordance with the terms and provisions of Schedule G attached hereto.

ARTICLE 6
SHIPMENT AND INVOICING

6.1          Delivery Terms. The Product shall be delivered to Chiron, or to a location designated by Chiron in the Purchase Order, FCA (Incoterms, 2000). Title and risk of loss with respect to each shipment of the Product (excluding the Chiron Bulk Material included in such Product) shall pass to Chiron in accordance with such Incoterms. Rhein Biotech and GCVC shall ship in accordance with Chiron’s shipping instructions, at Chiron’s expense. Such shipping instructions shall be in accordance with the storage conditions for the Product, as specified to Chiron by Rhein Biotech and GCVC. Chiron shall have an authorized person certify in writing the condition of such materials immediately upon receipt in accordance with the storage conditions indicated on the containers.

6.2          Payment Terms. (a) The Purchase Price shall be paid by Chiron to Rhein Biotech and GCVC within sixty (60) days of the later of (i) delivery of the Product to Chiron in accordance with the terms of this Agreement and the relevant Purchase Order or (ii) receipt by Chiron of an invoice from Rhein Biotech and GCVC. Payments not received within the specified time shall bear interest in accordance with the terms of Section 14.6(c) of the Collaboration Agreement. (b) All payments due to Rhein Biotech and GCVC under any Collaboration Document shall be remitted by telegraphic transfer in immediately available funds to a bank account to be designated from time to time by Rhein Biotech and GCVC. (c) Unless otherwise agreed between the Parties, the invoiced currency shall be US Dollars.

6.3          Taxes. All payments made under mis Agreement shall be made without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges now or hereafter imposed by any taxing authority or government.

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ARTICLE 7
ACCEPTANCE OF PRODUCT

7.1          Product Conformity. Within thirty (30) calendar days from the date of receipt of both the Product and the Released Executed Batch Record to Chiron or to a facility designated by Chiron, Chiron shall test any shipment of the Product to determine whether it conforms to the Product Requirements. If any shipment of the Product conforms to the Product Requirements, Chiron shall be deemed to have accepted the Product and waived its right to revoke acceptance. If Chiron fails to notify Rhein Biotech and GCVC within the thirty (30) calendar day period that any shipment of the Product does not conform to the Product Requirements, then Chiron shall be deemed to have accepted the Product and waived its right to revoke acceptance. If Chiron believes any shipment of the Product does not conform to the Product Requirements, Chiron shall notify Rhein Biotech and GCVC including a detailed explanation of the non-conformity. Upon receipt of such notice, Rhein Biotech and GCVC will investigate such alleged nonconformity and (i) if Rhein Biotech and GCVC agree such Product is non-conforming, deliver to Chiron a corrective action plan within thirty (30) calendar days after receipt of Chiron’s written notice of non-conformity, or (ii) if Rhein Biotech and GCVC disagree with Chiron’s determination that the shipment of the Product is non-conforming, Rhein Biotech and GCVC shall so notify Chiron by telephone within the thirty (30) calendar day period and confirm such notice in writing by overnight delivery. If the Parties dispute whether a shipment of the Product is conforming or non-conforming, the shipment of the Product will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity shall be binding upon the Parties. The incorrect Party shall bear the costs of such laboratory or consultant. In the event that Rhein Biotech and GCVC agree that the shipment of the Product is non-conforming or the laboratory determines that the shipment of the Product is non-conforming, Rhein Biotech and GCVC shall replace such non-conforming Product within sixty (60) calendar days from receipt of replacement Bulk Chiron Material from Chiron, Chiron shall pay for all Product; provided, however, in the event a shipment of the Product is determined to be non-conforming solely as a result of the acts or omissions of Rhein Biotech and GCVC, then Rhein Biotech and GCVC shall (a) reimburse Chiron for its actual cost of the Bulk Chiron Material for the non-conforming shipment of the Product, and (b) either (i) refund the purchase price of the non-conforming Product, to the extent already paid or (ii) replace the non-conforming shipment of the Product at Rhein Biotech and GCVC’s expense but subject to Chiron supplying the replacement Bulk Chiron Material at Chiron’s expense.

7.2          Non-conforming Bulk Chiron Material. If the Product is rejected by Chiron, and such Product’s failure to meet the Product Requirements is the result of non-conforming Bulk Chiron Material, then such non-conformity shall be deemed not to be non-conforming solely as a result of the acts or omissions of Rhein Biotech and GCVC unless the Parties agree otherwise. Rhein Biotech and GCVC’s

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Manufacture of such replacement Batch of Product shall be Chiron’s sole and exclusive remedy for Rhein Biotech and GCVC’s failure to identify such non-conforming Bulk Chiron Material and its subsequent Manufacture of such non-conforming Product hereunder.

ARTICLE 8
INTELLECTUAL PROPERTY

8.1          Intellectual Property. The provisions of Article 7 (Intellectual Property) and Article 8 (Licenses) of the Collaboration Agreement shall apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

ARTICLE 9
MANUFACTURE OF THE PRODUCT

9.1          Manufacture. Rhein Biotech and GCVC shall Manufacture the Product in accordance with cGMP and any applicable laws or regulations as set forth in the Collaboration and Development Plan.

9.2          Inspections. Each Party shall have the right to inspect the other Party’s facilities to determine compliance with the terms and provisions of the Collaboration and Development Plan, the Product Requirements and this Agreement.

9.3          Changes to Master Batch Records and Product Specifications. Any regulatory development or change to any SOP that affects the Manufacture of the Product shall be discussed by the Parties, and any resulting changes to Master Batch Records or Product Specifications shall be agreed in writing by the Parties prior to such change in accordance with the terms of the Collaboration and Development Plan and the terms of the Collaboration Agreement as applicable to changes to the Collaboration and Development Plan.

9.4          Testing. Rhein Biotech and GCVC shall test, or cause to be tested, in accordance with the Product Specifications, each Batch of Product Manufactured pursuant to this Agreement before delivery to Chiron. A Certificate of Analysis for each Batch of Product delivered to Chiron shall set forth the items tested by Rhein Biotech and GCVC, specifications, and test results. Rhein Biotech and GCVC shall send, or cause to be sent, such certificates along with one (1) copy of the Released Executed Batch Record to Chiron prior to or at the same time as shipment of the Product to Chiron and (a) within six (6) weeks from the date of fill if such Batch requires no investigations and/or additional testing or (b) within 44 days from the date of fill if such Batch requires investigations or additional testing.

9.5          Stability Testing. Rhein Biotech and GCVC shall perform all stability testing

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required to be performed on clinical, development, and/or production Batches of the Product. Such testing shall be performed in accordance with the procedures set out in the Product-specific Rhein Biotech and GCVC SOPs for the stability protocol and the Product Specifications.

9.6          Material Safety Data Sheet. Rhein Biotech and GCVC shall maintain a material safety data sheet for the Product. Rhein Biotech and GCVC shall immediately notify Chiron of any unusual health or environmental occurrence relating to the Product, including, but not limited to any claim or complaint by any Rhein Biotech and GCVC employee or third party that the operations of Rhein Biotech and GCVC pursuant to this Agreement have resulted in any adverse health or safety effect on an employee or third party. Rhein Biotech and GCVC shall advise Chiron immediately of any safety or toxicity problem of which it becomes aware in connection with the Product.

9.7          Intentionally Omitted.

9.8          Permits and Licenses. With the exception of the initial registration of the Product in Korea which shall be subject to the terms of Section 4.2 of the Collaboration Agreement, Chiron shall have sole responsibility, at its expense, for obtaining all permits and licenses necessary or required for the sale, marketing and commercialization of the Product Manufactured by Rhein Biotech and GCVC hereunder. Rhein Biotech and GCVC shall be responsible, at its expense, to make all necessary filings and to obtain and maintain all permits and licenses required for the carrying out of its Manufacturing obligations hereunder.

9.9          Regulatory Requirements. Each Party shall notify the other of new regulatory requirements of which it becomes aware which are relevant to the Manufacture of the Product under this Agreement and which are required by any applicable regulatory authority or applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements in accordance with the terms of the Collaboration Agreement and the Collaboration and Development Plan.

(a)          Changes in Manufacturing. If facility, equipment, process or system changes are required of Rhein Biotech and GCVC as a result of requirements set forth by any relevant regulatory authority such costs shall be borne by Rhein Biotech and GCVC.

ARTICLE 10
CONFIDENTIALITY

10.1       The provisions of Article 10 (Confidentiality) of the Collaboration Agreement shall apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

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ARTICLE 11
RECALL OF PRODUCT

11.1       In the event Chiron shall be required to recall any Product because such Product may violate any relevant laws or regulations or the Product Specifications, Chiron shall be responsible for coordinating such recall. Chiron shall promptly notify Rhein Biotech and GCVC if any Product is the subject of a recall. Rhein Biotech and GCVC shall cooperate with Chiron in connection with any recall. Chiron shall be responsible for all of the costs and expenses of such recall unless (a) such recall is caused solely by Rhein Biotech and GCVC’s breach of this Agreement, in which case, Rhein Biotech and GCVC shall be responsible for the costs and expenses of such recall or (b) such recall is the result of an adverse event the cause of which cannot be attributed solely to any act or omission of Rhein Biotech and GCVC or any third party, in which case, the Parties shall share the costs and expenses of such recall.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

12.1       Mutual Representations. Each Party hereby represents and warrants to the other that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2       Rhein Biotech and GCVC Warranty. Each of Rhein Biotech and GCVC represents and warrants with respect to itself to Chiron, that (a) at the time of Manufacture, the Product shall conform to the Master Batch Record, Rhein Biotech and GCVC’s SOPs, and the Collaboration and Development Plan and shall be Manufactured in accordance with cGMP; (b) it has obtained (or will obtain prior to Manufacturing the Product) and will remain in compliance with during the term of this Agreement, all permits, licenses and other authorizations which are required under all laws, rules and regulations applicable to the Manufacture of the Product as specified in the Collaboration and Development Plan; and (c) the Bulk Rhein Biotech and GCVC Material provided hereunder will conform to the Bulk Rhein Biotech and GCVC Material specifications.

12.3       Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1 and 12.2 of this Agreement, Rhein Biotech and GCVC make no other warranties, written, oral, express or implied, with respect to the Product or the

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Manufacture of the Product. ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; INCLUDING; WITHOUT LIMITATION; THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY RHEIN BIOTECH AND GCVC.

12.4       Chiron Warranties. Chiron warrants that (a) it has the right to give Rhein Biotech and GCVC any information provided by Chiron hereunder, and that Rhein Biotech and GCVC have the right to use such information for the Manufacture of the Product, and (b) Chiron has no knowledge of any (i) patents or other intellectual rights that would be infringed by Rhein Biotech and GCVC’s Manufacture of the Product under this Agreement, or (ii) proprietary rights of third parties which would be violated by Rhein Biotech and GCVC’s performance hereunder. Chiron further warrants that the Bulk Chiron Material provided to Rhein Biotech and GCVC hereunder will conform to the Bulk Chiron Material specifications.

12.5       Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1 and 12.4 of this Agreement, Chiron makes no other warranties, written, oral, express or implied, with respect to the Bulk Chiron Material or the Product. ALL OTHER WARRANTIES; EXPRESS OR IMPLIED; INCLUDING; WITHOUT LIMITATION; THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE HEREBY ARE DISCLAIMED BY CHIRON.

ARTICLE 13
INDEMNIFICATION AND INSURANCE

13.1       Indemnification by Rhein Biotech and GCVC. Rhein Biotech and GCVC shall indemnify, defend and hold harmless Chiron and its affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as of the date when made of any of Rhein Biotech and GCVC’s representations and warranties hereunder, or (b) the breach by Rhein Biotech and GCVC of any of its obligations hereunder.

13.2       Indemnification by Chiron. Chiron shall indemnify, defend and hold harmless Rhein Biotech and GCVC and its Affiliates and their respective officers, directors, employees, agents and representatives for any Losses arising out of or relating to (a) any material inaccuracy as of the date when made of any of Chiron’s representations and warranties hereunder, or (b) the breach by Chiron of any of its obligations hereunder.

13.3       Indemnification Procedures. Any person seeking indemnity pursuant to this section (the “Indemnified Party”) shall notify the Party from whom indemnification is sought (the “Indemnifying Party”) in writing promptly upon becoming aware of any claim, threatened claim, damage, loss, suit, proceeding or

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liability (“Claim”) to which such indemnification may apply. Failure to provide such notice shall constitute a waiver of the Indemnifying Party’s indemnity obligations hereunder if and to the extent the Indemnifying Party is materially damaged thereby. The Indemnifying Party shall have the right to assume and control the defense of the Claim at its own expense. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnity Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred by the Indemnified Party after the assumption of the defense by the Indemnifying Party. If the Indemnifying Party does not assume the defense of the Claim, the Indemnified Party may defend the Claim; provided, that the Indemnified Party will not settle or compromise the Claim without consent of Indemnifying Party, which consent will not be unreasonably withheld. The Indemnified Party shall cooperate with Indemnifying Party and will make available to Indemnifying Party all pertinent information under the control of the Indemnified Party.

13.4       Waiver of Consequential or Punitive Damages. Notwithstanding anything to the contrary contained herein, in no event shall either party be liable to the other party for any special, incidental, consequential or punitive damages, including lost profits, whether any claim for such recovery is based upon theories of contract, negligence, or tort (including strict liability). Each party hereby waives for itself and its successors and assigns any and all claims for any special, incidental, consequential or punitive damages, including lost profits.

13.5       Insurance. Each Party shall obtain and maintain comprehensive general liability insurance, including product liability insurance, with a reputable and financially secure insurance carrier(s), to cover its activities under this Agreement.

ARTICLE 14
TERM, TERMINATION AND REMEDY FOR BREACH

14.1       Term. This Agreement is effective as of the date hereof and shall continue indefinitely unless terminated by either Party in accordance with the terms hereof.

14.2       Termination. The Parties agree that any termination of this Agreement shall be only in accordance with the termination provisions set forth in Section 14 of the Collaboration Agreement, which is hereby incorporated by reference herein.

14.3       Effect of Termination. The Parties agree that the effect of any termination of this Agreement shall be in accordance with the termination provisions set forth in Section 14 of the Collaboration Agreement.

14.4       Survivals. Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason shall be without prejudice to the

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rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Sections 8 (Intellectual Property), 10 (Confidentiality), 11 (Recall of Product), 12 (Representations and Warranties) and 13 (Indemnification and Insurance).

14.5       Remedy for Breach. The Parties agree that the sole remedies for breach under this Agreement shall be as set forth in Section 14 of the Collaboration Agreement which is hereby incorporated by reference herein.

ARTICLE 15
MISCELLANEOUS

15.1       Notices.

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to Chiron:

Chiron Behring GmbH & Co
Emil von Behring Strasse 76
35041 Marburg
Germany

Attention:  Business Development

Facsimile: 49 6421 39 5187

with a copy to:

Chiron S.p.A.
Via Fiorentina 1
53100 Siena
Italy

Attention:  Project Development
Facsimile: 39 0577 24 3085

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If to Rhein Biotech and GCVC:

GreenCross Vaccine Corporation
303 Bojung-Ri, Koosung-Eup
Yongin 449-770
Republic of Korea

Attention: Representative Director
Facsimile: 82 31 260 9012

with a copy to:

Rhein Biotech N.V.
Gaetano Martinolaan 95
6229 GS Maastricht
The Netherlands

Attention: CEO

Facsimile: 31 43 35 67 899

15.2      Entire Agreement. This Agreement and the Collaboration Agreement constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede any prior agreement whether written or oral.

15.3      Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party (collectively, “Events of Force Majeure”); provided, however, that the affected Party (i) shall immediately notify the other Party of the occurrence of any such Event of Force Majeure and (ii) shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed; and provided, further, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lockout or other labor difficulty, any investigation or proceeding by any governmental authority or any litigation by any third-party. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of six (6) months, the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within four (4) months of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual

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agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably possible, or (iv) to terminate this Agreement.

15.4      Assignment. This Agreement shall not be assignable in whole or in part by either Party without the prior written consent of the other Party. Each Party is, however, authorized to assign this Agreement in whole or in part to any of its Affiliates provided that the assigning Party promptly informs the other Party of the transfer of rights and obligations.

15.5      Waiver or Modification. This Agreement may not be amended, modified or supplemented except by a written instrument manually signed by all of the Parties hereto or thereto. No omission or delay on the part of either Party in requiring the due and punctual fulfillment by the other of any of the obligations hereunder shall constitute a waiver by the omitting or delaying Party of any of its rights to require such due and punctual fulfillment of any obligation hereunder, whether similar or otherwise, or a waiver of any remedy it may have hereunder or otherwise.

15.6      Severability. In the event any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

15.7      Dispute Resolution. The Parties agree that in the event of a dispute between them arising out of or in any way relating to this Agreement, the Parties shall undertake good faith efforts to resolve any such dispute in good faith. In the event the Parties shall be unable to resolve any such dispute, the matter shall be referred to the Chief Executive Officer of Chiron and the Chief Executive Officer of Rhein Biotech and GCVC for further review and resolution.

15.8      Governing Law and Arbitration. This Agreement is construed and shall be governed by, interpreted and enforced in accordance with the laws of England. In the event the Parties are unable to reach accord using the procedures specified in Section 15.7, such dispute shall be finally settled without recourse to the courts, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one arbitrator designated in conformity with those Rules. Arbitration shall be held in English in San Francisco, California if initiated by Rhein Biotech and GCVC and in Amsterdam, the Netherlands if initiated by Chiron. Either party may ask the competent tribunal to confirm an arbitration award or otherwise provide that it shall be enforceable.

15.9      Independent Contractors. The relationship between Chiron and Rhein Biotech and GCVC created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

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15.10    Absence of Existing Competition. Each of Rhein Biotech and GCVC represents and warrants to Chiron that, to the best of its knowledge and belief, neither of Rhein Biotech or GCVC nor any Affiliate of either Rhein Biotech or GCVC is presently engaged in the business of manufacturing, marketing or distributing the Product except as follows. Chiron represents and warrants to Rhein Biotech and GCVC that, to the best of its knowledge and belief, neither Chiron nor any Affiliate of Chiron is presently engaged in the business of manufacturing, marketing or distributing the Product.

15.11    Absence of Future Competition. Except as otherwise provided in this Agreement, each Party covenants and agrees that neither such Party nor any Affiliate of such Party (whether or not such Affiliate has accepted a sublicense hereunder and agreed to be bound by the terms hereof) nor shall any of their respective successors in interest engage in the business of developing, manufacturing, marketing or distributing any Product in the Field other than through Chiron and Rhein Biotech and GCVC, as contemplated by this Agreement, provided, however, that in the event the collaboration with respect to the Acellular Product is terminated pursuant to the terms of Section 2.5 of the Collaboration Agreement, then this Section 15.11 shall not apply to any acellular product in the Field.

15.12    Ethical Business Practices. Neither Party, nor any person employed by it or representing it, has ever made, offered, provided or authorized, and covenants that neither it, nor any person employed by it or representing it, will make offer provide or authorize, direct or indirectly, any payment or transfer of anything of value to any official, representative or employee of any government agency or instrumentality, any political party or officer thereof; or any candidate for public office for the purpose of influencing a decision by any of them in their official capacity, and no officer, director, partner, owner, principal, employee, or agent of either Party is an official or employee of a governmental agency or instrumentality or a government owned company in a position to influence action or a decision regarding the activities of such Party contemplated in this Agreement. Each Party covenants that it will inform the other, if and as soon as any person assumes such a position as an official or employee of a governmental agency or instrumentality or government owned company, while at the same time remaining an officer, director, partner, owner, principal, employee, or agent of such Party.

15.13    Change of Control. The Parties agree that the terms of Section 14.4(b) of the Collaboration Agreement apply mutatis mutandis to this Agreement and are hereby incorporated by reference herein.

15.14    Use of Name. No right, express or implied, is granted to either Party by this Agreement to use in any manner any trademark or trade name of the other Party including the names “Rhein Biotech and GCVC” and “Chiron” without the prior written consent of the owning Party.

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15.15    Joint and Several Liability.

(a)           Each of Chiron Behring and Chiron S.p.A. shall (i) be jointly and severally liable for the obligations of Chiron arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

(b)           Each of Rhein Biotech and GCVC shall (i) be jointly and severally liable for the obligations of Rhein Biotech and GCVC arising pursuant to the terms of this Collaboration Agreement and (ii) procure the performance by the other of all the obligations arising pursuant to the terms of this Collaboration Agreement.

15.16    Successors. Without prejudice to the provisions of Section 14.4(b) (Immediate Termination) of the Collaboration Agreement, this Agreement binds each of the Parties hereto and their respective successors.

15.16    Counterparts. This Agreement has been executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CHIRON BEHRING GMBH & CO		RHEIN BIOTECH N.V.

By:	/s/ John Lambert	By:	/s/ Jan Thio
Name:	John Lambert	Name:	Jan Thio
Title:	President, Chiron Vaccines	Title:	Business Director

		By:	/s/ Kees Moonen
CHIRON S.P.A.		Name:	Kees Moonen
		Title:	Legal Counsel

By:	/s/ John Lambert	GREENCROSS VACCINES
Name:	John Lambert	CORPORATION
Title:	President, Chiron Vaccines

		By:	/s/ Ton Kuiper
		Name:	Ton Kuiper
		Title:	Representative Director

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List of Schedules

Schedule A:	Definitions

Schedule B:	Minimum Contract Requirements

Schedule C:	Product Addendum

Schedule D:	Chiron Materials

Schedule E:	Rhein Biotech and GCVC Materials

Schedule F:	Loss Allowances

Schedule G:	Price Calculations

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SCHEDULE A

DEFINITIONS

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SCHEDULE A

DEFINITIONS

For the purposes of the Collaboration Documents the following words and phrases shall have the following meanings:

1.1         [***]

1.2         “Affiliate”, with respect to any person, means any company, entity, joint venture or similar business arrangement which is controlled by, controlling or under common control with such person, and shall include without limitation any company fifty percent or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by such person, and any company which owns or controls, directly or indirectly, fifty percent or more of such person.

1.3         “Allowable Expenses” means the fully burdened, fairly allocated direct and indirect costs and expenses incurred by either Party in connection with its activities under the Collaboration Documents, which shall include a reasonable depreciation of employed assets, as determined in accordance with the accounting methodologies set forth in Schedule F to the Collaboration Agreement; provided that such costs and expenses are contemplated by an Annual Plan and Budget approved in accordance with the provisions of Article 3 of the Collaboration Agreement; provided, however, that any depreciation and amortization associated with any capital expenditure prior to commercialization of the Product shall be treated as an Allowable Expense only to the extent that such expenses combined with the other R & D Expenses do not exceed [***] of the amount set forth in the Annual Plan and Budget for R & D Expenses. Allowable Expenses shall not include any (a) Excluded Expenses or (b) any allocation of general and administration expenses or any G&A Markup or (c) any Sales & Marketing Expenses.

1.4         “Annual Plan and Budget” means, with respect to any year, a plan for such year which shall include at least the following: planned research and development activities, including timeline and targeted milestones; planned manufacturing activities; and planned sales and marketing activities and which shall be prepared and approved in accordance with the terms of Section 3.2(a) to the Collaboration Agreement.

1.5         “Batch” shall mean a specific quantity of the Product comprising a number of units mutually agreed upon between Chiron and Rhein Biotech and GCVC, and that (a) is intended to have uniform character and quality within specified limits,

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and (b) is produced according to a single Manufacturing order during the same cycle of Manufacture.

1.6         “BLA” stands for biologic license application and means, with respect to any Product, any application filed with a Regulatory Agency for approval to market such Product in any jurisdiction.

1.7         “Bulk Chiron Material” means the bulk form of the Chiron Materials used as raw material in the Manufacture of the Product.

1.8         “Bulk Loss Allowance” means the allowances for losses of Bulk Chiron Material and Bulk Rhein Biotech and GCVC Material as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.9         “Bulk Rhein Biotech and GCVC Material” means the bulk form of the Rhein Biotech and GCVC Materials used as raw material in the Manufacture of the Product.

1.10      “Bulk Supply Agreement” means the bulk supply agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements thereto, a form of which is attached as Schedule J to the Collaboration Agreement.

1.11      “Certificate of Analysis” means the certificate of analysis confirming that the accompanying Product complies with the Product Specifications and cGMP.

1.12      “Chiron Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Chiron in accordance with the terms of the Collaboration Agreement.

1.13      “Chiron Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Chiron or persons obligated to assign their inventions to Chiron.

1.14      “Chiron Materials” means the materials described in Schedule D to the Collaboration Agreement and the additional biological materials, if any, which Chiron provides to Rhein Biotech and/or GCVC in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other substances (other than Rhein Biotech and GCVC Materials, which combination shall be deemed Collaboration Materials).

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1.15      “Chiron Purchase Order” means written orders from Chiron to Rhein Biotech and GCVC which shall specify (a) the quantity of the Product ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.16      “Chiron Purchase Price” means the price to be paid by Chiron to Rhein Biotech and GCVC for the Product in accordance with the terms of Section 5.2 of the Supply and Manufacturing Agreement.

1.17      “Chiron/Rhein Biotech and GCVC Joint Background Technology” means

(a)           all inventions, discoveries, procedures, processes, methods, data, information, results, trade secrets and know-how, whether patentable or otherwise, arising out of the Materials Transfer Agreement prior to the Effective Date; and

(b)           all patents and patent applications claiming such inventions and other technology; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications.

1.17      “Chiron Territory” shall have the meaning ascribed to it in Section 5.1(b) of the Collaboration Agreement.

1.18      “COGS” stands for cost of goods sold and shall have the meaning ascribed to it in Schedule F to the Collaboration Agreement.

1.19      “Collaboration” shall have the meaning ascribed to it in Section 2.1 of the Collaboration Agreement.

1.20      “Collaboration Agreement” means the collaboration agreement dated as of April 30, 2001 between Chiron and Rhein Biotech and GCVC and all schedules, amendments and supplements thereto.

1.21      “Collaboration and Development Plan” means the collaboration and development plan attached as Schedule H to the Collaboration Agreement.

1.22      “Collaboration Documents” means the Collaboration Agreement, the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.23      “Collaboration Inventions” shall have the meaning ascribed to it in the definition of Collaboration Technology.

1.24      “Collaboration Know-How” shall have the meaning ascribed to it in the definition of Collaboration Technology.

3

1.23      “Collaboration Materials” means the biological materials, if any, created in connection with the Collaboration, including, without limitation, any combination of the Chiron Materials and the Rhein Biotech and GCVC Materials, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression product thereof.

1.24      “Collaboration Technology” means:

(a)             all inventions arising from the activities of the parties under the Collaboration Agreement, including all Chiron Inventions, all Rhein Biotech and GCVC Inventions and all Joint Inventions (collectively, “Collaboration Inventions”);

(b)             all patents and patent applications relating to Collaboration Inventions; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications (collectively, “Collaboration Patents”); and

(c)             all scientific, engineering, economic, commercial or other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how arising from the activities of the Parties under the Collaboration Agreement, whether or not patentable (collectively, “Collaboration Know-How”).

1.25      “Confidential Information” shall have the meaning ascribed to it in Article 10 of the Collaboration Agreement.

1.26      “Contributed Chiron Technology” means:

(a)             all patents and patent applications Controlled by Chiron as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule B to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or sale of the Product by Rhein Biotech and GCVC would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

4

(b)             all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Chiron as of the Effective Date.

1.27      “Contributed Rhein Biotech and GCVC Technology” means:

(a)             all patents and patent applications Controlled by Rhein Biotech and GCVC as of the Effective Date that cover the Product, including without limitation, the patents and patent applications listed on Schedule C to the Collaboration Agreement; for these purposes a patent or patent application shall be deemed to “cover” the Product if the manufacture, use or sale of the Product by Chiron would infringe a claim in such patent or patent application but for the licenses contemplated hereby; all patents issued from such patent applications; and all reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models relating to such patents and patent applications; and

(b)             all unpublished scientific, engineering, economic, commercial and other technical data or information, research results, methods, processes, procedures, trade-secrets and know-how relating to the Product which are Controlled by Rhein Biotech and GCVC as of the Effective Date.

1.28      “Controls” or “Controlled” means possession of the right to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.29      “Current Good Manufacturing Practices” or “cGMP” means the good manufacturing practices required by each applicable regulatory authority at any time during the term of this Agreement for the manufacture and testing of pharmaceutical materials as applied solely to the Product.

1.30      “Effective Date” means the date of the Collaboration Agreement.

1.31      “Excluded Expenses” means any and all costs and expenses incurred in defending, settling or otherwise discharging any liability to a third party, including, without limitation, any employee of either Party or their Affiliates, based upon tortious acts.

5

1.32      “Extraordinary Items” means (i) any and all Losses incurred by either Party in connection with Third Party claims arising out of or relating to the manufacture, use, or sale of the Product, including, without limitation, product liability claims and claims based on the alleged infringement or misappropriation of intellectual property rights held by Third Parties; and (ii) any other extraordinary items which the Steering Committee determines are an appropriate deduction from Operating Profits.

1.33      “Field” means the field of pentavalent combination vaccines for pediatric use.

1.34      “Finance Committee” means the finance subcommittee established pursuant to the terms of Section 3.3 of the Collaboration Agreement.

1.35      “FTE” means the full time equivalent effort of one person who participates directly in the research and development activities of the Collaboration other than Third Party contractors determined in accordance with the terms of Section 3.2(d) of the Collaboration Agreement.

1.36      “G&A Markup” means any allocation of the Parties’ respective general and administration costs.

1.37      “IND” stands for investigational new drug, and means, with respect to any Product, the application filed with a Regulatory Agency in any jurisdiction for approval to conduct clinical studies of such Product in humans.

1.38      “Investment Plan” means the investment plan agreed by the Parties and attached to the Collaboration Agreement as Schedule L to the Collaboration Agreement.

1.39      “Joint Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented jointly by employees of Chiron (including persons obligated to assign inventions to Chiron) and employees of Rhein Biotech and GCVC (including persons obligated to assign inventions to Rhein Biotech and GCVC).

1.40      “Loss” means any loss, damage, liability, cost, deficiency, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys’ and expert witnesses’ fees, disbursements and expenses.

1.41      “Manufacture” or “Manufacturing” shall mean the formulation, filling, packaging, inspecting, labeling, and testing of the Product by Rhein Biotech and GCVC.

1.42      “Marketing Authorization”, with respect to any Product, means any approval granted by any Regulatory Agency to market such Product in any jurisdiction.

6

1.43      “Master Batch Record” means, with respect to each Product to be Manufactured hereunder, a formal set of instructions for the Manufacture of such Product.

1.44      “Material Breach” shall have the meaning ascribed to it in Section 14.3 of the Collaboration Agreement.

1.45      “Minimum Contract Requirements” means the quantity of the Product set forth in Schedule B to the Bulk Supply Agreement and Schedule B to the Manufacturing and Supply Agreement.

1.46      “Net Sales” means, with respect to either Party, the total gross sales or consideration for the Product charged to unaffiliated third parties, including without limitation, amounts invoiced for sales of the Product, less the Sales and Return Allowances, provided, however, that the selling Party may, at its option, allocate the Sales and Return Allowances based upon accruals estimated reasonably and consistent with such Party’s standard business practices; and provided further, however, that if the selling Party elects to utilize such accruals, actual deductions will be calculated and, if applicable, a “true-up” made, on an annual basis and to the extent the aggregate amount of such deductions is required under the terms of this Agreement to be allocated between countries, such allocation will be in the same proportion as gross sales of the Product realized in each country in the applicable period.

1.47      “Other Revenues” means any revenues arising out of Collaboration Technology other than Net Sales, including, without limitation, royalties or other amounts paid by Third Parties for licenses to Collaboration Technology.

1.48      “Parties” means Chiron and Rhein Biotech and GCVC and “Party” shall mean one of them.

1.49      “Product” means (a) the Whole Cell Product; and (b) to the extent of the Collaboration proceeding in accordance with the terms of Section 2.5 of the Collaboration Agreement, the Acellular Product.

1.50      “Product Addendum” means the addendum attached as Schedule C to the Bulk Supply Agreement and as Schedule C to the Manufacturing and Supply Agreement setting forth the Product Requirements, terms and presentations for each Product Manufactured under the Bulk Supply Agreement and the Manufacturing and Supply Agreement.

1.51      “Product Loss Allowance” means the allowances for losses of the finished Product as more specifically set forth in Schedule F to the Bulk Supply Agreement and the Supply and Manufacturing Agreement.

1.52      “Product Requirements” means the Product Specifications, the Master Batch Record and Rhein Biotech and GCVC’s SOPs.

7

1.53      “Product Specifications” means, with respect to the Product, the specifications and testing to be performed for the Bulk Chiron Material, the Bulk Rhein Biotech and GCVC Material, the Product and/or the stability program that are set forth in the Rhein Biotech and GCVC SOPs and the Master Batch Records. The Product Specifications include all tests that Rhein Biotech and GCVC are required to conduct or cause to be conducted as specified in the Collaboration and Development Plan. The Product Specifications my be modified from time to time only in accordance with the terms of the Collaboration Agreement.

1.54      “R&D Expenses” means Allowable Expenses incurred in connection with research and development of the Product, including, without limitation, manufacture of research and clinical supplies of the Product, determined in accordance with the terms of Section 4.2 of the Collaboration Agreement and with the accounting methodologies set forth in Schedule F to the Collaboration Agreement.

1.55      “Regulatory Agency” means the United States Food and Drug Administration or EMEA or the Korean Food and Drug Administration or any equivalent regulatory agency in any other jurisdiction.

1.56      “Released Executed Batch Record” means the completed batch record and associated deviation reports, investigation reports, and certificates of analysis created for each Batch of the Product.

1.57      “Residual Expenses” means, with respect to either Party, any Allowable Expenses which such Party incurs following any termination of the Collaboration Agreement and which such Party cannot reasonably eliminate.

1.58      “Rhein Biotech and GCVC Contract Requirements” means one hundred percent (100%) of the quantity of the Product sold and/or distributed by Rhein Biotech and GCVC in accordance with the terms of the Collaboration Agreement.

1.59      “Rhein Biotech and GCVC Inventions” means inventions arising from the activities of the parties under the Collaboration Agreement and invented solely by employees of Rhein Biotech and/or GCVC or persons obligated to assign their inventions to Rhein Biotech and/or GCVC.

1.60      “Rhein Biotech and GCVC Materials” means the materials described in Schedule E to the Collaboration Agreement and the additional biological materials, if any, which Rhein Biotech and GCVC provide to Chiron in connection with the Collaboration, together with (a) any part, progeny, mutant or hybrid thereof, (b) any nucleic acid or other genetic material therefrom, (c) any vector materials derived therefrom, and any progeny, derivatives or modifications of such vector particles, (d) any copy, complement or transcription or expression Whole Cell Product thereof, and (e) any combination of the foregoing with other

8

substances (other than Chiron Materials, which combination shall be deemed Collaboration Materials).

1.61                  “Rhein Biotech and GCVC Purchase Order” means written orders from Rhein Biotech and GCVC to Chiron which shall specify (a) the quantity of the Bulk Chiron Material ordered, (b) shipping instructions, (c) delivery dates, and (d) delivery destinations.

1.62                  “Rhein Biotech and GCVC Purchase Price” means the price to be paid by Rhein Biotech and GCVC to Chiron for the Bulk Chiron Material in accordance with the terms of Section 5.2 of the Bulk Supply Agreement.

1.63                  “Rhein Biotech and GCVC Territory” shall have the meaning ascribed to it in Section 5.1 of the Collaboration Agreement.

1.64      “Sales & Marketing Expenses” means the following sales and marketing expenses for the Product including:

(i)                               Costs associated with sales representatives such as compensation, benefits, travel, supervision and training of sales representatives, sales meetings and other sales expenses.

(ii)                            Direct costs of marketing, promotion, advertising, professional education, product related to public relations, relationships with opinion leaders and professional societies, market research and other similar activities.

1.65      “Sales and Return Allowances” means the following sales and return allowances as determined under US GAAP:

(a)                            normal and customary trade and/or quantity discounts;

(b)                           returns, rebates, credit for product defects actually;

(c)                            to the extent separately stated on purchase orders and invoices or other documents of sale and actually taken:

(i)                         imported and export duties;

(ii)                      excise, sales or use taxes;

(iii)                   value added taxes, and other governmental charges; and

(d)                           transportation, transit and insurance for transportation, each to the extent separately invoiced and paid by the selling Party.

1.66                  “SOPs” mean standard operating procedures for the Manufacture of the Product which shall be reviewed by both Parties.

1.67                  “Steering Committee” shall have the meaning ascribed to it in Article 3 of the Collaboration Agreement.

1.68                  “Supply and Manufacturing Agreement” means the supply and manufacturing agreement dated as of the date of the Collaboration Agreement between Chiron and Rhein Biotech and GCVC, and all schedules, amendments and supplements

9

thereto, a form of which is attached as Schedule K to the Collaboration Agreement.

1.69                   “Termination Products” means the Whole Cell Product and the Acellular Product, if any, included within the Collaboration in accordance with the provisions of Section 2.1 to the Collaboration Agreement prior to the termination, if any, of the Collaboration Agreement.

1.70                   “Territory” means the Chiron Territory and/or the Rhein Biotech and GCVC Territory, as the case may be.

1.71                   “Testing Standards and Procedures” means, with respect to each Product Manufactured hereunder, the written standards and procedures for evaluating compliance with the applicable Product Specifications, as mutually agreed upon in writing by Chiron and Rhein Biotech and GCVC.

1.72                   “Third Party” means any person or entity other than the Parties and their respective Affiliates.

1.73                   “Third Party Royalties” means all royalties either Party is obligated to pay based on the manufacture, use or sale of any Product under (a) agreements in effect as of the Effective Date, all of which agreements are identified in Schedule G to the Collaboration Agreement, or (b) agreements contemplated at the Effective Date and referred to in Schedule G to the Collaboration Agreement, or (c) agreements entered into after the date hereof and not referred to in Schedule G to the Collaboration Agreement, provided that such agreements are approved by the Steering Committee in accordance with Article 3 of the Collaboration Agreement.

1.74                   “Transfer Price” means the transfer price set in accordance with the terms of the Collaboration Agreement and calculated in accordance with the formula indicated in Schedule G to the Bulk Supply Agreement and Schedule G to the Supply and Manufacturing Agreement.

1.75                   “Unit” shall mean one individually packaged unit of the final Product, including, without limitation, one or more doses of the Product in a vial or uniject, all as specified in the applicable Product Addendum.

1.76                   “Whole Cell Product” means the whole cell pentavalent liquid combination vaccine for pediatric use DTwP-Hib-HBV for protection against Diptheria, Tetanus, Pertussis, Haemophilus Influenza type b and Hepatitis B.

10

SCHEDULE B

MINIMUM CONTRACT REQUIREMENTS

[***]

SCHEDULE C

PRODUCT ADDENDUM

[TO BE AGREED PURSUANT TO SECTION 2.3 OF THIS AGREEMENT]

21

SCHEDULE D

CHIRON MATERIALS

22

Chiron Material

1.             DIPHTHERIA TOXOID

Diphtheria toxoid is manufactured according to WHO Requirements (TRS 800, 1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

23

1.1          SPECIFICATIONS AND ROUTINE TESTS

1.1.1  Specifications

The specifications for the Diphtheria Toxoid Concentrate (without preservative) are indicated in the following table.

Specifications for the Diphtheria Toxoid Concentrate (without preservative)

[***]

1.1.2  Test methods

pH

The pH is determined by the potentiometric method, according to Eur. Ph.

Nitrogen

[***]

24

[***]

Toxoid content

[***]

Sulphate

[***]

Formaldehyde

[***]

Sodium chloride

[***]

Sterility

[***]

25

Absence of diphtheria toxin

[***]

Reversion to toxicity

[***]

26

2.             TETANUS TOXOID

Tetanus toxoid is manufactured according to WHO Requirements (TRS 800, 1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

27

2.1          SPECIFICATIONS AND ROUTINE TESTS

2.1.1  Specifications

The specifications for the Tetanus Toxoid Concentrate (without preservative) are indicated in the following table.

Specifications for the Tetanus Toxoid Concentrate (without preservative)

[***]

2.1.2  Test methods

pH

The pH is determined by the potentiometric method, according to Eur. Ph.

Nitrogen

[***]

28

[***]

Toxoid content

[***]

Sulphate

[***]

Formaldehyde

[***]

Sodium chloride

[***]

Sterility

[***]

29

Absence of tetanus toxin

[***]

Reversion to toxicity

[***]

30

3.             PERTUSSIS CONCENTRATE

Pertussis concentrate is manufactured according to WHO Requirements (TRS 800,1990) and complies with the requirements of the Eur. Ph.

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

31

3.1          SPECIFICATIONS AND ROUTINE TESTS

3.1.1  Specifications

The specifications for the Pertussis Concentrate are indicated in the following table.

Specifications for the Pertussis Toxoid Concentrate

[***]

3.1.2  Test methods

Agglutinogens

[***]

pH

[***]

Thiomersal

[***]

32

EDTA

[***]

Sterility

[***]

Turbidity

[***]

4.             CRM-HIB GLYCOCONJUGATE

[***]

4.1          SPECIFICATIONS AND ROUTINE TESTS

4.1.1           Specifications

The specifications for the CRM-Hib Glycoconjugate are indicated in the following tables.

Specifications for the Glicoconjugate CRM-Hib Bulk concentrate

[***]

4.1.2           Test methods

Hib Identity

[***]

CRM Identity

[***]

Protein content - micro BCA method

[***]

Free Saccharide (by Ribitol)

[***]

[***]

Sterility

[***]

Endotoxin content (LAL chromogenic kinetics method)

[***]

Endotoxin/Saccharide

[***]

Degree of glycosilation (saccharide/protein)

[***]

kD

[***]

Total Saccharide (Ribose content)

[***]

SCHEDULE E

RHEIN BIOTECH AND GCVC MATERIALS

23

Rhein Biotech and GCVC Material

Formaline treated Hepatitis B surface antigen solution

Hepatitis B vaccine is manufactured according to Minimum Requirement for Biologics of KFDA and WHO Requirements (TRS No. 760, 1987)

All process steps with regard to the manufacture and control of this antigen are undertaken at:

[***]

1.             SPECIFICATION AND ROUTINE TESTS

1.1 Specifications

The specifications for the Hepatitis B vaccine derived from Hansenula polymorpha are indicated in the following tables.

Specifications for the HBV Bulk concentrate.

[***]

1.2          Test methods

Polysaccharide content

[***]

Lipid content

[***]

Formaldehyde content

[***]

DNA content

[***]

Agents for purification process

Tween 20

[***]

CsCI

[***]

Protein content

[***]

Antigenic identity

SDS PAGE

[***]

Western blot

[***]

HPLC

[***]

Sterility

[***]

HBsAg content

[***]

Pyrogenicity

[***]

SCHEDULE F

LOSS ALLOWANCES

Bulk Loss Allowances

The initial Bulk Loss Allowances are set forth in the attached signed version of this Schedule F as points one and two beneath the table.

Product Loss Allowances

The Product Loss Allowances are set forth in the table in the attached signed version of this Schedule F.

Schedule E: Bulk loss allowances

[***]

[SIGNATURE BLOCKS]

SCHEDULE G

PRICE CALCULATIONS

25

SCHEDULE G

TO SUPPLY AND

MANUFACTURING AGREEMENT

Transfer Pricing

1.             Definitions

Capitalized terms used in this Schedule but not defined herein shall have the meanings ascribed to them in Schedules A and F of the Collaboration Agreement. The following words and phrases shall have the following meanings:

“Actual Average Foreign Exchange Rate” means the average of the monthly exchange rates quoted by the New York branch of the United States Federal Reserve Bank.

“Actual Average Net Sales Price” means the actual weighted average Net Sales price per Unit for the Product invoiced to all unaffiliated third parties in the Territory.

“Actual Chiron Cost of Goods Sold” means the actual Cost of Goods Sold of the Chiron Antigen costs per Unit of the Product.

“Actual Cost of Goods Sold” means the actual Cost of Goods Sold per Unit.

“Actual Gross Margin” means the Actual Average Net Sales Price minus the Actual Cost of Goods Sold.

“Actual Rhein Biotech and GCVC Cost of Goods Sold” means the actual Cost of Goods Sold of the Rhein Biotech and GCVC Antigen and the blending, filling, and packaging costs per Unit of the Product.

“Additional Payment Report” means the written report provided by Chiron to Rhein Biotech and GCVC detailing the additional payment, if any, required to be made to Rhein Biotech and GCVC for differences between the Actual Average Net Sales Price and the Projected Average Net Sales Price. This report shall be prepared by Chiron and delivered to Rhein Biotech and GCVC in the format and within the timing described in the Accounting Methodologies Schedule F to the Collaboration Agreement.

“Antigen” means a Chiron Antigen and/or a Rhein Biotech and GCVC Antigen as the context may require.

“Chiron Antigen” means each antigen referred to in Schedule D to the Collaboration Agreement.

“Cost of Goods Sold” shall have the meaning ascribed to it in Schedule F (Accounting Methodologies) to the Collaboration Agreement.

“Cost of Goods Sold Report” means the written report detailing the Actual Rhein Biotech and GCVC Cost of Goods Sold and the Projected Rhein Biotech and GCVC Cost of Goods Sold and the Actual Chiron Cost of Goods Sold and Projected Chiron Cost of Goods Sold These reports shall be prepared in the format and within the timing described in accordance with the Accounting Methodologies Schedule F of the Collaboration Agreement.

“GAVI Actual Average Net Sales Price” means the Actual Average Net Sales Price per Unit of the Product invoiced to the Global Alliance for Vaccines and Immunization (“GAVI)”.

“GAVI Projected Average Net Sales Price” means the best estimate of the weighted average Net Sales price per Unit of the Product invoiced to the Global Alliance for Vaccines and Immunization (“GAVI”).

“Gross Margin Report” means the written report provided to Rhein Biotech and GCVC by Chiron which shall include in reasonable detail the Actual Gross Margin, the Projected Gross Margin, Actual Average Net Sales Price, applicable Projected Average Net Selling Price, Projected Cost of Goods Sold, Actual Cost of Goods Sold Actual Foreign Exchange Rate, Projected Foreign Exchange Rate and actual number of doses sold by month. This report shall be prepared by Chiron and delivered to Rhein Biotech and GCVC in the format and within the timing described in the Accounting Methodologies Schedule F of the Collaboration Agreement.

“Indicative Tender” means the last major tender or request won or lost in the Public Market that the Parties agree may be reasonably expected to establish the price per dose for subsequent tenders or requests.

“Initial Period” means the period from the date of the first sale of the Product in the Territory to December 31 of such calendar year.

“Initial Period Transfer Price” means the transfer price for the Initial Period as calculated in accordance with the terms of Section 2(a) of this Schedule G.

Initial Shipment Transfer Price means the Projected Rhein Biotech and GCVC Cost of Goods Sold per Unit for the initial shipment of the Product.

“Market Condition Change” means an unexpected change in market conditions beyond Chiron’s control for the Public Market where an Indicative Tender has occurred and the for the Private Market where the Actual Average Net Sales Price for a period of three consecutive months is Substantially Different from the Projected Average Net Sales Price for such three months.

“Maximum Cost of Good Sold” means the Cost of Good Sold estimate agreed to by the Steering Committee pursuant to Section 2(b) or Section 3(b) hereof plus [***].

“Maximum Projected Average Net Sales Price” is [***] of the Projected Average Net Sales Price to be used in the calculation of the Projected Gross Margin and corresponding Transfer Price.

“Minimum Projected Average Net Sales Price” means the minimum Projected Average Net Sales Price which minimum shall not be less than the initial agreed to GAVI Projected Average Net Sales Price.

“Net Sales” shall have the meaning ascribed to in Schedule F (Accounting Methodologies) to the Collaboration Agreement

“Private Market” shall mean the market the Product in the Territory other than Public Market and Supranational Market.

“Projected Average Net Sales Price” means the best estimate of the weighted average Net Sales price per Unit of the Product invoiced to unaffiliated third parties in the Territory as agreed by the Parties in good faith.

“Projected Forward Foreign Exchange Rate” means the projected forward foreign exchange rate used to convert the local currency used into US Dollars. This rate is the best estimate of the average foreign exchange rate for the relevant period as agreed by the Parties in good faith.

“Projected Gross Margin” means the Projected Average Net Sales Price minus the Projected Cost of Goods Sold.

“Projected Rhein Biotech and GCVC Cost of Goods Sold” is defined as the estimated Cost of Goods Sold of the Rhein Biotech and GCVC Antigen and the blending, filling and packaging costs of the Product as set forth in Annex A hereto.

“Public Market” shall mean the market for the Product directly derived from any tender or requests funded by any provincial and/or federal authority in the Territory excluding the Supranational Market.

“Rhein Biotech and GCVC Antigen” means each antigen referred to in Schedule E to the Collaboration Agreement.

“Subsequent Period” means each twelve month period following the Initial Period.

“Subsequent Period Transfer Price” means the transfer price for the Subsequent Period as calculated in accordance with the terms of Section 3(a) of this Schedule G.

“Substantially Different” means a [***] increase or decrease.

“Supranational Market” shall mean the market for sales of the Product to institutions such as the Global Alliance for Vaccines and Immunization (“GAVI”), the World Health Organization (“WHO”), the Pan American Health Organization (“PAHO”), the United Nations Children’s Fund (“UNICEF”) and any similar organization operating on a worldwide basis.

“Transfer Price” means the Initial period Transfer Price and each Subsequent Period Transfer Price.

2.            Initial Period Transfer Price Calculation

(a)         Calculation of the Initial Period Transfer Price. The transfer price for the Product will be fixed and remain in force for a six month period prospectively. The Transfer Price for the Product for the Initial Period shall be calculated on per Unit basis by (i)   multiplying the Projected Gross Margin for the Initial Period by [***] and (ii) adding to such amount the Projected Rhein Biotech and GCVC Cost of Goods Sold for the Initial Period provided however that the Transfer Price for the initial shipment of the Product shall be set forth in Section 2(d) below.

(b)         Setting of the Initial Period Transfer Price. The Steering Committee shall agree on the Initial Period Transfer Price and all components thereof except as set forth in Section 2 (d) below (i) with respect to the Initial Period Transfer Price for the first six month portion of the Initial Period, to the extent applicable, no later than two months before the beginning of the Initial Period, and (ii) with respect to the Initial Period Transfer Price for any subsequent portion of the Initial Period, no later than the end of the fourth month of the first six month portion of the Initial Period provided, however, that if the Parties fail to agree to a Transfer Price pursuant to this Section 2 (b) (ii) such Transfer Price will be determined by applying the prior actual results as follows:

The Actual Average Net Sales Price will be (i) for the Public Market based on the tender price for the last Indicative Tender and (ii) for the Private Market based on the Actual Average Net Sales Price of the last two months of the preceding six month period of the Initial Period. The Actual Chiron Cost of Goods Sold, Actual Rhein Biotech Cost of Goods Sold, and the Actual Average Foreign Exchange Rate will be based on the average of last two months of the preceding six month period of the Initial Period.

With respect to the setting of the Cost of Goods Sold per Unit, each Party will update the initial Cost of Goods Sold per Unit estimate exchanged between the Parties. This updated estimate will include Cost of Goods per Unit details (see Annex B to Schedule F (Accounting Methodologies) to the Collaboration Agreement) including the cost per dose of each antigen, the blending, filling, finishing, and Third Party Royalty amounts. The previously listed details will be reported for the then current capacity of each Party’s manufacturing facilities and for each step of increased capacity up to the agreed capacity necessary to complete [***] units of the Product.

Each party initially shall have the right to audit the other prior to the Steering Committee agreeing the Initial Period Transfer Price. If the results of such audit would result in a change of [***] then the Cost of Good Sold per Unit as determined by the audit, will be the resulting Cost of Goods Sold per Unit used in determining the Transfer Price. Each such Initial Period Transfer Price shall be fixed and subject to change only in accordance with the provisions of Section 2(c) below.

(c)        Market Condition Change. In the event of the occurrence of a Market Condition Change in the Public Market and/or Private Market, then Chiron and Rhein Biotech and GCVC shall confer regarding a possible adjustment to the Projected Average Net Sales Price in the relevant Public or Private Market for the relevant period and the resulting adjustment to the Initial Period Transfer Price. Any such adjusted Projected Average Net Sales Price and Initial Period Transfer Price shall apply prospectively with respect to all calculations in connection with all Product shipped by Chiron during remainder of the relevant portion of the Initial Period. Only two such adjustments for each of the Public and Private Markets to the Initial Period Transfer Price may be made during the Initial Period, and only one may be made during the first six months, to the extent applicable, of the Initial Period and only one during the second six months, if any, of the Initial Period.

(d)        Initial shipment of Product Transfer Price The initial shipment of Product from Rhein Biotech and GCVC to Chiron will be at the Initial Shipment Transfer Price. The maximum number of Units that may be included in the initial shipment at the initial Shipment Transfer Price shall be calculated by taking the amount of US Dollars [***] divided by the per Unit fully burdened Initial Period Transfer Price determined in Section 2 (a) above. Only the Initial Shipment of Product will be at the Initial Shipment Transfer Price. All subsequent shipments during the Initial Period will be at the full Transfer Price detailed in Section 2 (a).

Notwithstanding the use of the Initial Shipment Transfer Price, It is understood by the Parties that while the Transfer Price for initial shipment of Product is set at the Initial Shipment Transfer Price that Rhein Biotech and GCVC will recover its full Transfer Price including the profit element as determined in Section 2 (a) (i) above through the Initial Period Additional Payment mechanism set forth in Section 7.

On or before the date of the initial shipment of Product to Chiron from Rhein Biotech and GCVC, Chiron shall provide to Rhein Biotech and GCVC an “On Demand” bank guarantee from ABN AMRO Bank N.V. or other such Internationally recognized bank in the United States in the amount of the additional payment calculated in accordance with Section 7 (a). Rhein Biotech and GCVC shall have the right to demand payment of the guarantee on the date which is nine months from the date of the initial shipment of Product from Rhein Biotech and GCVC to Chiron.

Payment for the additional payment for the initial shipment of Product to Chiron by Rhein Biotech and GCVC set forth in Section 7 (a) will be due on the earlier of:

(a)       60 days after the end of the calendar quarter where sales of the relevant Product were made or

(b)      nine (9) months from shipment of the Product from Rhein Biotech and GCVC to Chiron.

3.            Subsequent Period Transfer Price Calculation

(a)  Calculation of the Subsequent Period Transfer Price. The Transfer Price for the Product will be fixed and remain in force for a six month period prospectively The Transfer Price for the Product each Subsequent Period shall be calculated on a per Unit basis by (i) multiplying the Projected Gross Margin for the relevant Subsequent Period as agreed upon in Section 3(b) below by [***] and (ii) adding to this amount the Projected Rhein Biotech and GCVC Cost of Goods Sold for such period.

(b)  Setting of the Subsequent Period Transfer Price. Chiron shall provide Rhein Biotech and GCVC with a Gross Margin Report within the timelines and in the format described in Schedule F (Accounting Methodologies) to the Collaboration Agreement. Based on the information in such Gross Margin Report and on the information in the Cost of Goods Sold Report, the Steering Committee shall agree on a Projected Gross Margin, the Projected Rhein Biotech and GCVC Costs of Good Sold, and the Projected Forward Foreign Exchange Rates for the Subsequent Period to be applied in calculating the relevant Subsequent Period Transfer Price.

The Steering Committee shall set the Subsequent Period Transfer Price for the first six months of the first Subsequent Period at the beginning of the final month of the Initial Period. Thereafter, the Subsequent Period Transfer Price shall be set by the Steering Committee once every six months using the same methodology. Each Subsequent Period Transfer Price shall be fixed for the relevant six month period and shall be subject to change only in accordance with the provisions of Section 3(c) below provided, however, if the parties fail to agree to a Transfer Price pursuant to this section 2 (b)

the Transfer Price will be determined by applying the prior actual results as follows.: The Actual Average Net Sales Price will be (i) for the Public Market based on the tender price for the last Indicative Tender and (ii) for the Private Market based on the Actual Average Net Sales Price of the last two months of the preceding six month period of the Initial Period. The Actual Chiron Cost of Goods Sold, Actual Rhein Biotech Cost of Goods Sold, and the Actual Average Foreign Exchange Rate will be based on the average of last two months of the preceding six month period of the Subsequent Period.

With respect to the setting of the COGS per unit, each Party initially shall have the ongoing right to audit the other prior to the Steering Committee agreeing the Subsequent Period Transfer Price. Each such Subsequent Period Transfer Price shall be fixed and subject to change only in accordance with the provisions of Section 3 (c) below.

(c)                    Market Condition Change. In the event of the occurrence of a Market Condition Change in the Public Market and/or Private Market, then Chiron and Rhein Biotech and GCVC shall confer regarding a possible adjustment to the Projected Average Net Sales Price in the relevant Public or Private Market for the relevant period and the resulting adjustment to the Subsequent Period Transfer Price. Any such adjusted Projected Average Net Sales Price and Subsequent Period Transfer Price shall apply prospectively with respect to all calculations in connection with all Product shipped by Chiron during the remainder of the relevant portion of such

Subsequent Period. Only two such adjustments for each of the Public and Private Markets to the Subsequent Period Transfer Price may be made during each Subsequent Period, and only one may be made during the first six months of each Subsequent Period and only one during the second six months of each Subsequent Period.

4.           Maximum Projected Average Net Sales Price

The Projected Average Net Sales Price used in calculating the Projected Gross Margin and corresponding Transfer Price will not exceed the Maximum Projected Average Net Sales Price. It is understood that the Maximum Projected Average Net Sales Price is intended in part to ensure a fair and reasonable return to Chiron for having assumed the risks and borne the costs associated with distributing the Product in the Chiron Territory and accordingly shall apply regardless of the Projected Average Net Sales Price for any period.

5            Minimum Projected Average Net Sales Price

Notwithstanding anything to the contrary contained in this Agreement, the Projected Average Net Sales Price for the Product shall not be less than the Minimum Projected Average Net Sales Price unless the Parties meet, confer and agree on a different Projected Average Net Sales Price. Chiron will use its reasonable efforts to procure that the Actual Average Net Sales Price will not be lower than the GAVI Actual Average Net Sales Price to which a premium will be added which will be limited to the relevant volumes. A minimum premium of [***] is suggested. [***]. The Steering Committee will review the Minimum Projected Average Net Sales Price on a regular basis.

Notwithstanding the above stated Minimum Projected Average Net Sales Price the Parties agree in the event the Actual Average Net Sales Price for three consecutive months is less than the Minimum Projected Average Net Sales Price, the Parties shall meet and agree in good faith a revised Minimum Projected Average Net Sales.

6             Currency Translation

The Transfer Price shall be expressed in U.S. Dollars. The Projected Average Net Sales Price, Projected Cost of Goods Sold and Projected Gross Margin shall be converted in each case to U.S. Dollars based on the relevant Projected Forward Foreign Exchange Rate. The Actual Average Net Sales Price, Actual Cost of Goods Sold and Actual Gross Margin on the basis of which any Transfer Price is calculated, shall be converted to U.S. Dollars at the average foreign exchange rate quoted by the New York Branch of the Federal Reserve Bank’s daily afternoon rate for the relevant quarter for which such Transfer Price is calculated.

7              Initial Period Additional Payments

The Actual Average Selling Price shall be the basis for establishing the final Transfer Price. If the Actual Average Net Sales Price is less than the Initial Shipment Transfer Price or the Projected Average Net Sales Price, as applicable, no adjustment shall be made

For the Initial Period, the additional payment, if any, each calendar quarter for all sales in such quarter shall be calculated for the relevant quarter

(a)   (a) for the initial shipment of Product,

by (i) taking the Actual Average Net Sales Price from Public and Private Market user sales less the Initial Shipment Transfer Price (ii) multiplying that figure by the number of Units shipped during the initial shipment and (iii) multiplying the previous result by [***]. The applicable Initial Shipment Transfer Price to be used in this calculation will be based on the price used when the Units were shipped to Chiron from Rhein Biotech and GCVC on a first-in, first-out (“FIFO”) basis.

(b)   (b) for all other shipments of Product other than the initial shipment of Product,

by (i) taking the Actual Average Net Sales Price from Public and Private Market user sales less the Projected Average Net Sales Price (ii) multiplying that figure by the number of Units shipped during the relevant quarter and (iii) multiplying the previous result by [***]. The applicable Projected Average Net Sales Price to be used in this calculation will be based on the price used when the Units were shipped to Chiron from Rhein Biotech and GCVC on a first-in, first-out (“FIFO”) basis.

8.           Subsequent Period Additional Payments

The Actual Average Selling Price shall be the basis for establishing the final Transfer Price. If the Actual Average Net Sales Price is less than the Projected Average Net Sales Price, no adjustment shall be made.

For the Subsequent Periods, the additional payment, if any, each calendar quarter for all sales in such quarter shall be calculated for the relevant quarter

(a) for all shipments of Product,

by (i) taking the Actual Average Net Sales Price from Public and Private Market sales less the Projected Average Net Sales Price. (ii) multiplying that figure by the number of Units shipped during the relevant quarter and (iii) multiplying the previous result by [***]. The applicable Projected Average Net Sales Price to be used in this calculation will be based on the price used when the Units were shipped to Chiron from Rhein Biotech and GCVC on a FIFO basis.

9.         Reports

(a)  Gross Margin Report

The first Gross Margin Report shall cover the first three(3) months of actual results and the following three (3) months of forecasted results of the Initial Period and each subsequent report shall cover the subsequent six (6) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Gross Margin Report is to report actual results for the reporting period and also to assist in determining the Transfer Price for the next six (6) month period.

(b)  Cost of Goods Sold Report

The first Cost of Goods Sold Report shall cover the first three (3) months of actual results and the following three (3) months of forecasted results of the Initial Period and each subsequent report shall cover the subsequent six (6) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Cost of Goods Sold Report is to report actual results and to assist in preparing the Gross Margin Report.

(c)  Additional Payment Report

The first Additional Payment Report shall cover the first three (3) months of actual results of the Initial Period and each subsequent report shall cover the subsequent three (3) months until the end of the term of the agreement. The Parties will meet and confer as how to coordinate the reporting so that it is consistent with a Calendar Year.

The purpose of the Additional Payment Report is to determine the additional payment, if any, required to be made to Rhein Biotech and GCVC for the three (3) month period.

10.       [***]

SCHEDULE L

Investments for the Penta-valent projects

Major assumption: All regulatory activities related to the investments need to be considered in the development masterplan (regulatory time-bar).

Investments Rhein Biotech / GCVC

1)             Capacity assumptions

•                  According to business scenario 3b and optimistic [***]

•                  Current capacity in Korea is [***] doses for bulk, fill and finish [***]

This capacity will remain as mono presentation related and cannot be considered in the penta calculation.

•                  Investment calculations for [***] doses and [***] doses (scenario 3b [***])

•                  Presentations 30% vials (of which 50% with syringe and 50% without) and 70% uniject.

2)             Investment planning assumptions:

All current calculations are based on conceptual studies with an accuracy of +/- [***] (on investment costs) and based on QC and manufacturing process steps as per status of signing of this contract, (Additional KFDA requests with regard to any of the antigens delivered are not known and therefore not taken into account).

3)             The following investments have been reviewed and agreed upon to be reasonable:

A)          QC/Animal Facility

approximately [***] Euro

assumptions: only release tests on final pentavalent product and the base line mono quantities have been considered. One time investment in existing facility, to cover full capacity up to [***] doses (penta)

B)            HBV-bulk investment

Combination of remoddeling and bottle neck compensation to cover the [***] (GCVC) [***] needs per year in [***] weeks. One time investment in existing facility, to cover full capacity up to [***] doses (penta). Estimate [***]

C)            Development related investments [***] Euro

Upgrading of the existing pilot facility and the existing formulation, filling and finishing installations in order to supply the:

pre clinical penta material

clinical penta material (3 batches)

phase 3 penta material

Manufacturing consistency batches

D)           Formulation/filling/finishing/packaging investments (over all investment [***] in first phase and [***] in total):

Assumptions:

*       One new building for all productlines. Building shell and infrastructure as one time investment.

*       split into [***] product line and [***] lines

*       I [***] compactline (formulation >> packaging) [***] per minute

([***] vpm x [***]% x [***] minutes x [***]hours per day x [***] weeks = [***] doses)

(capacity expansion by extending working cycle as reserve)

Line cost [***]

*       [***] Two step investment to cover [***] doses with [***] and extending with [***] up to [***] doses. [***] doses per line

([***] upm x [***] x [***] x [***] hours per day x [***] days x [***] weeks)

[***] per line

E)             Coldroom facility for new finishing facility [***]

Investments of Chiron Vaccines:

1)             Capacity assumptions

•                  According to business scenario 3b and optimistic [***]

•                  Current capacities are as follows:

T bulk capacity >> above [***] available for project

D and wP bulk capacity [***] doses available for Penta formulation

•                  Maximum capacity investment plans are based on existing Chiron Vaccines Operations Strategy and Investment plans.

•                  According to current development plan for the DTwP pentavalent the “cleaned up” D [***] for the DtaP pentavalent combo the new [***] Process for D are foreseen.

2)             Investment planning assumptions:

All current calculations are based on conceptual studies with an accuracy of [***] (on investment costs) and on aP realisation under Chiron Vaccines control.

3)             The following investments have been reviewed and agreed upon to be reasonable:

A) Expansion of D/wP facility (FDA approved)

Approximately [***]

from [***] to [***] dose (technical measures, like [***]) step to [***] poses by expanded working time.

B) Hib related investments

Approximately [***]. Capacity approx [***] doses in a 2 step approach. Initially [***] doses with [***]. Step 2: [***] for approx another [***] dose. Current planning based on greenfield with existing site infrastructure, designed as multi purpose facility for poly-sacharides.

To go up from [***] to [***] doses detailed planning have to be initiated, including the existing poly-sacharrides facilities in [***]. This will depend on the market needs for the other poly-sacharrides, and therefore from Chiron Vaccines side not yet planned. The order of magnitude for a potential upgrade would be around [***].

C) [***]

The timeschedules for individual project-commitment and spending are attached to this schedule.

Marburg, 22 March 2001

Thomas Lingelbach	/s/ Thomas Lingelbach

Richard Holslag	/s/ Richard Holslag